As filed with the Securities and Exchange Commission  February 13, 2015

Registration Statement No. 333- 200918

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

A mendment No. 1

to

 FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IEG Holdings Corporation

(Exact name of registrant as specified in its charter)

Florida	6141	65-0888146
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6160 West Tropicana Ave, Suite E-13

Las Vegas, NV 89103

(702) 227-5626

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul Mathieson

Chief Executive Officer

6160 West Tropicana Ave, Suite E-13

Las Vegas, NV 89103

(702) 227-5626

(Name, address and telephone number of agent for service)

With copies to:

Laura Anthony, Esq.

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Phone: (800) 341-2684

Approximate date of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [  ]

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X] (Do not check if a smaller reporting company)	Smaller reporting company	[ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value $0.001 per share, by Selling Stockholders	183,175,591	(1)	$0.50	(2)	$91,587,795.50	$10,642.50

(1)	Represents shares offered for resale by certain selling stockholders.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED FEBRUARY 13, 2015

183,175,591 Shares

IEG Holdings Corporation

Common Stock

This prospectus relates to the resale of up to 183,175,591 shares of our common stock by the selling stockholders named in this prospectus. This prospectus may be used by the selling stockholders named herein to resell, from time to time, those shares of our common stock included herein. For information about the selling stockholders see “Principal and Selling Stockholders” on page 29. Our common stock is presently quoted on the Pink Current Information tier of the OTC Markets Group, Inc. under the trading symbol “IEGH”. On February 10, 2015 , the last sale price of our common stock as reported by the OTC Markets was $0.45 per share with respect to an insignificant volume of shares .

We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. The selling stockholders will sell their shares at a fixed price of $0.50 per share; provided, however, that (i) if and when our common stock is quoted on the OTCQB Marketplace or the OTCQX Marketplace, or is traded on The Nasdaq Stock Market, Inc. (“Nasdaq”) or another exchange, the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices; and (ii) to the extent that we effect a reverse stock split after the date of this prospectus, the per share fixed price of the selling stockholders’ shares offered hereby will be adjusted in accordance with the reverse stock split ratio. See “Determination of Offering Price” and “Plan of Distribution.”

The selling stockholders, and any participating broker-dealers, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock. We will be responsible for all fees and expenses incurred in connection with the preparation and filing of the registration statement of which this prospectus is a part; provided, however, that we will not be required to pay any underwriters’ discounts or commissions relating to the securities covered by the registration statement.

We are an “emerging growth company” as defined in the Securities and Exchange Commission (“SEC”) rules and we will be subject to reduced public reporting requirements. See “Emerging Growth Company Status.” Our common stock is subject to the “penny stock” rules of the SEC.

Persons effecting transactions in the shares should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of applicable exemptions from such registration.

THE SHARES BEING OFFERED ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information from that contained in this prospectus or in any free writing prospectus that we may authorize. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

The date of this prospectus is ______________, 2015 .

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No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or the selling stockholders. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

For investors outside the United States: We have not and the selling stockholders have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include statements we make concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. Some forward-looking statements appear under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations’” and “Business.” When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “foresees,” “seeks,” “likely,” “may,” “might,” “will,” “should,” “goal,” “target” or “intends” and variations of these words or similar expressions (or the negative versions of any such words) are intended to identify forward-looking statements. All forward-looking statements are based upon information available to us on the date of this prospectus.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the matters discussed in this prospectus in the sections captioned “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations’” and “Business.” Some of the factors that we believe could affect our results include:

●	limitations on our ability to continue operations and implement our business plan;

●	our history of operating losses;

●	the timing of and our ability to obtain financing on acceptable terms;

●	the effects of changing economic conditions;

●	the loss of members of the management team or other key personnel;

●	competition from larger, more established companies with greater economic resources than we have;

●	costs and other effects of legal and administrative proceedings, settlements, investigations and claims, which may not be covered by insurance;

●	costs and damages relating to pending and future litigation;

●	control by our principal equity holders; and

●	the other factors set forth herein, including those set forth under “Risk Factors.”

There are likely other factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements. All forward-looking statements attributable to us in this prospectus apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by law.

INDUSTRY AND MARKET DATA

We are responsible for the disclosure in this prospectus. However, this prospectus includes industry data that we obtained from internal surveys, market research, publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. The information therein represents the most recently available data from the relevant sources and publications and we believe remains reliable. We did not fund and are not otherwise affiliated with any of the sources cited in this prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights material information concerning our business and this offering . This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus and the information incorporated by reference into this prospectus, including the information presented under the section entitled “Risk Factors” and the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” All historical information in this prospectus has been adjusted to reflect the 1-for-6 reverse stock split of our common stock that was effective February 22, 2013.

In this prospectus, unless the context indicates otherwise, “IEG Holdings,” the “Company,” “we,” “our,” “ours” or “us” refer to IEG Holdings Corporation, a Florida corporation, and its subsidiaries.

Our Company

We were organized as a Florida corporation on January 21, 1999, under the name Interact Technologies, Inc. (“Interact”). Interact was formed for the purpose of acquiring certain medical technology. On February 18, 1999, we changed our name to Fairhaven Technologies, Inc. (“Fairhaven”). Fairhaven’s business plan continued to involve the acquisition of certain medical technology. By June 1999, Fairhaven abandoned its business plan and had no operations until December 2001. On December 14, 2001, we changed our name to Ideal Accents, Inc. Ideal Accents, Inc. was engaged primarily in the business of accessorizing cars and trucks at the new vehicle dealer level. Ideal Accents, Inc. ceased operations in 2005. We changed our name to IEG Holdings Corporation in February 2013. Since March 2013, we have been engaged in the business of providing unsecured consumer loans ranging from $2,000 - $10,000 and offer loans online under the consumer brand “Mr. Amazing Loans”. Beginning in 2014, the Company changed its loan terms, such that it offers loans ranging from $5,000 to $10,000. The Company is headquartered in Las Vegas, Nevada and currently originates direct consumer loans in the states of Arizona, Florida, Georgia, Illinois, Missouri, New Jersey, Nevada, Oregon, Pennsylvania, Texas, Utah and Virginia via its website and online distribution network. The Company is a fully licensed consumer installment loan provider in the 12 states in which it operates and offers all loans within the prevailing statutory rates.

We have five wholly owned subsidiaries, each of which is described below:

●	Investment Evolution Global Corporation (“IEGC”) : Our subsidiary that holds our intellectual property and global rights to the Mr. Amazing Loans business.

●	Investment Evolution Corporation (“IEC”) : Our U.S. operating entity that holds all state licenses, leases, employee contracts and other operating and administrative expenses.

●	IEC SPV, LLC (“SPV”) : A bankruptcy remote special purpose vehicle that holds the Company’s U.S. loan receivables.

●	Investment Evolution Australia Corporation (“IE Australia”) : Our Australian operating entity. To date, this entity has no operations.

●	Investment Evolution Canada Corporation (“IE Canada”) : Our Canadian operating entity formed on January 2, 2015. The entity is currently dormant, with plans to be used upon establishing online operations for Canada.

On January 28, 2013, Investment Evolution Global Corporation (“IEGC”) entered into a stock exchange agreement (the “Stock Exchange Agreement”) among IEGC, its sole shareholder IEG Holdings Limited, an Australian company (“IEG”) , and our company. Under the terms of the Stock Exchange Agreement, we agreed to acquire a 100% interest in IEGC for 272,447,137 shares of our common stock after giving effect to a 1-for-6 reverse stock split. On February 14, 2013 , we filed amended articles of incorporation (the “Amended Articles”) with the Secretary of State of Florida which had the effect of:

●	changing our name from Ideal Accents, Inc. to IEG Holdings Corporation,

●	increasing the number of shares of our authorized common stock to 1,000,000,000, $.001 par value,

●	creating 50,000,000 shares of “blank-check” preferred stock, and

●	effecting a 1-for-6 reverse stock split of our issued and outstanding common stock (the “Reverse Stock Split”) pursuant to the terms of the Stock Exchange Agreement.

FINRA approved our Amended Articles on March 11, 2013.

On March 13, 2013, we completed the acquisition of IEGC under the terms of the Stock Exchange Agreement and issued to IEG 272,447,137 shares of our common stock after giving effect to the Reverse Stock Split whereby we acquired a 100% interest in IEGC. The stock exchange agreement between IEGC, IEG and the Company resulted in a reverse acquisition with a public shell, with IEGC being the accounting acquirer. The Company issued 90,815 shares of its common stock to the shareholders of IEG (IEG transferred its ownership in IEGC to its shareholders, which is why the shares were issued to the ultimate shareholders of IEG rather than to IEG itself) for each share of IEGC, in exchange for 100% ownership interest in IEGC. We determined that IEGC was the accounting acquirer because of the following facts and circumstances:

1.	After consummation of the transaction, the ultimate shareholders of IEGC own 99.1% of the outstanding shares of the Company;

2.	The board of directors of the Company immediately after the transaction is comprised exclusively of former directors of IEGC; and

3.	The operations of the Company immediately after the transaction are those of IEGC.

During 2013, we issued 12,491,916 shares of our common stock at a price of $0.02 and $0.03 per share, and 664,299,127 shares at $0.005 per share in private placements to pre-merger existing stockholders of the Company.

During the fiscal year ended December 31, 2013, we generated revenue of $62,949, and had a net loss of $4,477,975. During the nine months ended September 30, 2014, we generated revenue of $239,832, and had a net loss of $4,308,962.  Our accountants have raised substantial doubt regarding our ability to continue as a going concern. As noted in our consolidated financial statements, we had an accumulated stockholders’ deficit of approximately $9.28 million and recurring losses from operations as of December 31, 2013. We also had a working capital deficit of approximately $0.28 million as of December 31, 2013 and debt with maturities within the fiscal year 2014 in the amount of approximately $0.25 million. See “Risk Factors—Our accountants have raised substantial doubt regarding our ability to continue as a going concern.”

Emerging Growth Company Status

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period.

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We could be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although circumstances could cause us to lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) .

Company Information

Our principal office is located at 6160 West Tropicana Ave, Suite E-13, Las Vegas, NV 89103 and our phone number is (702) 227-5626. Our corporate website address is www.investmentevolution.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus.

The Offering

Issuer	IEG Holdings Corporation

Common stock offered by the selling stockholders	183,175,591 shares

Common stock outstanding before this offering	2,158,110,323 shares

Common stock to be outstanding after this offering	2,158,110,323 shares

Offering price per share	$0.50; provided, however, that (i) if and when our common stock is quoted on the OTCQB Marketplace or the OTCQX Marketplace, or is traded on Nasdaq or another exchange, the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices; and (ii) to the extent that we effect a reverse stock split after the date of this prospectus, the per share fixed price of the selling stockholders’ shares offered hereby will be adjusted in accordance with the reverse stock split ratio. See “Determination of Offering Price” and “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of common stock by the selling stockholders in this offering. See “Use of Proceeds” and “Principal and Selling Stockholders.”

Risk factors	See “Risk Factors” beginning on page 7 of this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock.

OTC trading symbol	IEGH

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SUMMARY HISTORICAL FINANCIAL DATA

The following table presents our summary historical financial data for the periods indicated. The summary historical financial data for the years ended December 31, 2013 and 2012 and the balance sheet data as of December 31, 2013 and 2012 are derived from the audited financial statements. The summary historical financial data for the nine months ended September 30, 2014 and 2013 and the balance sheet data as of September 30, 2014 and 2013 are derived from the unaudited financial statements included herein. The unaudited financial statements include, in the opinion of management, all adjustments consisting of only normal recurring adjustments, that management considers necessary for the fair presentation of the financial information set forth in those statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes appearing elsewhere in this prospectus.

	Year Ended December 31,		Nine Months Ended September 30,
	2013	2012	2014	2013
Statement of Operations Data
Total revenues	$56,585	$28,950	$239,832	$38,453
Total operating expenses	4,345,539	2,494,321	4,151,932	3,346,164
Loss from operations	(4,282,590)	(2,456,542)	(3,912,100)	(3,307,711)
Total other income (expense)	(195,385)	(50,980)	(396,862)	(143,726)
Net loss	$(4,477,975)	$(2,507,522)	(4,308,962)	(3,451,437)
Net loss per share, basic and diluted	$(0.01)	$(0.01)	$(0.00)	$(0.01)

Balance Sheet Data (at period end)
Cash and cash equivalents	$281,879	$178,601	$2,367,308	$134,579
Working capital (1)	(280,786)	(1,207,909)	2,497,574	(1,456,708)
Total assets	922,140	791,196	5,093,570	574,141
Total liabilities	(2,923,596)	(1,858,111)	(4,143,010)	2,298,801
Stockholders’ equity (deficit)	(2,001,456)	(1,066,915)	950,560	(1,724,660)

(1) Working capital represents total current assets less total current liabilities.

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RISK FACTORS

Investment in our common stock involves a number of substantial risks. You should not invest in our stock unless you are able to bear the complete loss of your investment. In addition to the risks and investment considerations discussed elsewhere in this prospectus, the following factors should be carefully considered by anyone purchasing the securities offered through this prospectus. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of the money paid to buy our common stock.

Risks Related to Our Business and Industry

Our limited operating history and our failure since inception to achieve an operating profit makes our future prospects and financial performance unpredictable, and the current scale of our operations is insufficient to achieve profitability.

We commenced operations in 2010 and as a result, we have a limited operating history upon which a potential investor can evaluate our prospects and the potential value of an investment in our company. In addition, we have not made an operating profit since our incorporation. We remain subject to the risks inherently associated with new business enterprises in general and, more specifically, the risks of a new financial institution and, in particular, a new Internet-based financial institution. Our prospects are subject to the risks and uncertainties frequently encountered by companies in their early stages of development, including the risk that we will not be able to implement our business strategy. The current scale of our operations is insufficient to achieve profitability. If we are unable to implement our business strategy and grow our business, our business will be materially adversely affected.

We are highly dependent on our credit facility.

We are highly dependent on our credit facility with BFG Loan Holdings, LLC to execute on our growth plans and operate our business. An amendment to the credit facility loan agreement was made effective on June 30, 2014 which extended the Term Conversion Date past June 30, 2014 and allows us to continue drawing down from the facility to fund our loan originations. Under the amended agreement, the Term Conversion Date is at the discretion of the lender and there is no guarantee when the lender will convert the facility to a term loan. It would be very difficult to find a financing source to replace our current lender if it elected not to lend any additional amounts in our company. The loss of our credit facility or future renewals of that financing arrangement could have a material adverse effect on our business. Upon conversion to a term loan, monthly principal and interest payments equal to 100% of the consumer loan proceeds will be due. This credit facility terminates on June 1, 2016.

Because our officers and board of directors will make all management decisions, you should only purchase our common stock if you are comfortable entrusting our directors to make all decisions.

Our board of directors will have the sole right to make all decisions with respect to our management. Investors will not have an opportunity to evaluate the specific projects that will be financed with future operating income. You should not purchase our common stock unless you are willing to entrust all aspects of our management to our officers and directors.

We may not be able to implement our plans for growth successfully, which could adversely affect our future operations.

Since launching online lending in July 2013, the amount we have lent to borrowers (our loan book) has grown 2040% from $237,000 at June 30, 2013 to $5,071,022 at November 28, 2014. We expect to continue to grow our loan book and number of customers at an accelerated rate following completion of this offering. Our future success will depend in part on our continued ability to manage our growth. We may not be able to achieve our growth plans, or sustain our historical growth rates or grow at all. Various factors, such as economic conditions, regulatory and legislative considerations and competition, may also impede our ability to expand our market presence. If we are unable to grow as planned, our business and prospects could be adversely affected.

Our inability to manage our growth could harm our business.

We anticipate that our loan book and customer base will continue to grow significantly over time. To manage the expected growth of our operations and personnel, we will be required to, among other things:

●	improve existing and implement new transaction processing, operational and financial systems, procedures and controls;

●	maintain effective credit scoring and underwriting guidelines; and

●	increase our employee base and train and manage this growing employee base.

If we are unable to manage growth effectively, our business, prospects, financial condition and results of operations could be adversely affected.

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We may need to raise additional capital that may not be available, which could harm our business.

Our growth will require that we generate additional capital either through retained earnings or the issuance of additional debt or equity securities. Additional capital may not be available on terms acceptable to us, if at all. Any equity financings could result in dilution to our stockholders or reduction in the earnings available to our common stockholders. If adequate capital is not available or the terms of such capital are not attractive, we may have to curtail our growth and our business, and our business, prospects, financial condition and results of operations could be adversely affected.

As an online consumer loan company whose principal means of delivering personal loans is the Internet, we are subject to risks particular to that method of delivery.

We are predominantly an online consumer loan company and there are a number of unique factors that Internet-based loan companies face. These include concerns for the security of personal information, the absence of personal relationships between lenders and customers, the absence of loyalty to a conventional hometown branch, customers’ difficulty in understanding and assessing the substance and financial strength of an online loan company, a lack of confidence in the likelihood of success and permanence of online loan companies and many individuals’ unwillingness to trust their personal details and financial future to a relatively new technological medium such as the Internet. As a result, some potential customers may be unwilling to establish a relationship with us.

Conventional “brick and mortar” consumer loan companies, in growing numbers, are offering the option of Internet-based lending to their existing and prospective customers. The public may perceive conventional established loan companies as being safer, more responsive, more comfortable to deal with and more accountable as providers of their lending needs. We may not be able to offer Internet-based lending that has sufficient advantages over the Internet-based lending services and other characteristics of conventional “brick and mortar” consumer loan companies to enable us to compete successfully.

We may not be able to make technological improvements as quickly as some of our competitors, which could harm our ability to compete with our competitors and adversely affect our results of operations, financial condition and liquidity.

Both the Internet and the financial services industry are undergoing rapid technological changes, with frequent introductions of new technology-driven products and services. In addition to improving the ability to serve customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Our future success will depend in part upon our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands, as well as to create additional efficiencies in our operations. We may not be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to our customers. If we are unable, for technical, legal, financial or other reasons, to adapt in a timely manner to changing market conditions, customer requirements or emerging industry standards, our business, prospects, financial condition and results of operations could be adversely affected.

A significant disruption in our computer systems or a cyber security breach could adversely affect our operations.

We rely extensively on our computer systems to manage our loan origination and other processes. Our systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, cyber security breaches, vandalism, severe weather conditions, catastrophic events and human error, and our disaster recovery planning cannot account for all eventualities. If our systems are damaged, fail to function properly or otherwise become unavailable, we may incur substantial costs to repair or replace them, and may experience loss of critical data and interruptions or delays in our ability to perform critical functions, which could adversely affect our business and results of operations. Any compromise of our security could also result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, loss or misuse of the information and a loss of confidence in our security measures, which could harm our business.

Our unsecured loans generally have delinquency and default rates higher than secured loans, which could result in higher loan losses.

We are in the business of originating unsecured personal loans. Unsecured personal loans generally have higher delinquency and default rates than secured loans. Delinquency interrupts the flow of projected interest income from a loan, and default can ultimately lead to a loss. We attempt to manage these risks with risk-based loan pricing and appropriate management policies. However, we cannot assure you that such management policies will prevent delinquencies or defaults and, if such policies and methods are insufficient to control our delinquency and default risks and do not result in appropriate loan pricing, our business, financial condition, liquidity and results of operations could be harmed.

If our estimates of loan receivable losses are not adequate to absorb actual losses, our provision for loan receivable losses would increase, which would adversely affect our results of operations.

We maintain an allowance for loans receivable losses. To estimate the appropriate level of allowance for loan receivable losses, we consider known and relevant internal and external factors that affect loan receivable collectability, including the total amount of loan receivables outstanding, historical loan receivable charge-offs, our current collection patterns, and economic trends. If customer behavior changes as a result of economic conditions and if we are unable to predict how the unemployment rate, housing foreclosures, and general economic uncertainty may affect our allowance for loan receivable losses, our provision may be inadequate. Our allowance for loan receivable losses is an estimate, and if actual loan receivable losses are materially greater than our allowance for loan receivable losses, our financial position, liquidity, and results of operations could be adversely affected.

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Our risk management efforts may not be effective.

We could incur substantial losses and our business operations could be disrupted if we are unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, prepayment risk, liquidity risk, and other market-related risks, as well as operational risks related to our business, assets and liabilities. Our risk management policies, procedures, and techniques, including our scoring methodology, may not be sufficient to identify all of the risks we are exposed to, mitigate the risks we have identified or identify additional risks to which we may become subject in the future.

We face strong competition for customers and may not succeed in implementing our business strategy.

Our business strategy depends on our ability to remain competitive. There is strong competition for customers from personal loan companies and other types of consumer lenders, including those that use the Internet as a medium for lending or as an advertising platform. Our competitors include:

●	large, publicly-traded, state-licensed personal loan companies such as SpringLeaf Holdings, World Acceptance Corporation, and OneMain Financial, a subsidiary of CitiGroup;

●	peer-to-peer lending companies such as Lending Club and Prosper

●	recent startup state-licensed personal loan companies such as Avant Credit;

●	“brick and mortar” personal loan companies, including those that have implemented websites to facilitate online lending; and

●	payday lenders, tribal lenders and other online consumer loan companies.

Some of these competitors have been in business for a long time and have name recognition and an established customer base. Most of our competitors are larger and have greater financial and personnel resources. In order to compete profitably, we may need to reduce the rates we offer on loans, which may adversely affect our business, prospects, financial condition and results of operations. To remain competitive, we believe we must successfully implement our business strategy. Our success depends on, among other things:

●	having a large and increasing number of customers who use our loans for financing needs;

●	our ability to attract, hire and retain key personnel as our business grows;

●	our ability to secure additional capital as needed;

●	our ability to offer products and services with fewer employees than competitors;

●	the satisfaction of our customers with our customer service;

●	ease of use of our websites; and

●	our ability to provide a secure and stable technology platform for providing personal loans that provides us with reliable and effective operational, financial and information systems.

If we are unable to implement our business strategy, our business, prospects, financial condition and results of operations could be adversely affected.

We depend on third-party service providers for our core operations including online lending and loan servicing, and interruptions in or terminations of their services could materially impair the quality of our services.

We rely substantially upon third-party service providers for our core operations, including online web lending and marketing and vendors that provide systems that automate the servicing of our loan portfolios which allow us to increase the efficiency and accuracy of our operations. These systems include tracking and accounting of our loan portfolio as well as customer relationship management, collections, funds disbursement, security and reporting. This reliance may mean that we will not be able to resolve operational problems internally or on a timely basis, which could lead to customer dissatisfaction or long-term disruption of our operations. If these service arrangements are terminated for any reason without an immediately available substitute arrangement, our operations may be severely interrupted or delayed. If such interruption or delay were to continue for a substantial period of time, our business, prospects, financial condition and results of operations could be adversely affected.

If we lose the services of any of our key management personnel, our business could suffer.

Our future success significantly depends on the continued service and performance of our Chief Executive Officer, Paul Mathieson and our Chief Operating Officer, Carla Cholewinski. Competition for these employees is intense and we may not be able to attract and retain key personnel. We do not maintain any “key man” or other related insurance. The loss of the service of our Chief Executive Officer or our Chief Operating Officer, or the inability to attract additional qualified personnel as needed, could materially harm our business.

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We will incur increased costs as a result of being a public reporting company.

Once the registration statement, of which this prospectus forms a part, is declared effective by the SEC, we will be a public reporting company. As a public reporting company, we will incur significant legal, accounting and other expenses that we did not incur as a non-reporting company, including costs associated with our SEC reporting requirements. We expect that the additional reporting and other obligations imposed on us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) will increase our legal and financial compliance costs and the costs of our related legal, accounting and administrative activities significantly. Management estimates that compliance with the Exchange Act reporting requirements as a reporting company will cost in excess of $150,000 annually. Given our current financial resources, these additional compliance costs could have a material adverse impact on our financial position and ability to achieve profitable results. These increased costs will require us to divert money that we could otherwise use to expand our business and achieve our strategic objectives.

We operate in a highly competitive market, and we cannot ensure that the competitive pressures we face will not have a material adverse effect on our results of operations, financial condition and liquidity.

The consumer finance industry is highly competitive. Our success depends, in large part, on our ability to originate consumer loan receivables. We compete with other consumer finance companies as well as other types of financial institutions that offer similar products and services in originating loan receivables. Some of these competitors may have greater financial, technical and marketing resources than we possess. Some competitors may also have a lower cost of funds and access to funding sources that may not be available to us. While banks and credit card companies have decreased their lending to non-prime customers in recent years, there is no assurance that such lenders will not resume those lending activities. Further, because of increased regulatory pressure on payday lenders, many of those lenders are starting to make more traditional installment consumer loans in order to reduce regulatory scrutiny of their practices, which could increase competition in markets in which we operate.

Our business is subject to extensive regulation in the jurisdictions in which we conduct our business.

Our operations are subject to regulation, supervision and licensing under various federal, state and local statutes, ordinances and regulations. In most states in which we operate, a consumer credit regulatory agency regulates and enforces laws relating to consumer lenders such as us. These rules and regulations generally provide for licensing as a consumer lender, limitations on the amount, duration and charges, including interest rates, for various categories of loans, requirements as to the form and content of finance contracts and other documentation, and restrictions on collection practices and creditors’ rights. In certain states, we are subject to periodic examination by state regulatory authorities. Some states in which we operate do not require special licensing or provide extensive regulation of our business.

We are also subject to extensive federal regulation, including the Truth in Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act. These laws require us to provide certain disclosures to prospective borrowers and protect against discriminatory lending and leasing practices and unfair credit practices. The principal disclosures required under the Truth in Lending Act include the terms of repayment, the total finance charge and the annual percentage rate charged on each contract or loan. The Equal Credit Opportunity Act prohibits creditors from discriminating against credit applicants on the basis of race, color, religion, national origin, sex, age or marital status. According to Regulation B promulgated under the Equal Credit Opportunity Act, creditors are required to make certain disclosures regarding consumer rights and advise consumers whose credit applications are not approved of the reasons for the rejection. In addition, the credit scoring system used by us must comply with the requirements for such a system as set forth in the Equal Credit Opportunity Act and Regulation B. The Fair Credit Reporting Act requires us to provide certain information to consumers whose credit applications are not approved on the basis of a report obtained from a consumer reporting agency and to respond to consumers who inquire regarding any adverse reporting submitted by us to the consumer reporting agencies. Additionally, we are subject to the Gramm-Leach-Bliley Act, which requires us to maintain the privacy of certain consumer data in our possession and to periodically communicate with consumers on privacy matters. We are also subject to the Service members Civil Relief Act, which requires us, in most circumstances, to reduce the interest rate charged to customers who have subsequently joined, enlisted, been inducted or called to active military duty.

A material failure to comply with applicable laws and regulations could result in regulatory actions, lawsuits and damage to our reputation, which could have a material adverse effect on our results of operations, financial condition and liquidity.

Our accountants have raised substantial doubt regarding our ability to continue as a going concern.

As noted in our consolidated financial statements, we had an accumulated stockholders’ deficit of approximately $9.28 million and recurring losses from operations as of December 31, 2013. We also had a working capital deficit of approximately $0.28 million as of December 31, 2013 and debt with maturities within the fiscal year 2014 in the amount of approximately $0.25 million. We intend to fund operations through raising additional capital through debt financing and equity issuances and increased lending activities which may be insufficient to fund our capital expenditures, working capital or other cash requirements for the year ending December 31, 2014. We are continuing to seek additional funds to finance our immediate and long term operations. The successful outcome of future financing activities cannot be determined at this time and there is no assurance that if achieved, we will have sufficient funds to execute our intended business plan or generate positive operating results. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The audit report of Rose, Snyder & Jacobs LLP for the fiscal years ended December 31, 2013 and 2012 contain a paragraph that emphasizes the substantial doubt as to our continuance as a going concern. This is a significant risk that we may not be able to remain operational for an indefinite period of time.

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Risks Relating to the Offering

Provisions of our articles of incorporation and bylaws may delay or prevent a take-over which may not be in the best interests of our shareholders.

Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our shareholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Florida Business Corporations Act also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation’s disinterested shareholders. Further, our articles of incorporation authorizes the issuance of up to 50,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without shareholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

The tradability of our common stock is limited under the penny stock regulations which may cause the holders of our common stock difficulty should they wish to sell the shares.

Because the quoted price of our common stock is less than $5.00 per share, our common stock is considered a “penny stock,” and trading in our common stock is subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker-dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction. SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities and this limited liquidity will make it more difficult for an investor to sell his shares of our common stock in the secondary market should the investor wish to liquidate the investment. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

If the selling stockholders sell a substantial number of shares all at once or in large blocks, the market price of our shares would most likely decline.

The selling stockholders may offer and sell up to 183,175,591 shares of our common stock through this prospectus. As of the date of this prospectus, this represents approximately 8.5% of our outstanding common stock. Our common stock is presently quoted on the OTC Markets and any sale of shares at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. We cannot predict the effect, if any, that future sales of shares of our common stock into the market will have on the market price of our common stock. Sales of substantial amounts of common stock or the perception that such transactions could occur, may materially and adversely affect prevailing markets prices for our common stock.

Trading on the OTC Markets is volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the Pink Current Information tier of the OTC Markets. Trading in stock quoted on the OTC Markets is often thin and characterized by wide fluctuations in trading prices, due to many factors, some of which may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Markets is not a stock exchange, and trading of securities on the OTC Markets is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like the New York Stock Exchange. These factors may result in investors having difficulty reselling any shares of our common stock.

Our stock price is likely to be highly volatile because of several factors, including a limited public float.

The market price of our common stock has been volatile in the past and is likely to be highly volatile in the future because there has been a relatively thin trading market for our stock, which causes trades of small blocks of stock to have a significant impact on our stock price. You may not be able to resell shares of our common stock following periods of volatility because of the market’s adverse reaction to volatility.

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Other factors that could cause such volatility may include, among other things:

●	actual or anticipated fluctuations in our operating results;

●	the absence of securities analysts covering us and distributing research and recommendations about us;

●	we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held;

●	overall stock market fluctuations;

●	announcements concerning our business or those of our competitors;

●	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

●	conditions or trends in the industry;

●	litigation;

●	changes in market valuations of other similar companies;

●	future sales of common stock;

●	departure of key personnel or failure to hire key personnel; and

●	general market conditions.

Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

The arbitrary offering price of the shares being offered by the selling stockholders pursuant to this prospectus may result in a loss of value of shares of our common stock.

The offering price of the shares bears no relation to book value, assets, earnings or any other objective criteria of value. It has been arbitrarily determined by the selling stockholders. There can be no assurance that the shares will attain market values commensurate with the offering price.

We have never paid dividends on our common stock and have no plans to do so in the future.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our common stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock. See “Dividend Policy.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling stockholders in this offering. See “Principal and Selling Stockholders.”

DETERMINATION OF OFFERING PRICE

The shares being offered by the selling stockholders will be sold at a fixed price of $0.50; provided, however, that (i) if and when our common stock is quoted on the OTCQB Marketplace or the OTCQX Marketplace, or is traded on Nasdaq or another exchange, the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices; and (ii) to the extent that we effect a reverse stock split after the date of this prospectus, the per share fixed price of the selling stockholders’ shares offered hereby will be adjusted in accordance with the reverse stock split ratio. For example, if our board and our stockholders approve an amendment to our amended and restated articles of incorporation which effects a 1-for-100 reverse stock split, the fixed price for the shares of common stock offered by the selling stockholders pursuant to this prospectus would increase from $0.50 per share to $5.00 per share. As of the date of this prospectus, our board has not approved a reverse stock split, but may do so in the future. No reverse stock split may be effected without board and stockholder approval. There can be no assurance that our shares will be quoted on the OTCQB Marketplace or OTCQX Marketplace, or traded on an exchange, or, if quoted or traded, that a viable public market will materialize. The offering price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. It has been arbitrarily determined by the selling stockholders.

PLAN OF DISTRIBUTION

This prospectus relates to 183,175,591 shares of our common stock offered by the selling stockholders. The selling stockholders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These shares shall be sold at a fixed price of $0.50; provided, however, that (i) if and when our common stock is quoted on the OTCQB Marketplace or the OTCQX Marketplace, or is traded on Nasdaq or another exchange, the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices; and (ii) to the extent that we effect a reverse stock split after the date of this prospectus, the per share fixed price of the selling stockholders’ shares offered hereby will be adjusted in accordance with the reverse stock split ratio. For example, if our board and our stockholders approve an amendment to our amended and restated articles of incorporation which effects a 1-for-100 reverse stock split, the fixed price for the shares of common stock offered by the selling stockholders pursuant to this prospectus would increase from $0.50 per share to $5.00 per share. As of the date of this prospectus, our board has not approved a reverse stock split, but may do so in the future. No reverse stock split may be effected without board and stockholder approval. There can be no assurance that our shares will be quoted on the OTCQB Marketplace or OTCQX Marketplace, or traded on an exchange, or, if quoted or traded, that a viable public market will materialize. The offering price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. It has been arbitrarily determined by the selling stockholders.

The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales after the registration statement of which this prospectus forms a part becomes effective;

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●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders or any of their respective pledgees, donees, transferees or other successors-in-interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Before any such agent, or broker-dealer sells any of the shares that are the subject of this prospectus, a post-effective amendment to the registration statement of which this prospectus forms a part will be filed to name anyone receiving compensation for selling the shares before any sales take place. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a fixed price which may be below or above the then market price. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are “underwriters” as that term is defined under the Securities Act, or the Exchange Act or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the respective selling stockholder. A selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if a selling stockholder defaults in the performance of its secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus.

The selling stockholders also may transfer their shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

If a selling stockholder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act may apply to sales of our common stock and activities of the selling stockholders.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock and do not currently anticipate paying cash dividends in the foreseeable future. The agreements into which we may enter in the future, including indebtedness, may impose limitations on our ability to pay dividends or make other distributions on our capital stock. Payment of future dividends on our common stock, if any, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

As of  February 10, 2015, we had 1,000,000 and 1,400,000 shares of Series A and Series F preferred stock, respectively, issued and outstanding , and no shares of Series B, Series C, Series D and Series E preferred stock issued and outstanding. Shares of Series A, Series B, Series C, Series D, Series E and Series F preferred stock accrue dividends at the rate of 12% per annum based on a stated value of $1.00 per preferred share and is paid monthly.

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DESCRIPTION OF BUSINESS

Business Overview

We provide online unsecured consumer loans ranging from $ 5 ,000 to $10,000 under the consumer brand Mr. Amazing Loans via our website and online application portal at www.mramazingloans.com. We commenced business in 2010, opening our first office in Las Vegas, Nevada. We have since obtained additional state lending licenses and are currently licensed and originating direct consumer loans in the states of Arizona, Florida, Georgia, Illinois, Missouri, New Jersey, Nevada, Oregon, Pennsylvania, Texas, Utah and Virginia . Loans are now provided to residents of these states via our online application and distribution network, with all loans originated, processed and serviced out of our centralized Las Vegas head office thereby eliminating the need for physical offices in the states where we are licensed to operate.

Our strategy is to address the market needs of underbanked consumers that tend to be ignored by mainstream institutional credit providers such as banks and credit unions, and charged excessive fees and interest by fringe lenders such as payday lenders. In the current global environment, we believe there is a substantial need and opportunity for the small personal loans we offer.

All of our personal loans are offered at prevailing statutory rates with fixed affordable repayments and no hidden fees or prepayment penalties. We conduct full underwriting on all applications including credit checks and review of bank statements to ensure customers have capacity to repay their loans, and have designed our loans to help customers reach a stronger financial position.

We plan to continue expanding our state coverage in early 2015 by obtaining state lending licenses in 16 additional states, increasing our coverage to 25 states and approximately 250 million people. As soon as we receive new state licenses we will turn on our existing online marketing and distribution channels which we expect will generate immediate business at a customer acquisition cost within our desired budget.

In addition, we plan to begin funding five-year AUD $5,000 and AUD $10,000 unsecured consumer loans in Australia in March or April 2015 at 39.9% per annum APR (upon finalization of outsourced servicing contracts) via our re-launched, fully operational www.mramazingloans.com.au website with centralized marketing and funding provided from the Las Vegas office. As of the date of this prospectus, we have not provided any loans in Australia. We are also planning online expansion globally into Canada, the United Kingdom, the Philippines and India in 2015.

Market

We operate in the consumer finance industry serving the large and growing population of consumers who have limited access to credit from banks, credit card companies and other lenders. According to the Federal Deposit Insurance Corporation, there were approximately 51 million adults living in under-banked households in the United States in 2011, and one quarter of United States households had used at least one alternative financial services product in the past year. According to the Center for Financial Services Innovation’s 2011 Underbanked Market Sizing Study, the underbanked marketplace generated approximately $78 billion in fee and interest revenue in 2011 from a volume of $682 billion in principal loaned, funds transacted, deposits held and services rendered. The underbanked marketplace encompasses close to two dozen products across personal loans, vehicle loans and leases, credit cards, home equity lines of credit and student loans, and in 2011 comprised over 68 million consumers.

Installment lending to non-prime consumers is one of the most highly fragmented sectors of the consumer finance industry. We are a state-licensed Internet-based personal loan company serving in the consumer installment lending industry. Our online lending platform provides the distribution network to efficiently address this growing market of consumers without the significant costs and overhead associated with an extensive branch network. We believe we are well positioned to capitalize on the significant growth and expansion opportunity created by the continued shift of consumers to online services, such as online banking and in our case online personal loans.

We are currently licensed and providing loans online to residents of Arizona, Florida, Georgia, Illinois, Missouri, New Jersey, Nevada, Oregon, Pennsylvania, Texas, Utah and Virginia, with plans to continue to expand across the United States by acquiring additional state lending licenses. The following is a breakdown of our loan origination amounts in each licensed state for our current active loan portfolio as at December 31, 2014:

State	Origination Volume ($)	Current Principal ($)	Number of Loans
Arizona	528,000	492,506	113
Florida	1,263,000	1,206,138	277
Georgia	530,021	517,179	106
Illinois	621,000	596,336	127
Missouri	143,000	135,960	28
Nevada	887,000	827,859	192
New Jersey	708,000	689,573	133
Oregon	0	0	0
Pennsylvania	0	0	0
Texas	10,000	9,981	1
Utah	0	0	0
Virginia	447,000	435,778	85
	5,137,021	4,911,309	1,062

Note: Oregon, Pennsylvania and Utah are newly licensed states which went live in the first quarter of 2015, and Texas was the most recently licensed state before that which went live in December 2014.

We also have plans to expand internationally, with Australia and Canada being the next markets in which we expect to offer our loan products.

Business Strategy

Our business strategy is to lower the cost of providing consumer loans by leveraging our online lending platform and distribution network, while continuing to obtain additional state licenses to enable further loan book growth and portfolio diversification. Our strategy includes a number of key elements:

●	State - Licensed Model: Our state-licensed business model is a key element of our business strategy. We are currently licensed in Arizona, Florida, Georgia, Illinois, Missouri, New Jersey, Nevada, Oregon, Pennsylvania, Texas, Utah and Virginia and plan to continue expanding across the United States by acquiring additional state lending licenses.

●	Online Distribution: We launched online lending and commenced online advertising in July 2013. Upon fulfillment of state regulatory requirements, we received approval from the Arizona, Florida and Illinois state regulators to operate solely online in these states. We have also received regulatory approval from our five newly licensed states, Georgia, Missouri, New Jersey, Nevada, Oregon, Pennsylvania, Texas , Utah and Virginia to operate solely online. This allows us to fully service all 12 states from our centralized Las Vegas headquarters which we believe is a key competitive advantage over brick and mortar lenders.

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●	Cost-Effective Customer Acquisition: Our customer acquisition costs have been reduced significantly since we launched online lending and marketing. While traditional forms of direct advertising such as radio and television typically resulted in a 10% to 15% acquisition cost, online search engine advertising has averaged 2% to 10% with continued improvements expected from our new website.

●	Continue to Grow Loan Book: Total cumulative loan originations as of November 28, 2014 have increased 2040% to $5,071,022 since our June 30, 2013 total of $237,000. This growth in lending is attributable to launching online lending and joint venturing with a number of new marketing partners. We also plan to obtain an additional 16 state lending licenses by early 2015.

Competitive Strengths

We believe our competitive strengths are:

●	Large Market and Scope for Growth: Large personal and payday loan market in the United States of over $50 billion per annum presents opportunity for significant growth and expansion.

●	Proven Business Model: Our founder, Chairman and CEO , Paul Mathieson , established similar business in Australia that lent approximately $48 million to over 11,500 customers which forms the foundation of our United States business model.

●	Regulation: We are fully compliant with state lending licenses in Arizona, Florida, Illinois and Nevada and are well positioned for current and future regulatory changes due to ongoing compliance and conservative business model.

●	Customer Proposition: Our unsecured installment loans range from $5,000 - $10,000 over five years and feature affordable weekly repayments. Rates range from 19.9% - 29.9% APR which make us a low cost alternative to payday loans which have an average APR of over 400%.

●	Senior Revolving Debt Facility: We have a $10 million revolving credit facility in place from a Florida based investment group BFG Investment Holdings, LLC to fund new loan originations.

●	Online Distribution: Special approval has been granted by the Arizona, Florida, Georgia, Illinois, Missouri, New Jersey, Nevada, Oregon, Pennsylvania, Texas , Utah and Virginia regulators to operate our business without a physical office location in each state. As a result , we have closed offices in Arizona, Illinois and Florida and moved to full online loan distribution, enabling us to offer loans to residents in all 12 of our licensed states from our Las Vegas headquarters. We will apply for the same regulatory approval for our 16 additional planned states in 2015.

●	Customer Acquisition: We launched online advertising in July 2013 with positive results from search engine cost per click advertising resulting in a 2040% increase in our loan book from June 30, 2013 to November 28, 2014. In addition we have engaged a number of new marketing partners in 2014 including online lead generators and direct mail. All of these avenues provide opportunities for strong growth at low customer acquisition costs.

●	Barriers to Entry: We believe that state licensure acts as a barrier to entry into our segment of the consumer loan market. We are strongly positioned with approval to operate under 12 state licenses from one centralized head office, and potential competitors would be required to obtain these licenses in order to compete with us.

Products

We currently provide online consumer loans ranging from $5,000 to $10,000, unsecured over a five- year term with rates ranging from 19.9% to 29.9% annual percentage rate. Our current loan portfolio also includes loans remaining from our previous product offerings which were $2,000 to- $10,000 loans unsecured over a three- to five- year term.

Our personal loan products are fully amortizing, fixed rate, unsecured installment loans and all loans are offered at prevailing statutory rates, with our standard loan product being a 29.9% interest rate and annual percentage rate, fully amortizing, five year unsecured personal loan. The variations from this standard loan product in certain states is due to individual state requirements and comply with our state lending licenses, for example Florida requires a blended rate which caps the maximum rate on a $10,000 loan at 21% and Texas requires a different blended rate which caps the maximum rate on a $10,000 loan at 26.01%.

The following is a breakdown of loan terms and interest rates for each currently licensed state:

State	APR $5,000 loan	APR $10,000 loan
Arizona	24.90%	24.90%
Florida	23.90%	19.90%
Georgia	29.90%	29.90%
Illinois	29.90%	29.90%
Missouri	29.90%	29.90%
Nevada	29.90%	29.90%
New Jersey	29.90%	29.90%
Oregon	29.90%	29.90%
Pennsylvania	29.90%	29.90%
Texas	27.90%	25.90%
Utah	29.90%	29.90%
Virginia	29.90%	29.90%

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The following is an illustrative profile of our personal loans:

Loan Product	-	Loans for $5,000 - $10,000
	-	5 years
	-	$6,000 average loan amount
	-	28% average APR
	-	Fixed rate, fully amortizing
	-	No hidden or additional fees
	-	No prepayment penalties

Loans available for any purpose. Common uses include:
Loan Purpose	-	Debt consolidation
	-	Medical expenses
	-	Home improvements
	-	Auto repairs
	-	Major purchase
	-	Discretionary spending

Average Borrower Demographic	-	625-720 credit score
	-	$35,000 - $100,000 income
	-	20-65 years old

We commenced originating personal loans online in July 2013. Prior to that, we provided loans to customers via our branch network, which comprised one branch in each state as required by state licensing regulations. Our online loan origination platform now means that a qualifying customer can obtain a loan from us without having to come into a branch. We have maintained our full underwriting processes, identity verifications and fraud checks to ensure that online customers are verified to the same degree that customers were when they obtained a loan in a branch. Our new website and application portal was recently launched on www.mramazingloans.com and we expect this enhanced website with improved customer experience to be a key driver of customer conversions and loan book growth.

The following graphs depict our loan origination values and number of loans by month:

The following table sets forth the minimum, maximum and average credit score, income and age of our current borrowers as of December 31, 2014:

Average Borrower Demographic of Current Loan Portfolio as at December 31, 2014

Demographic	Minimum	Maximum	Average
Credit Score	575	886	653
Income	$24,000	$273,396	$59,834
Age	22	81	44

Customer Acquisition

Since launching online lending in July 2013, our marketing efforts have been focused on online customer acquisition. We have seen significant increases in loan applications and inquiries as a result of search engine advertising and commenced banner advertising, remarketing and search engine optimization in 2014. We have also engaged numerous online lead generators who provide personal loan leads on a daily basis. We are continuing to develop relationships with additional lead generation partners to drive further growth.

We plan to launch a customer referral program and merchant referral program in 2015 via our www.mramazingloans.com website. We will also supplement our online marketing efforts with traditional forms of advertising e.g. radio, television and direct mail offers to continue to drive further growth.

Loan Underwriting

Applicants apply online providing income, employment and banking information. The applicant is provided disclosures and privacy statements, and authorizes us to obtain a full credit report from Experian on the applicant and co-applicant and to verify employment prior to submitting the electronic application.

Once the application has been transmitted, a full credit report is obtained and the automated preliminary underwriting is completed based on stated income and expense data obtained from the credit report. The automated preliminary underwriting includes, but is not limited to, credit score, number of credit inquiries, outstanding unpaid collections, length of credit history, length of employment, internet protocol, or “IP,” address to verify location of applicant, and debt to income ratio.

The second step in the underwriting process for those applicants that are conditionally approved based on stated income, credit score, number of credit inquires, outstanding unpaid collections, length of credit history and length of employments, IP address, is to validate the actual income (current pay invoices & prior year W-2) and to obtain 60-90 day read only statements from the applicant’s primary bank. During this process the pay invoices are reviewed for garnishments, hardship loans and other legal liens allowed on wages. Bank statements are transmitted electronically directly to underwriting to ensure the integrity of the information. This process allows the underwriter to review the money management of every applicant and to assess the ability to take on additional expense. It also provides the underwriter with additional debt not found on traditional credit reports such as payday loans, title loans and IRS payments that could affect the ability of the applicant to assume additional debt. If all conditions are met as it relates to money management, maximum debt to income, minimum length of employment, and satisfactory credit history the underwriter recommends final approval and request to draw documents.

The final step in the underwriting process is to present the completed file to the Chief Credit Officer for final approval and order to draw documents. File is reviewed for any exceptions to policy, compliance with the underwriting policies and to ensure the loan system is reflective of what has been presented by the underwriter. Applicant is then approved for a specific loan amount ($5,000 or $10,000) based on income, ability to repay and credit strength. Rate and loan terms are fixed (fixed rate and fixed term can vary based on regulatory state maximums) as we do not utilize risk based variable pricing models eliminating the risk of discrimination and other compliance related issues.

The closing process is completed by contacting the applicant, communicating the lending decision and reviewing loan terms and conditions. Upon acceptance loan documents are emailed for electronic signature, and returned to the Company for final verifications, document review and funding.

Servicing

All of our loan servicing is handled in our centralized Las Vegas head office. All servicing and collection activity is conducted and documented using an industry standard loan service software system which handles and records all records and transactions of loan originations, loan servicing, collections and reporting.

Our primary third-party servicing arrangement is with CyberRidge, LLC, a company that licenses its consumer loan software to us. We use this software for our loan management system. We have a servicing agreement with CyberRidge, LLC which renews automatically unless either party notifies the other, at least 60 days prior to the end of the renewal term. We believe the risk of termination is low as we are a paying customer of CyberRidge, LLC and have maintained a positive working relationship since 2012. In the unlikely event that the agreement were terminated, we believe 60 days’ notice would be sufficient to find a suitable replacement with minimal disruption to our business.

Portfolio Ledger Stratification as at December 31, 2014

	Number	%	Current Unpaid Principal Balance	%
0 - 15 days	985	92.75%	$4,599,568	93.65%
16 - 30 days	13	1.22%	$53,319	1.09%
31 - 60 days	15	1.41%	$57,827	1.18%
61 - 90 days	17	1.60%	$76,198	1.55%
91 - 120 days	15	1.41%	$55,672	1.13%
121 - 184 days	17	1.60%	$68,725	1.40%
Total	1062	100.00%	$4,911,309	100.00%

Past Due Loans

At December 31, 2014, we had 77 loans considered past due at 16+ days past due, representing 7.25% of the number of loans in our active portfolio.

Loans in Collections

At December 31, 2014, we had 49 loans that were eligible for legal collection action (loans become eligible for legal collection action at 60 days past due), representing 4.61% of the number of loans in our active portfolio. Collections are handled in house and are not outsourced.

Default Rates

At December 31, 2014, we had 32 loans in default (default is defined as 90 days past due), representing 3.01% of the number of loans in our active portfolio.

Regulation

Consumer loans in the United States are regulated at both the federal and state level. National oversight is provided by the Federal Trade Commission, which enforces the following credit laws that protect consumers’ rights to get, use and maintain credit:

●	The Truth in Lending Act promotes the informed use of consumer credit, by requiring disclosures about its terms and cost to standardize the manner in which costs associated with borrowing are calculated and disclosed.

●	The Fair Credit Reporting Act promotes the accuracy and privacy of information in the files of the nation’s credit reporting companies. If a company denies an application, under the Fair Credit Reporting Act consumers have the right to the name and address of the credit reporting company they contacted, provided the denial was based on information given by the credit reporting company.

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●	The Equal Opportunity Credit Act prohibits credit discrimination on the basis of sex, race, marital status, religion, national origin, age, or receipt of public assistance. Creditors may ask for this information (except religion) in certain situations, but they may not use it to discriminate against consumers when deciding whether to grant you credit.

●	The Fair Credit Billing Act and Electronic Fund Transfer Act establish procedures for resolving mistakes on credit billing and electronic fund transfer account statements.

●	The Fair Debt Collection Practices Act (the “FDCPA”) applies to personal, family, and household debts. The FDCPA prohibits debt collectors from engaging in unfair, deceptive, or abusive practices while collecting these debts.

Consumer loans are also regulated at State level, and the regulatory requirements vary between states. We are licensed in the following states:

●	Arizona (Consumer Lender License, No. CL0918180, which commenced on May 20, 2011)

●	Florida (Consumer Finance Company License, No. CF9900865, which commenced on August 29, 2011)

●	Georgia ( Certificate of Authority , No. 14021183, which commenced on March 4, 2014 )

●	Illinois (Consumer Instalment Loan License, No. CI3095, which commenced on April 13, 2011)

●	Missouri (Consumer Instalment Loan License, No. ###-##-####, which commenced on April 7, 2014)

●	New Jersey (Consumer Lender License, No. L066960, which commenced on April 24, 2014)

●	Nevada (Installment Loan License, No. II22748, which commenced on June 15, 2010)

●	Oregon (Consumer Finance License, No. 0407-001-C, which commenced on January 8, 2015)

●	Pennsylvania (Consumer Lender License, No. 49269, which commenced on December 23, 2014)

●	Texas (Regulated Lender License, No. 1400031843-150319, which commenced on November 14, 2014)

●	Utah (Consumer Lender License which commenced on February 5, 2015)

●	Virginia ( Certificate of Authority , No. CIS0368, which commenced on March 5, 2014)

We did not incur any costs in connection with the compliance with any federal, state, or local environmental laws.

Competition

We operate in a highly competitive environment. Several personal consumer loan companies operate in the United States. Our competitors include:

●	large, publicly-traded, state-licensed personal loan companies,

●	peer-to-peer lending companies, such as Lending Club and Prosper,

●	recent startup state-licensed personal loan companies, such as Avant Credit,

●	“brick and mortar” personal loan companies, including those that have implemented websites to facilitate online lending, and

●	payday lenders, tribal lenders and other online consumer loan companies.

We believe we compete based on affordable repayment terms, favorable interest rates, significant financial resources from our revolving debt facility, low overhead due to on-line distribution. We believe that in the future we will face increased competition from these companies as we expand our operations. Most of the entities against which we compete, or may compete, are larger and have greater financial resources than us. No assurance can be given that increased competition will not have an adverse effect on our company.

Office Locations

Our executive offices, which also serve as our centralized operational headquarters and Nevada branch, are located at 6160 West Tropicana Ave, Suite E-13, Las Vegas, Nevada 89103. This facility occupies a total of approximately 2,125 square feet under a lease that expires in April 2015. Our annual rental for this facility is approximately $46,750 in the first year of the lease up to $56,215 in the final year of the term of the lease, plus a proportionate share of operating expenses of approximately $12,112 annually. We believe this facility is adequate for our current and near term future needs due to our online strategy.

We lease approximately 1,200 square feet in Chicago, Illinois under a lease expiring in July 2016. Our annual rental for this office is approximately $33,000 plus a proportionate share of operating expenses. We subleased this office in September 2014 for $19,200 annually and will continue to pay the remaining rent until expiration of the lease.

We lease approximately 1,400 square feet in Phoenix, Arizona under a lease expiring in April 2016. Our annual rental for this office is approximately $24,000, plus a proportionate share of operating expenses.

We lease approximately 4,024 square feet in West Palm Beach, Florida under a lease expiring in August 2016. Our annual rental for this office is approximately $96,000, plus a proportionate share of operating expenses.

We no longer use the offices located in Phoenix and West Palm Beach and we are currently attempting to sublease them.

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Employees

As of February 10, 2015, we had five full-time employees and eight part-time employees. None of our employees is represented by a union.

Corporate History

We were organized as a Florida corporation on January 21, 1999, under the name Interact Technologies, Inc. (“Interact”). Interact was formed for the purpose of acquiring certain medical technology. On February 18, 1999, we changed our name to Fairhaven Technologies, Inc. (“Fairhaven”). Fairhaven’s business plan continued to involve the acquisition of certain medical technology. By June 1999, Fairhaven abandoned its business plan and had no operations until December 2001. On December 14, 2001, we changed our name to Ideal Accents, Inc. Ideal Accents, Inc. was engaged primarily in the business of accessorizing cars and trucks at the new vehicle dealer level. Ideal Accents, Inc. ceased operations in 2005. We changed our name to IEG Holdings Corporation in February 2013. Since March 2013, we have been engaged in the business of providing unsecured consumer loans ranging from $2,000 - $10,000 and offer loans online under the consumer brand “Mr. Amazing Loans”. Beginning in 2014, the Company changed its loan terms, such that it offers loans ranging from $5,000 to $10,000. The Company is headquartered in Las Vegas, Nevada and originates direct consumer loans in the states of Arizona, Florida, Georgia, Illinois, Missouri, New Jersey, Nevada, Oregon, Pennsylvania, Texas , Utah and Virginia via its website and online distribution network. The Company is a fully licensed consumer installment loan provider in the 12 states in which it operates and offers all loans within the prevailing statutory rates.

We have five wholly owned subsidiaries, each of which is described below:

●	IEGC : Our subsidiary that holds our intellectual property and global rights to the Mr. Amazing Loans business.

●	IEC : Our U.S. operating entity that holds all state licenses, leases, employee contracts and other operating and administrative expenses.

●	SPV : A bankruptcy remote special purpose vehicle that holds the Company’s U.S. loan receivables.

●	IE Australia : Our Australian operating entity. To date, this entity has no operations.

●	IE Canada : Our Canadian operating entity formed on January 2, 2015. The entity is currently dormant, with plans to be used upon establishing online operations for Canada.

On January 28, 2013, Investment Evolution Global Corporation (“IEGC”) entered into a stock exchange agreement (the “Stock Exchange Agreement”) among IEGC, its sole shareholder IEG Holdings Limited, an Australian company (“IEG”) and our company. Under the terms of the Stock Exchange Agreement, we agreed to acquire a 100% interest in IEGC for 272,447,137 shares of our common stock after giving effect to a 1-for-6 reverse stock split. On February 14, 2013 we filed the Amended Articles with the Secretary of State of Florida which had the effect of:

●	changing our name from Ideal Accents, Inc. to IEG Holdings Corporation,

●	increasing the number of shares of our authorized common stock to 1,000,000,000, $.001 par value,

●	creating 50,000,000 shares of “blank-check” preferred stock, and

●	effecting the Reverse Stock Split pursuant to the terms of the Stock Exchange Agreement.

FINRA approved our Amended Articles on March 11, 2013.

On March 13, 2013, we completed the acquisition of IEGC under the terms of the Stock Exchange Agreement and issued to IEG 272,447,137 shares of our common stock after giving effect to the Reverse Stock Split whereby we acquired a 100% interest in IEGC. The stock exchange agreement between IEGC, IEG and the Company resulted in a reverse acquisition with a public shell, with IEGC being the accounting acquirer. The Company issued 90,815 shares of its common stock to the shareholders of IEG (IEG transferred its ownership in IEGC to its shareholders, which is why the shares were issued to the ultimate shareholders of IEG rather than to IEG itself) for each share of IEGC, in exchange for 100% ownership interest in IEGC. We determined that IEGC was the accounting acquirer because of the following facts and circumstances:

1.	After consummation of the transaction, the ultimate shareholders of IEGC own 99.1% of the outstanding shares of the Company;

2.	The board of directors of the Company immediately after the transaction is comprised exclusively of former directors of IEGC; and

3.	The operations of the Company immediately after the transaction are those of IEGC.

During 2013, we issued 12,491,916 shares of our common stock at a price of $0.02 and $0.03 per share, and 664,299,127 shares at $0.005 per share in private placements to pre-merger existing stockholders of the Company.

Legal Proceedings

We are not a party to any pending or threatened litigation.

MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted on the OTC Markets. The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks”, as well as volume information. Since March 11, 2013, our shares have been quoted on the Pink Current Information tier of the OTC Markets under the symbol “IEGH.”

The following table sets forth the range of high and low closing bid quotations for our common stock for each of the periods indicated as reported by the OTC Markets. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. As of February 22, 2013, we effected a 1-for-6 reverse stock split. All prices in the following table reflect post-reverse split prices.

Fiscal Year Ended December 31, 2013

	High	Low
Fiscal Quarter Ended:
March 31, 2013	$0.05	$0.02
June 30, 2013	$0.12	$0.02
September 30, 2013	$0.10	$0.10
December 31, 2013	$0.15	$0.10

Fiscal Year Ended December 31, 2014

	High	Low
Fiscal Quarter Ended:
March 31, 2014	$0.10	$0.10
June 30, 2014	$0.13	$0.10
September 30, 2014	$0.45	$0.10
December 31, 2014	$1.00	$0.19

On February 10, 2015, the closing price for our common stock on the OTC Markets was $0.45 per share with respect to an insignificant volume of shares.

The volume of shares traded on the OTC Markets was insignificant and therefore, does not represent a reliable indication of the fair market value of these shares. We sold shares of common stock in private placements during 2013 and 2014 at prices ranging from $0.005 per share to $0.03 per share.

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Holders of Common Stock

As of February 10, 2015, there were approximately 2,277 record holders of our common stock. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees or other fiduciaries.

We have no securities authorized for issuance under equity compensation plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes to those financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

We are a consumer finance company providing responsible online personal loan products to customers in 12 states via our website and online application portal. We have a four year track record of high quality origination, underwriting and servicing of personal loans to underbanked consumers. We leverage our experience and knowledge in the consumer finance industry to achieve a meaningful return on our investment in the loan portfolio.

We have the ability to finance our businesses from a diversified source of capital and funding, including cash flow from operations and financings in the capital markets. Earlier this year we demonstrated the ability to attract capital markets funding for our core personal loans by completing private placements of common stock and preferred stock that generated $5,379,485 investment into the Company.

As of September 30, 2014, we had one business segment: Consumer Loans.

Our Products and Services

We provide unsecured loans to individuals. Our loans range from $5,000-$10,000 with 19.9%-29.9% APR and all are unsecured over a five-year term.

Results of Operations

Nine Months Ended September 30, 2014 Compared to Nine Months Ended September 30, 2013

Interest Revenue

For the nine months ended September 30, 2014 interest revenue increased to $237,519 compared to $35,024 for the nine months ended September 30, 2013. The increase in interest revenue is attributable to the corresponding growth in our interest-earning loan book of consumer receivables. We expect our interest revenue to grow significantly in future periods as we continue to grow our loan book.

Other Revenue

For the nine months ended September 30, 2014 other revenue decreased to $2,313 compared to $3,429 for the nine months ended September 30, 2013. Other revenue consists of application fees, late/dishonor fees, prepayment penalties and other miscellaneous income. The reduction in other revenue is attributable to application fees and prepayment penalties, with the $25 fee previously charged for all loan applications and prepayment penalties ceasing in November 2013. We stopped charging the $25 application fee and prepayment penalties because we wanted to provide a straightforward and completely transparent product to the consumer, with no additional fees or costs on our loans other than the interest rate charged.

Rent Expense

For the nine months ended September 30, 2014 rent decreased to $192,189 compared to $208,412 for the nine months ended September 30, 2013. The reduction in rent is due to a corporate apartment which was leased in 2013 no longer being leased in 2014. We expect rental expense to reduce further in future periods as we are able to sublease our unused offices in Florida, Arizona, and Illinois and as leases expire.

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Consulting Fees

For the nine months ended September 30, 2014 consulting fees increased to $708,023 compared to $159,428 for the nine months ended September 30, 2013. The increase was primarily due to one-off capital raising fees resulting from the significant capital raised during the period for common and preferred shares, including multiple investor presentations and the extensive work involved in handling queries from over 500 individual investors.

General and Administrative Expenses

For the nine months ended September 30, 2014 general and administrative expenses increased to $322,638 compared to $98,744 for the nine months ended September 30, 2013. The increase was attributable to the higher costs associated with a significantly higher volume of loan applications to process and larger loan book to service.

Professional Fees

For the nine months ended September 30, 2014 professional fees increased to $128,942 compared to $65,674 for the nine months ended September 30, 2013. The increase was due to stock issue expenses in the period which were not incurred in the prior period, as well as increased audit and legal fees.

Telephone and Utilities Expenses

For the nine months ended September 30, 2014 telephone and utilities expenses increased to $81,082 compared to $70,890 for the nine months ended September 30, 2013. The increase was due to the higher volume of applications processed, with each online application typically requiring multiple phone calls during the underwriting process to collect required documentation for underwriting, verify information and check references.

Marketing Expenses

For the nine months ended September 30, 2014 marketing expenses increased to $288,539 compared to $59,159 for the nine months ended September 30, 2013. This increase is attributable to the significant increase in customer acquisition costs incurred to grow the loan book, including online advertising, direct mail, and lead generation costs.

Travel Expenses

For the nine months ended September 30, 2014 travel expenses increased to $285,930 compared to $36,606 for the nine months ended September 30, 2013. Travel expenses include corporate travel for meetings and investor presentations, as well as other investor-related expenses. The increase is also attributable to a number of older staff travel expenses related to capital raisings submitted for reimbursement and booked in this period.

Depreciation and Amortization Expenses

For the nine months ended September 30, 2014, depreciation and amortization expenses increased to $68,803 compared to $32,719 for the nine months ended September 30, 2013. The increase in depreciation and amortization was due to assets related to our closed offices being written off in 2014.

Provision for Credit Losses

For the nine months ended September 30, 2014 the provision for credit losses increased to $344,558 compared to $31,786 for the nine months ended September 30, 2013. We carry a provision for credit losses which is estimated based on our loan portfolio and general economic conditions. The increase in provision for credit losses from prior year was due to the significantly larger loans receivable outstanding balance of $2,849,114 at September 30, 2014 compared to loans receivable outstanding of $254,572 at September 30, 2013.

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Insurance Expense

For the nine months ended September 30, 2014 insurance expense decreased to $10,188 compared to $21,255 for the nine months ended September 30, 2013. The decrease was due to the removal of ongoing health insurance expense for our CEO, as well as reduced general liability insurance expenses for closed office locations in Florida, Illinois and Arizona.

Licenses and Taxes Expenses

For the nine months ended September 30, 2014 licenses and taxes expenses increased to $43,461 compared to $10,679 for the nine months ended September 30, 2013. The increase was attributable to higher payroll tax and also the company expanding to five additional states of Georgia, Virginia, Missouri, Texas and New Jersey, as well as the costs associated with submitting a further five state license applications in the period. We anticipate further increases in licenses and tax expenses as we continue expansion of consumer lending into more states.

Office and Miscellaneous Expenses

For the nine months ended September 30, 2014 office and miscellaneous expenses increased to $15,700 compared to $10,281 for the nine months ended September 30, 2013. The increase was due to significant increase in applications processed and loans to service.

Repairs Expenses

For the nine months ended September 30, 2014 repairs expenses increased to $6,317 compared to $5,174 for the nine months ended September 30, 2013. The increase was due to timing of required repairs.

Startup Costs

For the nine months ended September 30, 2014 startup costs decreased to $0 compared to $1,500,000 for the nine months ended September 30, 2013. The decrease was due to the startup costs in prior period being one-off costs incurred for the purchase of Australian rights to conduct business throughout Australia.

Interest Expense

For the nine months ended September 30, 2014 interest expense increased to $334,666 compared to $143,726 for the nine months ended September 30, 2013. The increase was attributable to increased interest cost for BFG Loan Holdings, LLC $10 million revolving debt facility and 12% yield paid on deposits on preferred stock. We expect further increase in interest expenses as we continue to grow our loan book via debt financing.

Other Expenses

For the nine months ended September 30, 2014 other expenses increased to $62,196 compared to $0 for the nine months ended September 30, 2013. The increase was primarily attributable to older staff expenses related to prior year capital raising being submitted for reimbursement and booked in this period.

Financial Position

Cash and Cash Equivalents

We had cash and cash equivalents of $2,367,308 as of September 30, 2014 as compared to $281,879 as of December 31, 2013. The increase was due to capital raised by the company, with $2,319,528 raised from an entitlement offering of common shares to existing shareholders at $0.01, $0.015 and $0.02 per share, and a further $1,311,073 in deposits on preferred stock at September 30 2014.

Loans Receivable

We had net loan receivables of $2,490,695 as of September 30, 2014 as compared to $426,113 as of December 31, 2013. We plan to continue rapidly expanding our loans receivable in future periods.

Property and Equipment

Our net property and equipment had decreased from $43,349 as of December 31, 2013 to $34,465 as of September 30, 2014 due to depreciation of existing assets and minimal fixed asset additions in 2014.

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Loan Costs

Our net loan costs had decreased from $131,470 as of December 31, 2013 to $91,203 as of September 30, 2014 due to impairment of capitalized loan costs.

Accounts Payable and Accrued Expenses

We had accounts payable and accrued expenses of $152,323 as of September 30, 2014 as compared to $323,798 as of December 31, 2013. The decrease is due to amounts paid down during the nine months ended September 30, 2014.

Working Capital Loans

We had working capital loans of $140,000 as of December 31, 2013 which were paid down to $0 as of September 30, 2014.

Senior Debt

We had senior debt of $2,230,000 as of September 30, 2014 as compared to $500,000 as of December 31, 2013. This senior debt comprises advances from our $10 million revolving facility and we will continue to draw down debt to fund loans to consumers and expand our loan book.

Deposit on Preferred Stock

We had deposit on preferred stock of $1,311,073 as of September 30, 2014 as compared to $1,910,774 as of December 31, 2013. The $1,910,774 was issued as Series A, B, C, and D preferred shares on March 31, 2014, and the $1,311,073 at September 30, 2014 comprises additional money received for Series E and F preferred shares which were both issued on November 19, 2014.

Financial Condition, Liquidity and Capital Resources

We continue to incur operating expenses in excess of net revenue and will require capital infusions to sustain our operations until operating results improve. We may not be able to obtain such capital in a timely manner and as a result may incur liquidity imbalances.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate sufficient cash to satisfy its needs for cash.

We used cash in operations of $2,639,399 during the nine months ended September 30, 2014 compared to $1,145,285 during the nine months ended September 30, 2013. The increase corresponds with the significant increase in loan volume and associated costs, with $2,587,016 loans originated in the nine months ended September 30, 2014 as compared to $155,008 for the same period in 2013.

We used net cash from investing activities of $2,838,994 during the nine months ended September 30, 2014 compared to $811,341 during the nine months ended September 30, 2013. The increase in cash used in investing activities is due to loans originated in the nine months ended September 30, 2014.

We were provided $7,563,822 from financing activities during the nine months ended September 30, 2014 compared to $1,912,604 during the nine months ended September 30, 2013. The increase was primarily due to a combination of proceeds from issuance of common stock of $4,455,650, deposits on preferred stock of $1,170,061 and proceeds from long-term debt of $1,730,000 for the nine months ended September 30, 2014.

At September 30, 2014 we had cash on hand of $2,367,608 which due to our continued growth plans is not sufficient to meet our operating needs for the next twelve months. We plan to continue to raise the required capital to meet our operating needs via equity, preferred stock, and debt capital raisings.

Year  Ended December 31, 2013 C ompared to the Y ear  Ended December 31, 2012

Interest Revenue

For the year ended December 31, 2013, interest revenue increased to $56,585, compared to $28,950 for the year ended December 31, 2012. This increase was due to the increase in our interest-earning loan book of consumer receivables.

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Salaries and Wages Expenses

For the year ended December 31, 2013, salaries and wages expenses decreased to $1,345,243, compared to $1,680,264 for the year ended December 31, 2012. This decrease was due to a reduction of staff in 2013 when approval was received to operate solely online in Florida, Arizona and Illinois and office staff in these states were no longer required.

Consulting Fees

For the year ended December 31, 2013, consulting fees increased to $462,771, compared to $64,923 for the year ended December 31, 2012. This increase was primarily attributable by capital raising and international expansion consulting fees shifting to be recorded under the U.S. company post-purchase of the Australian rights in June 2013.

Rent Expense

For the year ended December 31, 2013, rent expense increased to $290,985, compared to $215,856 for the year ended December 31, 2012. This increase was mainly attributable to the Florida lease payments commencing in May 2012.

General and Administrative Expenses

For the year ended December 31, 2013, general and administrative expenses increased to $277,165, compared to $114,455 for the year ended December 31, 2012. This increase was attributable to the growth of the business and associated costs with processing an increased number of applications and servicing a larger loan book.

Utilities

For the year ended December 31, 2013, utilities expenses increased to $129,225, compared to $76,202 for the year ended December 31, 2012. This increase was attributable to the growth of the business and associated costs with processing an increased number of applications and servicing a larger loan book.

Professional Fees

For the year ended December 31, 2013, professional fees increased to $100,924, compared to $21,687 for the year ended December 31, 2012. This increase was attributable to legal costs for advice on reverse merger and audit fees.

Marketing and Travel Expenses

For the year ended December 31, 2013, marketing and travel expenses decreased to $79,964, compared to $127,906 for the year ended December 31, 2012. This decrease was due to a reduction in travel expenses caused by the Company’s closing of the Florida, Arizona and Illinois offices in 2013.

Provision for Credit Losses

For the year ended December 31, 2013, the provision for credit losses increased to $63,492, compared to $20,340 for the year ended December 31, 2012. This movement was in line with the increase in loan originations.

Depreciation and Amortization

For the year ended December 31, 2013, depreciation and amortization decreased to $36,885, compared to $81,664 for the year ended December 31, 2012. This decrease was due to reduced value of assets and intangible assets with minimal additions during the period.

Insurance Expense

For the year ended December 31, 2013, insurance expense decreased to $24,823, compared to $51,364 for the year ended December 31, 2012. The decrease was due to a significant reduction in our health insurance expense from 2012 to 2013, with our Florida, Illinois and Arizona offices closing and employees in these states terminated as we moved to a centralized head office in Las Vegas. Workers compensation insurance was also discontinued in all states except Nevada.

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Office and Miscellaneous Expenses

For the year ended December 31, 2013, office and miscellaneous expenses decreased to $15,350, compared to $17,790 for the year ended December 31, 2012. This marginal decrease was due to business needs and timing of expenses.

Licenses and Taxes Expenses

For the year ended December 31, 2013, license and taxes expenses increased to $13,066, compared to $11,542 for the year ended December 31, 2012. This increase was due to additional applications submitted for new licenses in 2013.

Repairs Expenses

For the year ended December 31, 2013, repairs expense decreased to $5,646, compared to $10,327 for the year ended December 31, 2012. This decrease was due to timing of required repairs.

Startup Costs

For the year ended December 31, 2013, one-off startup costs were incurred for the purchase of Australian rights to conduct business throughout Australia.

Interest Expense

For the year ended December 31, 2013, interest expense increased to $195,895, compared to $51,109 for the year ended December 31, 2012. This increase was attributable to increased interest cost for the BFG Loan Holdings, LLC $10 million revolving debt facility and interest paid on working capital loans.

Financial Position

Cash and Cash Equivalents

We had cash and cash equivalents of $281,879 as of December 31, 2013, as compared to $178,601 as of December 31, 2012. The increase was related to deposits on preferred stock and timing of drawdown from $10 million debt facility.

Loans Receivable

We had net loan receivables of $426,113 as of December 31, 2013, as compared to $130,486 as of December 31, 2012. The increase was due to our growth in loan originations in 2013.

Property and Equipment

Our net property and equipment decreased from $80,235 as of December 31, 2012 to $43,349 as of December 31, 2013 due to depreciation of existing assets and minimal fixed asset additions in 2013.

Loan Costs

Our net loan costs decreased from $164,301 as of December 31, 2012 to $131,470 as of December 31, 2013 due to amortization of capitalized loan costs.

Accounts Payable and Accrued Expenses

We had accounts payable and accrued expenses of $323,798 as of December 31, 2013, as compared to $157,504 as of December 31, 2012. The increase is primarily attributable to higher accruals in 2013 for capital raising and consulting fees.

Working Capital Loans

We had working capital loans of $140,000 as of December 31, 2013, as compared to $0 as of December 31, 2012. The working capital loans were secured in 2013 to enable continued growth while capital raisings were being completed.

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Senior Debt

We had senior debt of $500,000 as of December 31, 2013, as compared to $250,000 as of December 31, 2012. This senior debt comprises advances from our $10 million revolving facility and the increase is due to additional funds drawn down from facility to fund loan book growth.

Deposit on Preferred Stock

We had deposit on preferred stock of $1,910,774 as of December 31, 2013, as compared to $0 as of December 31, 2012. The increase is due to investment funds received from capital raising for preferred stock conducted in 2013 which were not issued until March 2014.

Financial Condition, Liquidity and Capital Resources

We continue to incur operating expenses in excess of net revenue and will require capital infusions to sustain our operations until operating results improve. We may not be able to obtain such capital in a timely manner and as a result may incur liquidity imbalances.

Liquidity and Capital Resources

We used cash in operations of $1,522,805 during the year ended December 31, 2013, compared to $1,591,313 during the year ended December 31, 2012.

We used net cash from investing activities of $1,593,541 during the year ended December 31, 2013, compared to $316,717 during the year ended December 31, 2012. The increase in cash used in investing activities is primarily due to advances to our former Australian parent company, IEG Holdings Limited, of $966,620 and an increase in loans receivable originated from $126,000 in 2012 to $403,000 in 2013.

We were provided $3,219,624 of net cash from financing activities during the year ended December 31, 2013, compared to $1,943,380 during the same period in 2012. The increase is due to the significant capital raisings conducted in 2013, which brought in $1,892,861 as proceeds from issuance of common stock, $936,763 as deposit on preferred stock, and $500,000 in working capital loans.

At December 31, 2013, we had cash on hand of $281,879, which is not sufficient to meet our operating needs for the next 12 months. We plan to continue to raise the required capital to meet our operating needs via equity, preferred stock, and debt capital raisings.

The Company has a credit facility that provides for borrowings of up to $10 million with $2,230,000 and $500,000 outstanding at September 30, 2014 and December 31, 2013, respectively, subject to a borrowing base formula. The Company may borrow, at its option, at the rate of 18% with a minimum advance of $25,000. As of September 30, 2014, the Company’s effective interest rate was 18% and the unused amount available under the credit line was $7.77 million. Proceeds from this credit facility are used to fund loans to consumers. The credit facility revolving period, during which interest only payments are due, was extended on September 30, 2014 under an amendment to the loan agreement. Upon conversion to a term loan, monthly principal and interest payments equal to 100% of the consumer loan proceeds will be due. This note matures on June 1, 2016.

Substantially all of the Company’s assets are pledged as collateral for borrowings under the revolving credit agreement.

Off-Balance Sheet Arrangements

As of the date of this prospectus, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Going Concern

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has reported recurring losses and has not generated positive net cash flows from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management intends to raise capital funding sufficient to continue operations through January 2016 via a private or public offering of equity. This additional working capital will enable the Company to increase loan volume utilizing its existing $10 million credit facility. If the Company is not successful in raising sufficient capital, it may have to delay or reduce expenses, or curtail operations. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that could result should the Company not continue as a going concern.

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Critical Accounting Policies and Estimates

Our analysis and discussion of our financial condition and results of operations is based upon our Consolidated Financial Statements that have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. GAAP provides the framework from which to make these estimates, assumptions and disclosures. We have chosen accounting policies within GAAP that we believe are appropriate to accurately and fairly report our operating results and financial position in a consistent manner. We regularly assess these policies in light of current and forecasted economic conditions. Our accounting policies are described in Note 1 to the Consolidated Financial Statements included elsewhere in this prospectus.

Recent Accounting Pronouncements

The recent accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

APPOINTMENT OF AUDITOR

Prior to engaging Rose, Snyder & Jacobs LLP as our independent registered public accounting firm, we did not, and our predecessor did not, have an independent registered public accounting firm to audit our or our predecessor’s financial statements.

On February 21, 2013, our board of directors appointed Rose, Snyder & Jacobs LLP as our independent registered public accounting firm. Rose, Snyder & Jacobs LLP audited our financial statements for the fiscal years ended December 31, 2013 and 2012 and has been engaged as our independent registered public accounting firm for our fiscal year ended December 31, 2014. During our two most recent fiscal years and through the date of Rose, Snyder & Jacobs LLP’s appointment, we did not consult with Rose, Snyder & Jacobs LLP with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors and Executive Officers

The following table sets forth the names, positions and ages of our directors and executive officers as of the date of this prospectus. Our directors are typically elected at each annual meeting and serve for one year and until their successors are elected and qualify. Officers are elected by our board of directors and their terms of office are at the discretion of our board.

Name	Age	Position(s)
Paul Mathieson	39	Chief Executive Officer & Director
Carla Cholewinski	60	Chief Operating Officer and Chief Credit Officer
Matthew I. Banks	38	Director
Ian M. Gilmour	68	Director
Harold A. Hansen	67	Director
Damien Mathieson	37	Director

Biographical information concerning the directors and executive officers listed above is set forth below.

Paul Mathieson. Mr. Paul Mathieson has served as the Chief Executive Officer and member of our board of directors since 2012 and a member of the board of directors of our subsidiary since 2009. In 2005, Mr. Paul Mathieson founded IEG Holdings Limited in Sydney, Australia which launched the Mr. Amazing Loans business. In recognition of IEG Holdings Limited’s success, Mr. Paul Mathieson was awarded Ernst & Young’s 2007 Australian Young Entrepreneur of the Year (Eastern Region). Mr. Paul Mathieson has over 19 years finance industry experience in lending, funds management, stock market research and investment banking. His career has included positions as Financial Analyst/Institutional Dealer with Daiwa Securities from 1995 to 1995, Head of Research for Hogan & Partners from 1995 to 2000, and Stockbroker and Investment Banking Associate with ING Barings from 2000 to 2001. In addition, from 2002 to 2010, Mr. Paul Mathieson was the Founder and Managing Director of IE Portfolio Warrants, a funds management business that offered high return and leveraged structured Australian equities products. Mr. Paul Mathieson received a Bachelor of Commerce from Bond University, Queensland, Australia in 1994 and a Master’s Degree of Applied Finance from Macquarie University, New South Wales, Australia in 2000. Mr. Paul Mathieson’s brother Damien Mathieson, also serves as a member of our board of directors.

Carla Cholewinski. Ms. Cholewinski has served as our Chief Operating Officer since 2008 and has over 37 years’ experience in the finance industry including banking, credit union management, regulatory oversight, debt securitization and underwriting. Her career has included positions as Vice President and Branch Manager at Glendale Federal Bank from 1976 to 1986, Vice President and District Sales and Lending Manager with California Federal Bank from 1986 to 1992, Mortgage Banker with First Choice Financial Services from 1992 to 1995, Corporate Vice President of Lending and Collections with WesStar Credit Union from 1995 to 1999, Chief Lending Officer for American Corp & Funding from 1999 to 2000, Chief Credit Officer for Security State Savings Bank from 2000 to 2004, and Chief Credit Officer for Fifth Street Bank from 2004 to 2008. Since 2008, Ms. Cholewinski has served as our Chief Operating Officer and Chief Credit Officer and has utilized her extensive finance, banking and regulatory experience to grow the business from initial launch to our current level of operations.

Matthew I. Banks. Mr. Banks has served as a member of our board of directors since his appointment in January 2015. Mr. Banks has been a finance broker with Quantum Business Finance, an asset finance business, since 2010, and has been a founding director of Rumble Resources, a junior mining company, since 2011. In 2000, Mr. Banks founded ECG, a sports marketing company in Melbourne, Australia. He served as a director of ECG from 2000 to 2010.

Ian M. Gilmour. Mr. Gilmour was appointed as a member of our board of directors in January 2015. Mr. Gilmour has served as a director and company secretary for AQRB Pty Ltd. (formerly known as Audit Quality Review Board Limited), a company which provided reports on the independence and quality reviews of the four large audit firms in Australia (now dormant), since 2005, and for Gilmour & Co. Pty Ltd., a private company providing company secretarial and Director services through Mr. Gilmour), since June 2003. In addition, Mr. Gilmour has served as part-time company secretary for RedHill Education Limited, a company providing certain education courses and services, since 2011, for Property Exchange Australia Limited, a company formed to develop and run an electronic platform for property transactions in Australia, since 2010, for Optalert Ltd., a company established to develop and sell a drowsiness detection product, since 2013 and for Sydney Institute of Marine Science, a company owned by four Sydney universities which conducts marine research and education primarily focused on Sydney Harbour, since 2013. Mr. Gilmour previously served as a part-time corporate secretary for Benthic Geotech Pty Ltd., a mining services company, and for Fluorotechnics Limited, a research company in the biotech sector, until 2012. Mr. Gilmour was an auditor for Coopers & Lybrand (now PricewaterhouseCoopers) from 1965 to 1975.

Harold A. Hansen. Mr. Hansen was appointed as a member of our board of directors in January 2015. Mr. Hansen has been a certified public accountant since 1971 and was a partner in an accounting firm for over 40 years. He has served as a part-time director and consultant for Hansens Accountants since 2010 and as a part-time director and company secretary for R & H Nominees Pty Ltd., a trustee company, since 1975.

Damien Mathieson. Mr. Damien Mathieson has served as a member of our board of directors since his appointment in January 2015. Since 2011, Mr. Damien Mathieson has been the managing director for Comms Watch Pty Ltd., a company that provides expert advice regarding information and communication technology and general business management. From 2009 to 2011, Mr. Damien Mathieson served as a technical architect for Telstra Country Wide, a telecommunications company. From 2007 to 2009, Mr. Damien Mathieson served as general manager for IEG Holdings Limited. Mr. Damien Mathieson’s brother, Paul Mathieson, serves as our Chief Executive Officer and as a director.

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There are no family relationships between any of the executive officers and directors. Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified.

Director Qualifications

Mr. Paul Mathieson was appointed to our board in March 2013 following the reverse merger with IEGC described in this prospectus. Given his role in the founding and/or operations of IEGC, we believe he remains a good fit for our current needs. Mr. Paul Mathieson has significant operational experience in our industry and brings both a practical understanding of the industry and as well as hands-on experience in our business sector to our board and a greater understanding of certain of the challenges we face in executing our growth strategy.

Mr. Banks Our board believes that Mr. Banks’ qualifications to serve on our board include extensive experience in investing, consulting and management.

Mr. Gilmour brings significant business, management and accounting experience to the board through his various positions as corporate secretary, as well as his experience as an auditor. We expect that his experience and perspective will be beneficial to the board, and his knowledge of accounting and financial reporting processes will assist the Company’s directors in understanding and overseeing the Company’s financial reporting and internal controls.

Mr. Hansen brings financial expertise to our board of directors. We expect that Mr. Hansen’s knowledge of accounting and financial reporting processes will assist our directors in understanding, advising and overseeing our financing and investing activities, financial reporting and internal control of such activities.

Mr. Damien Mathieson We believe that Mr. Damien Mathieson’s qualifications to serve on our board include his management experience, including his service as general manager of IEG Holdings Limited, and his 10+ years’ experience in the information technology industry.

Board of Directors and Board Committees

Until January 28, 2015, Mr. Paul Mathieson served as our sole director. On January 28, 2015, Mr. Mathieson, in his capacity as sole director, increased the size of the board to five directors and appointed Matthew I. Banks, Ian M. Gilmour, Harold A. Hansen and Damien Mathieson to fill the vacancies created by the increase in the size of the board. Mr. Paul Mathieson continues to serve as a member of our board.

In addition, on January 28, 2015, our board established the following committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Prior to the effectiveness of the registration statement of which this prospectus forms a part, we expect that our board will also form an enterprise risk and oversight committee. The composition and responsibilities of the audit committee, the compensation committee and the nominating and corporate governance committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board.

The majority of our board members are independent. The board has determined that each of Messrs. Banks, Gilmour and Hansen is an independent director pursuant to the requirements of Nasdaq, and each of the members of the audit committee satisfies the additional conditions for independence for audit committee members required by Nasdaq. In addition, each of the members of the compensation committee satisfies the additional conditions for independence for compensation committee members required by Nasdaq.

Audit Committee

Messrs. Banks, Gilmour and Hansen, each an independent director, serve on our audit committee. Mr. Gilmour is the chair of the audit committee. The primary role of the audit committee is to oversee the financial reporting and disclosure process. The board has determined that Mr. Gilmour qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K, as promulgated by the SEC.

Compensation Committee

Messrs. Banks and Hansen, each an independent director, serve on our compensation committee. Mr. Hansen is the chair of the compensation committee. The committee is responsible for carrying out the responsibilities delegated by the board relating to review and determination of executive compensation. Each member of the committee is independent, a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act, and an “outside director” for purposes of Section 162(m) of the Code.

Nominating and Corporate Governance Committee

Messrs. Banks, Gilmour and Hansen, each an independent director, serve on our nominating committee. Mr. Banks is the chair of this committee. The committee is responsible for carrying out the responsibilities delegated by the board relating to our director nominations process, developing and maintaining our corporate governance policies and any related matters required by federal securities laws.

Our nominating and corporate governance committee will consider any director candidates recommended by our shareholders. We do not have a policy regarding the minimum qualifications for director candidates, including candidates recommended by shareholders, nor do we have a policy regarding director diversity. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our board has not considered or adopted any of these policies as we have never received a recommendation from any shareholder for any candidate to serve on our board of directors. Given our relative size, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our board will participate in the consideration of director nominees. In considering a director nominee, it is likely that our board will consider the professional and/or educational background of any nominee with a view toward how this person might bring a different viewpoint or experience to our board.

Board Oversight in Risk Management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including liquidity risk, operational risk, strategic risk and reputation risk. Our Chief Executive Officer also serves as one of our directors and we do not have a lead director. In the context of risk oversight, at the present stage of our operations we believe that our selection of one person to serve in both positions provides the board with additional perspective which combines the operational experience of a member of management with the oversight focus of a member of the board. The business and operations of our company are managed by our board as a whole, including oversight of various risks that our company faces.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct that applies to our board of directors, our executive officers and our employees. A copy of the Code of Ethics and Business Conduct is available on our corporate website at www.investmentevolution.com, and any amendments to the Code of Ethics and Business Conduct or any waivers of its requirement related to certain matters , will be disclosed on our website and reported to the SEC, as may be required.

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Director Compensation

Historically, our directors have not received compensation for their service. In connection with this offering, we adopted a new director compensation program pursuant to which each of our non-employee directors will receive an annual cash retainer of $30,000. Our corporate governance committee reviews and makes recommendations to the board regarding compensation of directors, including equity-based plans. We reimburse our non-employee directors for reasonable travel expenses incurred in attending board and committee meetings. We also intend to allow our non-employee directors to participate in any equity compensation plans that we adopt in the future.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us, including IEGH, in the past two fiscal years for:

●	our principal executive officer or other individual serving in a similar capacity,

●	our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2014 as that term is defined under Rule 3b-7 of the Exchange Act, and

●	up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2014.

For definitional purposes, these individuals are sometimes referred to as the “named executive officers.”

2014 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Paul Mathieson,	2014	300,000	(1)	1,000,000	(1)	0	0	0	0	0	1,300,000
Chief Executive Officer (2)	2013	1,000,000	(3)	0		0	0	0	0	0	1,000,000
Carla Cholewinski,	2014	200,000		10,000		0	0	0	0	0	210,000
Chief Operating Officer and Chief Credit Officer	2013	200,000		10,000		0	0	0	0	0	210,000

(1)

In 2014, Mr. Mathieson agreed to defer receipt of a portion of his earned salary and bonus, if any. No interest was accrued or due on the deferred salary. The largest amount owed to Mr. Mathieson by us during 2014 was $522,415 as of June 30, 2014. Such amount represents (i) deferred salary, (ii) reimbursement amounts owed by us to Mr. Mathieson for certain business expenses incurred by Mr. Mathieson, and (iii) the dividend declared by us in 2014 on shares of Series A preferred stock owned by Mr. Mathieson, but not paid to Mr. Mathieson. On March 31, 2014, Mr. Mathieson purchased 1,000,000 shares of Series A preferred stock from us for an aggregate purchase price of $1,000,000. The full amount of the purchase price was offset by reimbursement amounts owed by us to Mr. Mathieson and the deferred salary owed to Mr. Mathieson by us. In addition, on June 30, 2014, Mr. Mathieson purchased 200,000,000 shares of common stock from us for an aggregate purchase price of $1,000,000. The full amount of the purchase price was offset by reimbursement amounts owed by us to Mr. Mathieson, the deferred salary owed to Mr. Mathieson by us, and the Series A preferred stock dividend owed by us to Mr. Mathieson. As of December 31, 2014, $113,799.93 in deferred salary and business expense reimbursement was due and owing to Mr. Mathieson. As of January 31, 2015, we owed Mr. Mathieson $81,741.06 in deferred salary and reimbursement amounts.

(2)	Mr. Mathieson was appointed our Chief Executive Officer in March 2013.
(3)

In 2013, Mr. Mathieson agreed to defer receipt of a portion of his earned salary. No interest was accrued or due on the deferred salary. The largest amount owed to Mr. Mathieson by us during 2013 was $1,640,672 as of June 30, 2013. Such amount represents (i) deferred salary, and (ii) reimbursement amounts owed by us to Mr. Mathieson for certain business expenses incurred by Mr. Mathieson. On June 30, 2013, Mr. Mathieson purchased 208,494,108 shares of common stock from us for an aggregate purchase price of $1,042,471. The full amount of the purchase price was offset by reimbursement amounts owed by us to Mr. Mathieson and the deferred salary owed to Mr. Mathieson by us. As of December 31, 2013, no deferred salary was due and owing to Mr. Mathieson.

Compensation of Management

We have not entered into employment agreements with any of our executive officers. As business develops, we may enter into employment arrangements with our management personnel, on such terms as determined by our board of directors.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2014 :

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Paul Mathieson	0	0	0	0	0	0	0	0	0
Carla Cholewinski,	0	0	0	0	0	0	0	0	0

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Limitation on Liability

The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of Florida corporations. Our articles of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for:

●	violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful,

●	deriving an improper personal benefit from a transaction,

●	voting for or assenting to an unlawful distribution, and

●	willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder.

The statute does not affect a director’s responsibilities under any other law, such as the Federal securities laws. The effect of the foregoing is to require our company to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the SEC, such limitation or indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective June 30, 2013, the Company entered into a Rights Sales Agreement, under which the Company acquired the Australian rights to conduct business throughout Australia, from IEG Holdings Limited ACN 131 987 838, its parent (until its shares were distributed to the ultimate shareholders of IEG Holdings Limited ACN 131 987 838). The purchase price for the Rights Sales Agreement was $1,500,000 which was paid as follows:

Paid through advances to (payments to third parties made on behalf of) IEG Holdings Limited ACN 131 987 838	$1,074,937
Offset amounts owed from Company shareholders who are also creditors of IEG Holdings Limited ACN 131 987 838	$425,063

The amounts owed from Company shareholders who are also creditors of IEG Holdings Limited CAN 131 987 relate to unpaid consulting fees. Such shareholders are Damien Mathieson, a member of our board of directors and a selling stockholder in this offering, and Fenwick Corporation Pty Ltd. (“Fenwick”) and Super Keeper Pty Ltd. (“Super Keeper”). Fenwick and Super Keeper are selling stockholders in this offering.

On January 28, 2013, IEGC entered into the Stock Exchange Agreement among IEGC, its sole shareholder IEG, and our company. Under the terms of the Stock Exchange Agreement, we agreed to acquire a 100% interest in IEGC for 272,447,137 shares of our common stock after giving effect to a 1-for-6 reverse stock split. On February 14, 2013, we filed the Amended Articles with the Secretary of State of Florida which had the effect of:

●	changing our name from Ideal Accents, Inc. to IEG Holdings Corporation,

●	increasing the number of shares of our authorized common stock to 1,000,000,000, $.001 par value,

●	creating 50,000,000 shares of “blank-check” preferred stock, and

●	effecting the Reverse Stock Split pursuant to the terms of the Stock Exchange Agreement.

FINRA approved our Amended Articles on March 11, 2013.

On March 13, 2013, we completed the acquisition of IEGC under the terms of the Stock Exchange Agreement and issued to IEG 272,447,137 shares of our common stock after giving effect to the Reverse Stock Split whereby we acquired a 100% interest in IEGC. The stock exchange agreement between IEGC, IEG and the Company resulted in a reverse acquisition with a public shell, with IEGC being the accounting acquirer. The Company issued 90,815 shares of its common stock to the shareholders of IEG (IEG transferred its ownership in IEGC to its shareholders, which is why the shares were issued to the ultimate shareholders of IEG rather than to IEG itself) for each share of IEGC, in exchange for 100% ownership interest in IEGC. See “Description of Business—Corporate History.”

PRINCIPAL AND SELLING STOCKHOLDERS

At February 10, 2015, we had 2,158,110,323 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of February 10, 2015, and as adjusted to reflect the sale of common stock offered by the selling stockholders in this offering, for:

●	each of our named executive officers,

●	each of our directors,

●	all of our directors and executive officers as a group,

●	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, and

●	all selling stockholders.

Information on beneficial ownership of securities is based upon a record list of our shareholders and we have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Based on the information provided to us by or on behalf of the selling stockholders, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.

All of the securities owned by the selling security holders may be offered hereby. The selling security holders may sell some or all of the securities owned by them, and there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities. The table below assumes that the selling stockholders sell all of the shares offered for sale. The business address of each person listed is in care of IEG Holdings Corporation, 6160 West Tropicana Ave, Suite E-13, Las Vegas, NV 89103.

29

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MR PAUL JASON MATHIESON	477,992,144	22.1%	23,994,607	453,997,537	21.0%
FENWICK CORPORATION PTY LTD <FENWICK INVESTMENT A/C>	123,119,848	5.7%	6,250,992	116,868,856	5.4%
POTB PTY LTD <MUDA JAKE TRUST>	122,670,964	5.7%	6,228,548	116,442,416	5.4%
SUPER KEEPER PTY LTD <RESTNPLAY SMSF>	94,115,080	4.4%	4,800,754	89,314,326	4.1%
MORTGAGE BROKERS PTY LTD <FRANK WILKIE SUPER FUND A/C>	64,682,940	3.0%	3,329,147	61,353,793	2.8%
DR LAKSHMAN PRASAD <DR L PRASAD SUPER FUND A/C>	64,644,680	3.0%	3,327,234	61,317,446	2.8%
CLEM TACCA PTY LTD <CLEM TACCA FAMILY A/C>	49,266,592	2.3%	2,558,330	46,708,262	2.2%
ASAL HOLDINGS	46,715,220	2.2%	2,430,761	44,284,459	2.1%
OSSUM HOLDINGS PTY LTD <TANTON SUPER FUND A/C>	43,998,168	2.0%	2,294,908	41,703,260	1.9%
GANT INVESTMENTS PTY LTD <GANT INVESTMENTS A/C>	37,111,136	1.7%	1,950,557	35,160,579	1.6%
A MAGGIOTTO NOMINEES PTY LTD <MAGGIOTTO SUPER FUND A/C>	36,975,000	1.7%	1,943,750	35,031,250	1.6%
GREGS SERVICE PTY LTD <MCADAM FAMILY A/C>	28,253,332	1.3%	1,507,667	26,745,665	1.2%
OSSUM HOLDINGS PTY LTD <TANTON FAMILY NO 2 A/C>	27,179,920	1.3%	1,453,996	25,725,924	1.2%
HANDIBEAU PTY LIMITED <PRENDERGAST SUPER FUND A/C>	22,219,388	1.0%	1,205,969	21,013,419	1.0%
GREGS SERVICE PTY LTD ATF EQUITIES TRADING TRUST	21,375,898	1.0%	1,163,795	20,212,103	0.9%
TOFINO TRADING LTD	20,000,000	0.9%	1,095,000	18,905,000	0.9%
MR IAN MATHIESON	18,896,428	0.9%	1,039,821	17,856,607	0.8%
MR ROBERT GEORGE PRENDERGAST & MRS MAREE ANN PRENDERGAST	16,144,132	0.7%	902,207	15,241,925	0.7%
BJ & BL GANT PTY LTD <GANT SUPER FUND A/C>	13,217,024	0.6%	755,851	12,461,173	0.6%
GANT INVESTMENTS PTY LTD	12,583,284	0.6%	724,164	11,859,120	0.5%
MR JAMES LAWRENSON & MRS ROSEMARIE LAWRENSON <LAWRENSON J & R S/FUND A/C>	12,394,570	0.6%	714,729	11,679,842	0.5%
MR SANTINO ANTHONY MASTROENI	11,460,788	0.5%	668,039	10,792,749	0.5%
DANSAN (AUST) PTY LTD <DANSAN FAMILY A/C>	10,821,930	0.5%	636,097	10,185,834	0.5%
MR DAMIEN MATHIESON	10,729,726	0.5%	631,486	10,098,240	0.5%
MR IAN MCKAY GILMOUR & MRS CHRISTINE ANN GILMOUR <GILMOUR SUPER FUND A/C>	10,168,302	0.5%	603,415	9,564,887	0.4%
DOMENIC TACCA PTY LTD <DOMENIC TACCA FAMILY A/C>	9,602,949	0.4%	575,147	9,027,802	0.4%
MR WILLIAM PETER MAILE	9,257,223	0.4%	557,861	8,699,362	0.4%
NICKBAH PTY LTD <HAMILAH SUPER FUND C/- MICHAEL BIGG	9,174,562	0.4%	553,728	8,620,834	0.4%
MR DAVID BRUCE CROSSLEY	8,741,748	0.4%	532,087	8,209,661	0.4%
RAMANI SAMINATHAN & JAYA RANI SUBRAMANIAN <RAMANI FAMILY SUPERANNUATION FUND>	8,567,668	0.4%	523,383	8,044,285	0.4%
ADMIN NOMINEES PTY LTD <LOVETT FAMILY A/C>	8,398,675	0.4%	514,934	7,883,741	0.4%
KEVIN HOWARD CRANE HIRE PTY LTD <K & M HOWARD S/FUND A/C>	8,018,011	0.4%	495,901	7,522,110	0.3%
MR GIANNI MASON & MRS MARISSA MASON <THE MASON SUPER FUND A/C>	7,466,017	0.3%	468,301	6,997,716	0.3%
MR ROBERT ANDREW BLISS & MRS WENDY ANN BLISS <RAB INVESTMENTS P/L S/F A/C>	7,069,408	0.3%	448,470	6,620,938	0.3%
OPTIMAL EQUITY PTY LTD	6,890,464	0.3%	439,523	6,450,941	0.3%
RAB INVESTMENTS PTY LTD	6,839,592	0.3%	436,980	6,402,612	0.3%
JANE MARGOT MARTIN	6,366,666	0.3%	413,333	5,953,333	0.3%
MURRANJI PTY LIMITED <TOOHEY FAMILY SUPERFUND A/C>	5,780,956	0.3%	384,048	5,396,908	0.3%
ROGERS SUPERANNUATION PTY LTD <ROGERS SUPERANNUATION ACCOUNT>	5,496,274	0.3%	369,814	5,126,460	0.2%

30

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
R & H NOMINEES PTY LTD <R & H NOMINEES P/L S/F A/C>	5,319,643	0.2%	360,982	4,958,661	0.2%
MR MICHAEL HERBERT ROGERS <THE M H R ACCOUNT>	5,195,118	0.2%	354,756	4,840,362	0.2%
MR ERIC CHARLES DYER	5,023,904	0.2%	346,195	4,677,709	0.2%
TASMAN (VIC) PTY LTD <HOOPER SUPER FUND A/C>	5,000,224	0.2%	345,011	4,655,213	0.2%
MR GIANNI MASON & MRS MARISSA MASON <THE MASON FAMILY A/C>	4,736,250	0.2%	331,813	4,404,438	0.2%
MR MARCEL KOCH & MRS URSULA KOCH <KOCH SUPER FUND A/C>	4,657,613	0.2%	327,881	4,329,732	0.2%
MR BARRY ROBERT BULLEN	4,401,472	0.2%	315,074	4,086,398	0.2%
RON MEDICH PROPERTIES PTY LIMITED	4,364,653	0.2%	313,233	4,051,420	0.2%
MR GEOFFREY LEWIS GODLEY & MRS CAROLYN JOAN GODLEY <GL & CJ GODLEY S/F A/C>	4,212,011	0.2%	305,601	3,906,410	0.2%
FALDISON PTY LTD	4,180,960	0.2%	304,048	3,876,912	0.2%
ASCENDANT SC PTY LTD <ASCENDANT SC A/C>	4,129,024	0.2%	301,451	3,827,573	0.2%
GALICO PTY LTD <LACONO FAMILY A/C>	4,088,640	0.2%	299,432	3,789,208	0.2%
MS VICKI BELL	4,068,095	0.2%	298,405	3,769,690	0.2%
G.LB PTY LTD <THE G.LB SUPER FUND A/C>	4,042,860	0.2%	297,143	3,745,717	0.2%
MR ROBERT MALCOLM WILKIE & MRS LINDA ELIZABETH WILKIE <BIG BOSS INVESTMENTS A/C>	4,042,856	0.2%	297,143	3,745,713	0.2%
FIRST FARLEY PTY LTD <THE TIMAR SUPERANNUATION FUND>	4,000,000	0.2%	295,000	3,705,000	0.2%
MR PETER ROBERT MOORE	4,000,000	0.2%	295,000	3,705,000	0.2%
SHAYJO SUPERANNUATION PTY LTD AS TRUSTEE FOR THE SHAYJO SUPERANNUATION FUND	3,969,276	0.2%	293,464	3,675,812	0.2%
MRS VICKI BELL & MR GRAHAM BELL <BELL FAMILY SUPER FUND A/C>	3,940,477	0.2%	292,024	3,648,453	0.2%
C T SUPER PTY LTD	3,890,480	0.2%	289,524	3,600,956	0.2%
BEW'S KENNEL PTY LTD <WATSON TRADING A/C>	3,844,709	0.2%	287,235	3,557,474	0.2%
ROSS & SUZANNE, ULLMAN < THE NAMLLU SUPER FUND>	3,787,240	0.2%	284,362	3,502,878	0.2%
MR SCOTT RUSSELL SPLADE & MRS CAROL GAE SPLADE	3,754,677	0.2%	282,734	3,471,943	0.2%
MR JOHN TURNBULL & MRS SOMPHONG TURNBULL <JOHN & GOI'S SUPER FUND A/C>	3,663,770	0.2%	278,189	3,385,582	0.2%
ROWAN,FOX (C/-PETER NIEWAND)	3,663,691	0.2%	278,185	3,385,506	0.2%
KOVRON PTY LTD <J M CREAGH SUPER FUND A/C>	3,600,012	0.2%	275,001	3,325,011	0.2%
W + D JACKSON SUPERANNUATION FUND	3,578,621	0.2%	273,931	3,304,690	0.2%
LOCK ENTERPRISES PTY LTD <DARRYL LOCK SUPER FUND A/C>	3,578,196	0.2%	273,910	3,304,286	0.2%
MR DEAN MARCON	3,489,561	0.2%	269,478	3,220,083	0.1%
MR GEOFFREY FRANCIS FONTAINE	3,463,072	0.2%	268,154	3,194,918	0.1%
MR IAN HAROLD BANKS & MRS SANDRA ELIZABETH BANKS <IAN HAROLD BANKS S/FUND A/C>	3,384,596	0.2%	264,230	3,120,366	0.1%
MR BARRY WATSON & MRS JANET WATSON <WATSON FAMILY S/F A/C>	3,290,704	0.2%	259,535	3,031,169	0.1%
RESORT BROKERS PTY LTD <CROOKS FAMILY SUPERFUND A/C>	3,259,082	0.2%	257,954	3,001,128	0.1%
MR CONRAD J. MARTIN	3,256,184	0.2%	257,809	2,998,375	0.1%
SACCO DEVELOPMENTS AUSTRALIA PTY LIMITED <THE SACCO FAMILY A/C>	3,206,666	0.1%	255,333	2,951,333	0.1%
SUPER KOOL ORANGES PTY LTD <HANSENS INVESTMENTS UNIT A/C>	3,205,008	0.1%	255,250	2,949,758	0.1%
MR MICHAEL MINICHIELLO & MRS THERESA MINICHIELLO <MINICHIELLO SUPER FUND A/C>	3,113,332	0.1%	250,667	2,862,665	0.1%
KAMBELL PTY LTD <GRANT FAMILY SUPER FUND A/C>	3,112,924	0.1%	250,646	2,862,278	0.1%
AUGUSTWAVE PTY LTD <AUGUSTWAVE SUPER A/C>	3,073,846	0.1%	248,692	2,825,154	0.1%
MR CONRAD MARTIN <CARDUB SUPER FUND>	3,059,176	0.1%	247,959	2,811,217	0.1%
NICKBAH PTY LTD <M S BIGG BUSINESS A/C>	3,055,106	0.1%	247,755	2,807,351	0.1%

31

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
R & H WOODROW PTY LTD <WOODROW SUPER FUND A/C>	3,035,840	0.1%	246,792	2,789,048	0.1%
WAYNE GREGORY MCKELLAR AND MARILYN THERESA MCKELLAR ATF MCKELLAR SUPERANNUATION FUND	3,032,669	0.1%	246,633	2,786,036	0.1%
JENNIFER MAREE BALL	3,000,000	0.1%	245,000	2,755,000	0.1%
HAMILAH PTY LTD <THE HAMILAH SUPER FUND A/C>	2,997,056	0.1%	244,853	2,752,203	0.1%
ALAN LAMB AND SANDRA GIVENS AS TRUSTEE FOR GLAMOUROUS SUPERANNUATION FUND	2,987,856	0.1%	244,393	2,743,463	0.1%
MRS LISA MAREE VIDLER	2,962,196	0.1%	243,110	2,719,086	0.1%
MR ROBERT MALCOLM WILKIE & MRS LINDA ELIZABETH WILKIE <BROADBILL SUPER FUND A/C>	2,940,288	0.1%	242,014	2,698,274	0.1%
FIFTH GLENMAR PTY LTD <FIFTH GLENMAR PROPERTY A/C>	2,931,343	0.1%	241,567	2,689,776	0.1%
MR BARRY OATES & MS ALEXANDRA WATTS <OATES FAMILY S/F A/C>	2,824,861	0.1%	236,243	2,588,618	0.1%
GFF HOLDINGS PTY LTD <GFF SUPERANNUATION FUND A/C>	2,726,472	0.1%	231,324	2,495,148	0.1%
MR CZESLAW MICHAEL KOZICKI & MRS ANGELE DANUTE KOZICKI <KOZICKI SUPER FUND A/C>	2,707,588	0.1%	230,379	2,477,209	0.1%
DAVID JENKINSON & ASSOC PTY LTD <JENKINSON FAMILY S/F A/C>	2,667,944	0.1%	228,397	2,439,547	0.1%
MR MICHAEL QUAGLIATA	2,618,892	0.1%	225,945	2,392,947	0.1%
MR GEORGE LESLIE BLISS & MR JOSHUA DANIEL BLISS <THE GLB SUPER FUND A/C>	2,596,952	0.1%	224,848	2,372,104	0.1%
EDWARD MORGAN & LINDA MORGAN <MORGAN SUPERANNUATION A/C>	2,564,413	0.1%	223,221	2,341,192	0.1%
TRIAL DEVELOPMENTS PTY LTD	2,526,992	0.1%	221,350	2,305,642	0.1%
VINCENT JOHN, CREAGH < CREAGH V3 SUPER FUND>	2,464,950	0.1%	218,248	2,246,703	0.1%
MR TIMOTHY JAMES JARVIS & MS GERARDINE ANNE WALSH	2,405,502	0.1%	215,275	2,190,227	0.1%
PETER,LEWIS	2,401,892	0.1%	215,095	2,186,797	0.1%
MR GORDON ROSS HERIOT & MS DANA HERIOT <GORDON HERIOT SUPER FUND A/C>	2,397,864	0.1%	214,893	2,182,971	0.1%
NICO, SCHUTTE	2,278,970	0.1%	208,949	2,070,022	0.1%
BLUE CHIP TURF MANAGEMENT PTY LTD <TRIM FAMILY A/C>	2,247,432	0.1%	207,372	2,040,060	0.1%
DYER FARMS PTY LTD <TOORONGA FARMS RET FUND A/C>	2,233,052	0.1%	206,653	2,026,399	0.1%
MISS TERRY ANN ROTH	2,193,760	0.1%	204,688	1,989,072	0.1%
MR GARY KENDRICK	2,190,063	0.1%	204,503	1,985,560	0.1%
MR ROBERT PRUYN	2,174,030	0.1%	203,702	1,970,329	0.1%
MR TIM SMITH & SILVER BULLET PTY LTD <TIMBEL FAMILY A/C>	2,142,408	0.1%	202,120	1,940,288	0.1%
NEWQUAY INVESTMENTS PTY LTD <NEWQUAY SUPER FUND A/C>	2,080,162	0.1%	199,008	1,881,154	0.1%
MISS JANETTE ELIZABETH MOORE	2,036,124	0.1%	196,806	1,839,318	0.1%
MCINTYRE EXECUTIVE PTY LIMITED <MCINTYRE EXECUTIVE S/F A/C>	2,013,412	0.1%	195,671	1,817,741	0.1%
JASH PTY LTD <BRUCE HINCKFUSS SUPER FUND>	2,000,000	0.1%	195,000	1,805,000	0.1%
KERRIE ANNE BALL & PETER GEOFFREY BALL <HIGHTIDE TRUST>	2,000,000	0.1%	195,000	1,805,000	0.1%
NEXCAR PTY LTD <NEXCAR INVESTMENT AC>	2,000,000	0.1%	195,000	1,805,000	0.1%
PETER MOORE PTY LTD <PETER MOORE SUPER FUND A/C>	2,000,000	0.1%	195,000	1,805,000	0.1%
MRS LYNETTE MARGARET SCHAEFER	2,000,000	0.1%	195,000	1,805,000	0.1%
TIMMATT PTY LTD <STUCKEY SUPERANNUATION FUND AC>	2,000,000	0.1%	195,000	1,805,000	0.1%
G&F Dennis Superannuation Fund	2,000,000	0.1%	195,000	1,805,000	0.1%
MR RONALD LEENDERT VANDERWAAL & MRS HEATHER JOY VANDERWAAL	1,997,410	0.1%	194,871	1,802,540	0.1%
MR WAYNE CAREY	1,961,912	0.1%	193,096	1,768,816	0.1%
MRS AMANDA HARGREAVES	1,934,512	0.1%	191,726	1,742,786	0.1%
MR DEREK HUTCHINSON JOHNSON	1,919,598	0.1%	190,980	1,728,618	0.1%

32

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
BOOKMARK EDITING & PUBLISHING SERVICES PTY LTD <FOUR LEAF CLOVER A/C>	1,893,792	0.1%	189,690	1,704,102	0.1%
MR MICHAEL GEORGE ALCORN	1,881,924	0.1%	189,096	1,692,828	0.1%
ANTHONY JOHN DUNLOP	1,878,970	0.1%	188,949	1,690,022	0.1%
KEW DIRECTORS PTY LTD <KEW DIRECTORS S/F A/C>	1,878,218	0.1%	188,911	1,689,307	0.1%
BRUCE ROBERT & KATHLEEN MARJORIE, WHITE	1,873,395	0.1%	188,670	1,684,725	0.1%
AUSTALLUS PTY LD <AUSTALLUS SUPER FUND A/C>	1,831,152	0.1%	186,558	1,644,594	0.1%
G L B PTY LTD <THE G L BLISS FAMILY A/C>	1,800,000	0.1%	185,000	1,615,000	0.1%
SGF GROUP PTY LTD <SGF PLANET A/C>	1,792,384	0.1%	184,619	1,607,765	0.1%
MR MICHAEL TACCONE	1,774,576	0.1%	183,729	1,590,847	0.1%
MR JOHN JOSEPH GORTON & MR NOEL GAIL GORTON	1,774,464	0.1%	183,723	1,590,741	0.1%
MR RONALD VANDERWAAL & MRS HEATHER JOY VANDERWAAL & MR BENJAMIN JAY VANDERWAAL	1,772,764	0.1%	183,638	1,589,126	0.1%
TRIPLE 8 VENTURES PTY LTD <L PORTEOUS FAMILY A/C>	1,732,876	0.1%	181,644	1,551,232	0.1%
MR BENJAMIN JOHN THOMPSON	1,729,157	0.1%	181,458	1,547,699	0.1%
MR DAVID JOHN GREGG <THE HIGHVALE FAMILY A/C>	1,694,288	0.1%	179,714	1,514,574	0.1%
POLLARD SUPERANNUATION PTY LTD <POLLARD SUPER FUND A/C>	1,691,312	0.1%	179,566	1,511,746	0.1%
MR NICHOLAS MACRI & MRS CARMEL MACRI	1,690,000	0.1%	179,500	1,510,500	0.1%
M H ROGERS <THE M H R A/C>	1,681,761	0.1%	179,088	1,502,673	0.1%
TELRICH PTY LTD <TELRICH EXECUTIVE S/F A/C>	1,673,303	0.1%	178,665	1,494,638	0.1%
ROTH CONSULTING GROUP PTY LTD <ROTH CONSULTING S/F A/C>	1,666,668	0.1%	178,333	1,488,335	0.1%
MR GEOFFREY LEWIS GODLEY & MRS CAROLYN JOAN GODLEY	1,661,398	0.1%	178,070	1,483,328	0.1%
MR PETER SLAVKO CESTNIK & MRS TIFFANY CLAIR CESTNIK	1,655,048	0.1%	177,752	1,477,296	0.1%
RAVEFIELD PTY LTD <THE HIGHVALE S/F A/C> C/- MOORE STEPHENS (QLD) LTD	1,645,240	0.1%	177,262	1,467,978	0.1%
VANCHEM PTY LTD <MADECLAIRE SUPER FUND A/C>	1,643,676	0.1%	177,184	1,466,492	0.1%
GLENN RAYMOND JOYCE & JUDITH THERESE JOY < JOYBELL NOMINEES SUPER FUND>	1,635,880	0.1%	176,794	1,459,086	0.1%
ANZUS TECHNOLOGY INTERNATIONAL PTY LTD	1,628,448	0.1%	176,422	1,452,026	0.1%
NICKBAH PTY LTD <MS B BUSINESS A/C>	1,620,715	0.1%	176,036	1,444,679	0.1%
VAINGIRL NOMINEES PTY LTD <HECTOR HENRY HOLDINGS A/C>	1,610,253	0.1%	175,513	1,434,740	0.1%
LYNETTE BARNES <WANAWATTHA SPRINGS TRUST>	1,600,000	0.1%	175,000	1,425,000	0.1%
MR MICHAEL MCMAHON <M MCMAHON SUPER FUND A/C>	1,589,826	0.1%	174,491	1,415,335	0.1%
ADELAIDE EAST PTY LIMITED <TONY HAVIG FAMILY A/C>	1,576,764	0.1%	173,838	1,402,926	0.1%
MR RONALD LEENDERT VANDERWAAL & MRS HEATHER JOY VANDERWAAL	1,566,235	0.1%	173,312	1,392,923	0.1%
TENNI & ASSOCIATES PTY LTD <THE TENNI FAMILY A/C>	1,560,550	0.1%	173,028	1,387,523	0.1%
MR JOHN MACRI & MRS MARIA MACRI	1,557,143	0.1%	172,857	1,384,286	0.1%
MARCEL, KOCH <KOCH SUPER FUND>	1,553,820	0.1%	172,691	1,381,129	0.1%
MICHAEL, MCMAHON <M MCMAHON SUPER FUND>	1,553,820	0.1%	172,691	1,381,129	0.1%
KEITH, VUICHOUD < K VUICHOUD PENSION FUND>	1,553,820	0.1%	172,691	1,381,129	0.1%
MR ROBERT ANDREW BLISS	1,553,276	0.1%	172,664	1,380,612	0.1%
NORTHAM PARK PTY LTD <B & CA HUDSON SUPER FUND A/C>	1,539,525	0.1%	171,976	1,367,549	0.1%

33

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MR ROBERT MARK PRUYN & MRS MEREDITH ANNE PRUYN <PRUYN FAMILY A/C>	1,535,825	0.1%	171,791	1,364,034	0.1%
MR SERGIO FORZA	1,535,177	0.1%	171,759	1,363,418	0.1%
BENJAMIN JOHN, THOMPSON	1,530,381	0.1%	171,519	1,358,862	0.1%
MISS NICOLE MARIE ALDRIDGE	1,529,638	0.1%	171,482	1,358,156	0.1%
MSC ENTERPRISES (AUST) PTY LTD	1,525,004	0.1%	171,250	1,353,754	0.1%
VENOACE PTY LTD <JOHNSON FAMILY DISCRETIONARY A/C NO. 2>	1,525,004	0.1%	171,250	1,353,754	0.1%
BIGMOR PTY LTD <BIGMOR SUPER FUND A/C>	1,522,320	0.1%	171,116	1,351,204	0.1%
ALCLARE PTY LTD <THE BLAIR-WEST FAMILY A/C>	1,515,202	0.1%	170,760	1,344,442	0.1%
TERRY & JULIE THOMAS. HARRINGTON	1,509,871	0.1%	170,494	1,339,377	0.1%
BALL SUPERANNUATION FUND PTY LTD <BALL SUPERAUNNUATION FUND>	1,500,000	0.1%	170,000	1,330,000	0.1%
ONSIGHT ASCENT PTY LTD ATF THE ONSIGHT TRUST	1,500,000	0.1%	170,000	1,330,000	0.1%
MR ROSS NOEL ULLMAN & MRS SUZANNE ULLMAN <NAMLLU SUPER FUND A/C>	1,491,014	0.1%	169,551	1,321,463	0.1%
INVESTMENT VISION PTY LTD <VISION ONE A/C>	1,489,598	0.1%	169,480	1,320,118	0.1%
HAMILAH PTY LTD <HAMILAH SUPER FUND A/C>	1,487,604	0.1%	169,380	1,318,224	0.1%
MR DEIRK O'CONNOR & MS JOANNE WILLIAMS <O'CONNOR WILLIAMS S/F A/C>	1,485,834	0.1%	169,292	1,316,542	0.1%
QUANTUM ONE PTY LTD <CROWN DOMAIN A/C>	1,485,834	0.1%	169,292	1,316,542	0.1%
MR PETER MELVILLE KING & MRS ELIZABETH MARY KING	1,482,712	0.1%	169,136	1,313,576	0.1%
SOUTHWEST AUTOMOTIVE PTY LTD <SOUTHWEST AUTOMOTIVE S/F A/C>	1,481,746	0.1%	169,087	1,312,659	0.1%
MR JOHN THWAITES <THWAITES FAMILY S/F A/C>	1,473,800	0.1%	168,690	1,305,110	0.1%
TWIGG INVESTMENTS PTY LTD <TWIGG INVESTMENT A/C>	1,471,429	0.1%	168,571	1,302,858	0.1%
KERRIE LOUISE,GRAYSON	1,468,853	0.1%	168,443	1,300,410	0.1%
C F SUPERFUND PTY LTD <C F SUPER FUND A/C>	1,464,048	0.1%	168,202	1,295,846	0.1%
R & H NOMINEES PTY LTD <SUPERANNUATION FUND> C/-HANSENS ACCOUNTANTS PTY LTD	1,463,280	0.1%	168,164	1,295,116	0.1%
KEW DIRECTORS PTY LTD <KEW DIRS S/F-PORTFOLIO A/C>	1,461,310	0.1%	168,066	1,293,245	0.1%
NV ESTATES PTY LTD ATF IBBOTT FAMILY SUPERANNUATION FUND	1,461,310	0.1%	168,066	1,293,245	0.1%
BLUE EAGLE INVESTMENTS PTY LTD <BLUE EAGLE SUPER FUND A/C>	1,461,032	0.1%	168,052	1,292,980	0.1%
PLAN B INVESTMENTS PTY LTD <PBI A/C>	1,457,223	0.1%	167,861	1,289,362	0.1%
MR BRENDAN PROWSE <PROWSE FAMILY INVESTMENT A/C>	1,449,048	0.1%	167,452	1,281,596	0.1%
MR. PETER WILLIAM HEARMAN & MRS. PENELOPE JANE HEARMAN <HEARMAN SUPER FUND A/C>	1,443,728	0.1%	167,186	1,276,542	0.1%
MR ANGUS SCOTT EMERSON WILKIE	1,442,104	0.1%	167,105	1,274,999	0.1%
JAN FREDRIKSSON	1,440,000	0.1%	167,000	1,273,000	0.1%
MR IAN GRAEME PATTERSON <PATTERSON FAMILY A/C>	1,434,139	0.1%	166,707	1,267,432	0.1%
MR JASON RYAN	1,432,135	0.1%	166,607	1,265,528	0.1%
MR MARCEL KOCH <KOCH SUPERANNUATION FUND A/C>	1,428,621	0.1%	166,431	1,262,190	0.1%
MS MARIA MITROPOULOS	1,426,731	0.1%	166,337	1,260,394	0.1%
MR LESLIE TAYLOR & MRS SUSANNE TAYLOR <SOUTHWEST AUTOMOTIVE S/F A/C>	1,425,000	0.1%	166,250	1,258,750	0.1%
MRS FIONA PROWSE	1,424,524	0.1%	166,226	1,258,298	0.1%
MRS SHELLEY MARIE FOX	1,423,538	0.1%	166,177	1,257,361	0.1%
MR GEORGE WILLIAM BLAIR-WEST & MRS MARJORIE RAY BLAIR-WEST <BLAIR-WEST MEDICAL S/F A/C>	1,420,821	0.1%	166,041	1,254,780	0.1%
PHILLIPS NOMINEES PTY LTD <PHILLIPS FAMILY A/C>	1,418,750	0.1%	165,938	1,252,813	0.1%

34

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
A & K DYER PTY LTD	1,417,004	0.1%	165,850	1,251,154	0.1%
INVESTMENT VISION PTY LTD <MAURICE DOVER SUPER A/C>	1,416,064	0.1%	165,803	1,250,261	0.1%
AVON RISE PTY LTD <SIXTH GYPSY P/L S/FUND A/C>	1,415,000	0.1%	165,750	1,249,250	0.1%
MR IAN PATTERSON <THE BLUME PATTERSON UNIT A/C>	1,412,773	0.1%	165,639	1,247,134	0.1%
MR ERIC JAMES FREW & MRS HEATHER JOY FREW	1,410,620	0.1%	165,531	1,245,089	0.1%
MR GRAHAM JOHN MILLS	1,407,908	0.1%	165,395	1,242,513	0.1%
MR STEWART CRAIG DOBRZYNSKI & MRS FIONA JOANNE DOBRZYNSKI <DOBRZYNSKI FAMILY S/F A/C>	1,407,848	0.1%	165,392	1,242,456	0.1%
MR ADAM BLUME	1,403,758	0.1%	165,188	1,238,570	0.1%
AJAF PTY LTD <FIELD FAMILY TRUST>	1,403,000	0.1%	165,150	1,237,850	0.1%
SAMEER PRASAD	1,402,940	0.1%	165,147	1,237,793	0.1%
OPTIONALL PTY LTD <CHRISTOPHER RUYS A/C>	1,402,453	0.1%	165,123	1,237,330	0.1%
LIVERPOOL ROAD INVESTMENTS PTY LTD <TONY HAVIG SUPER FUND A/C>	1,402,384	0.1%	165,119	1,237,265	0.1%
MR DARRYL MURRAY LOCK	1,401,962	0.1%	165,098	1,236,864	0.1%
X C LENT DEVELOPMENTS PTY LTD	1,401,876	0.1%	165,094	1,236,782	0.1%
LOCK ENTERPRISES PTY LTD	1,400,536	0.1%	165,027	1,235,509	0.1%
MR GEOFFREY MALCOLM TAYLOR <PARADIGM DEVELOP S/F A/C>	1,400,409	0.1%	165,020	1,235,389	0.1%
MR MILTON DOUGLAS TAYLOR	1,400,075	0.1%	165,004	1,235,071	0.1%
MS ROBYN QUICK	1,400,044	0.1%	165,002	1,235,042	0.1%
CAPE ONE MASTER FUND II LP	1,400,000	0.1%	165,000	1,235,000	0.1%
PAUL RICHARD HILLS KAREN MAREE HILLS & DAMIAN PAUL HILLS ATF HILLS SUPERANNUATION FUND	1,400,000	0.1%	165,000	1,235,000	0.1%
SHERRIN PTY LTD <J & M LIVINGSTON SUPER A/C>	1,377,212	0.1%	163,861	1,213,351	0.1%
KING COSMOS INVESTMENTS LIMITED	1,377,096	0.1%	163,855	1,213,241	0.1%
MR SEAN NUGARA & MRS MICHELLE NUGARA	1,370,119	0.1%	163,506	1,206,613	0.1%
DESGO PTY LTD <OLIVER SUPER FUND A/C>	1,367,858	0.1%	163,393	1,204,465	0.1%
MR MICHAEL SERGI & MRS ANTONETTE SERGI	1,360,676	0.1%	163,034	1,197,642	0.1%
MR GEOFF WHITTOME & MRS LEONIE WHITTOME <THE COLUMBUS SUPER FUND A/C>	1,332,985	0.1%	161,649	1,171,336	0.1%
MRS BONNIE JUNE GOODRICH & MRS MARNEY RENEE JEFFERIES <SEA CHANGE SUPER FUND A/C>	1,327,419	0.1%	161,371	1,166,048	0.1%
AVIWED PTY LTD <MELLERS FAMILY A/C>	1,312,128	0.1%	160,606	1,151,522	0.1%
MR DENNIS TREGONNING HARRIS & MRS KATHLEEN LORRAINE HARRIS	1,267,276	0.1%	158,364	1,108,912	0.1%
DYER FARMS PTY. LTD. <TOORONGA FARMS RET FUND A/C>	1,262,351	0.1%	158,118	1,104,233	0.1%
G L B PTY LTD	1,250,728	0.1%	157,536	1,093,192	0.1%
K&B, GOODRICH <SEA CHANGE SUPER FUND>	1,238,335	0.1%	156,917	1,081,418	0.1%
MR COSTANZO TACCONE & MRS ANGELA TACCONE	1,230,924	0.1%	156,546	1,074,378	0.0%
IAN & DENISE FOSTER < FOSTER SUPER FUND>	1,207,202	0.1%	155,360	1,051,842	0.0%
DESGO PTY LTD <OLIVER SUPER FUND A/C> LEVEL 1	1,196,191	0.1%	154,810	1,041,381	0.0%
GANT INVESTMENTS PTY LTD	1,194,428	0.1%	154,721	1,039,707	0.0%
HOWARD K&M CRANE HIRE PTY LTD < K&M HOWARD SUPER >	1,186,610	0.1%	154,331	1,032,280	0.0%
COORPAROO HEALTH AND BEAUTY PTY LIMITED <I & S YOUNG FAMILY A/C>	1,177,144	0.1%	153,857	1,023,287	0.0%
MR ROYAL CHARLES ROLLEY & MRS MAREE ELMA ROLLEY <ROMARAL SUPER FUND A/C>	1,172,265	0.1%	153,613	1,018,652	0.0%
SANDRA FAY, LOCK	1,165,980	0.1%	153,299	1,012,681	0.0%
MRS LAINIE MAREE ADDINELL	1,129,768	0.1%	151,488	978,280	0.0%

35

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
SMSF 4U PTY LTD <P J DUNN SUPERFUND NO2 A/C>	1,115,665	0.1%	150,783	964,882	0.0%
MR MARIO POLETTI & MRS GLENYS POLETTI	1,109,679	0.1%	150,484	959,195	0.0%
MR IAN MATHIESON & MRS ANNA MATHIESON	1,103,572	0.1%	150,179	953,393	0.0%
VARDY SUPERANNUATION PTY LTD <VARDY SUPER FUND A/C>	1,098,096	0.1%	149,905	948,191	0.0%
JIAH SUPERANNUATION PTY LTD ATF JIAH SUPER FUND	1,095,644	0.1%	149,782	945,862	0.0%
MRS MERRYL ANDREE SHAND	1,073,572	0.0%	148,679	924,893	0.0%
MS BARBARA KENDRICK	1,070,877	0.0%	148,544	922,333	0.0%
MR PETER GOWAN & MRS JULIE GOWAN <THE GOWAN SUPER FUND A/C>	1,067,206	0.0%	148,360	918,846	0.0%
BAGETON NOMINEES PTY LTD <KUCHARSKI FAMILY A/C>	1,065,400	0.0%	148,270	917,130	0.0%
MS THERESA IBBOTT UNIT 5	1,061,310	0.0%	148,066	913,245	0.0%
MRS RITA TACCONE & MR DOMENICO TACCONE	1,055,960	0.0%	147,798	908,162	0.0%
NORTHAM PARK PTY LTD <BCA HUDSON SUPER FUND A/C>	1,052,114	0.0%	147,606	904,508	0.0%
MR WILLIAM JOHN VALLENCE	1,037,370	0.0%	146,869	890,502	0.0%
MS JOANNA HOWE	1,036,786	0.0%	146,839	889,947	0.0%
MR GARY DAVID DOUGLAS	1,032,442	0.0%	146,622	885,820	0.0%
MS JOANNA HOWE & MS HAILEY HOWE & MS RIANNA PAGANO	1,029,779	0.0%	146,489	883,290	0.0%
NEIL JOHN BALL AND LYNDI ELIZABETH BALL <BALL FAMILY TRUST>	1,022,400	0.0%	146,120	876,280	0.0%
MR RICHARD HOWE & MR CHRIS SERTIC	1,019,159	0.0%	145,958	873,201	0.0%
MR EUGENE KATSOS	1,017,985	0.0%	145,899	872,086	0.0%
DAVID, NITSCHKE	1,016,651	0.0%	145,833	870,818	0.0%
MR GORDON JOSEPH MASLIN & MRS CHRISTINA MASLIN <FARMCOSTALOTA SUPER FUND A/C>	1,015,001	0.0%	145,750	869,251	0.0%
MR NICHOLAS MOLONEY & MRS LISA MOLONEY	1,015,000	0.0%	145,750	869,250	0.0%
MR TIMOTHY JOHN OLIVER	1,014,633	0.0%	145,732	868,901	0.0%
MR DOMENIC CACCAMO	1,012,916	0.0%	145,646	867,270	0.0%
MR SERGIO FORZA <FORZAS1 SUPERANNUATION A/C>	1,011,496	0.0%	145,575	865,921	0.0%
MRS FRANCES CACCAMO	1,010,627	0.0%	145,531	865,096	0.0%
MR MICHAEL JOSEPH MCCANN	1,009,810	0.0%	145,491	864,320	0.0%
ISLAND SHORE AUST. PTY LTD <GAVATINA SUPER FUND A/C>	1,008,993	0.0%	145,450	863,543	0.0%
MR PETER DESMOND WILSON <THE WILSON CLAN FAMILY A/C>	1,008,261	0.0%	145,413	862,848	0.0%
MR GEOFFREY RONALD SULLIVAN & MRS PAMELA MARGARET SULLIVAN <THE SULLIVAN SUPER FUND A/C>	1,006,660	0.0%	145,333	861,327	0.0%
MR GEOFFREY ROBERT MILLS	1,005,600	0.0%	145,280	860,320	0.0%
MS KERRIE LOUISE GRAYSON	1,003,373	0.0%	145,169	858,204	0.0%
VAINGIRL NOMINEES PTY LTD <SUNDAY TRADING A/C>	1,002,862	0.0%	145,143	857,719	0.0%
A F H M PTY LTD	1,002,382	0.0%	145,119	857,263	0.0%
MS KERRY GRAYSON <KERRIE LOUISE GRAYSON A/C>	1,001,079	0.0%	145,054	856,025	0.0%
MR RAYMOND CRAWSHAW & MRS BRENDA CRAWSHAW	1,000,940	0.0%	145,047	855,893	0.0%
MS LESLEIGH DENISE WAGNER	1,000,793	0.0%	145,040	855,753	0.0%
MR PETER LEWIS	1,000,444	0.0%	145,022	855,422	0.0%
CANDID ACTION PTY LTD	1,000,350	0.0%	145,018	855,333	0.0%

36

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MR STEPHEN ROBERT BIDELEUX	1,000,291	0.0%	145,015	855,276	0.0%
MR BARRIE HUDSON & MRS CHRISTINE ANNE HUDSON	1,000,205	0.0%	145,010	855,195	0.0%
AFHM PTY LTD	1,000,043	0.0%	145,002	855,041	0.0%
MR KENNETH ALAN LABONE	1,000,032	0.0%	145,002	855,030	0.0%
JAMES GERALD DIGBY	1,000,000	0.0%	145,000	855,000	0.0%
FRANK LAWRENCE	1,000,000	0.0%	145,000	855,000	0.0%
GOF NOMINEES PTY LIMITED	996,163	0.0%	144,808	851,355	0.0%
MR RANDHIR VARMA & MRS LEIGH VARMA <VARMA SUPER FUND A/C>	985,056	0.0%	144,253	840,803	0.0%
MS NICHOLA JAMES-WALLACE	984,584	0.0%	144,229	840,355	0.0%
ROYAL CHARLES & MAREE ELMA, ROLLEY <ROMARAL SUPER FUND>	959,872	0.0%	142,994	816,878	0.0%
PHILLIP A. COLE	950,000	0.0%	142,500	807,500	0.0%
MR JIM COMINO & MRS KAY MAREE COMINO	923,813	0.0%	141,191	782,622	0.0%
MR JOHN GEOFFREY ADNAMS & MRS ELIZABETH ANN ADNAMS <ADNAMS FAMILY S/FUND A/C>	886,609	0.0%	139,330	747,279	0.0%
MR. PETER HEARMAN & MRS PENELOPE HEARMAN <HEARMAN SUPERFUND A/C>	882,060	0.0%	139,103	742,957	0.0%
MR ROBERT CHARLES WALTERS & MRS MARY ANN WALTERS	879,323	0.0%	138,966	740,357	0.0%
GERHARDUS JOHANNES & HILLARY, NEL < GEORGE NEL SUPER FUND>	878,970	0.0%	138,949	740,022	0.0%
BARRY NORMAN,LAW	873,248	0.0%	138,662	734,586	0.0%
DESMOND CHARLES BUSHELL	860,822	0.0%	138,041	722,781	0.0%
MR DAVE WARD <WARD FAMILY SUPERANNUATION FUND A/C>	854,944	0.0%	137,747	717,197	0.0%
MS LESLEY SMITHERS & MS CAROLYN WILLIAMS	851,784	0.0%	137,589	714,195	0.0%
MR GORDON HERIOT <HERIOT A/C>	847,696	0.0%	137,385	710,311	0.0%
MR BRETT DURDIN	836,660	0.0%	136,833	699,827	0.0%
MR CRAIG WALPOLE & MRS TRACY WALPOLE <THE TRINITY SUPER FUND A/C>	834,070	0.0%	136,704	697,367	0.0%
MR NEIL ALLSOPP & MRS RHONDA ALLSOPP <NEIL & RHONDA ALLSOPP SF A/C>	833,934	0.0%	136,697	697,237	0.0%
MR DAVID JOHN KADEN & MRS CYNTHIA JOY KADEN	823,903	0.0%	136,195	687,708	0.0%
MURRANJI PTY LTD	809,812	0.0%	135,491	674,321	0.0%
MR JUSTIN NUICH	802,325	0.0%	135,116	667,209	0.0%
BIG BOSS INVESTMENTS PTY LTD	792,384	0.0%	134,619	657,765	0.0%
TORWOOD GENERAL CLEANING SERVICES PTY LTD <EXECUTIVE SUPER FUND A/C>	774,287	0.0%	133,714	640,573	0.0%
ELIZABETH ANN, HARDCASTLE	770,803	0.0%	133,540	637,263	0.0%
MR GREGORY HULBERT	766,333	0.0%	133,317	633,016	0.0%
MR WAYNE MCKELLAR	765,052	0.0%	133,253	631,799	0.0%
MR BENJAMIN WILKIE	764,192	0.0%	133,210	630,982	0.0%
MR LACHLAN AARON BELL	763,333	0.0%	133,167	630,166	0.0%
LESLEY MARGARET & JOHN ARNOLD,FROST MAGGIEARNOLD SUPER FUND C/-SUPERFUND ADMIN P/L	759,181	0.0%	132,959	626,222	0.0%
MR THOMAS ERNEST HORGAN	746,822	0.0%	132,341	614,481	0.0%
MS SUZANNE MURPHY	743,145	0.0%	132,157	610,988	0.0%
MR GRAHAM WORN & MS GLORIA HARTNEY <GLORIA HARTNEY S/FUND A/C>	740,707	0.0%	132,035	608,672	0.0%
MR THOMAS ERNEST HORGAN & MRS ANNE THERESE HORGAN <HORGAN FAMILY S/F A/C>	735,786	0.0%	131,789	603,997	0.0%

37

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MR LEIGH STAFFORD <PRECISION GREENFIELDS S/F AC>	726,984	0.0%	131,349	595,635	0.0%
PHYLLIS JEAN BILSTON	711,251	0.0%	130,563	580,688	0.0%
MISS KATHRYN JEAN GAMBELL	709,004	0.0%	130,450	578,554	0.0%
DEBORAH JAWE MOCK & FRANK JOSEPH MOCK	700,000	0.0%	130,000	570,000	0.0%
MR ARNOLD WILLIAM ROBERTSON	700,000	0.0%	130,000	570,000	0.0%
MS JOANNE NICOLE HANSEN <J HANSEN FAMILY A/C>	694,288	0.0%	129,714	564,574	0.0%
COORPAROO HEALTH & BEAUTY PTY LTD < 1& S YOUNG FAMILY TRUST >	692,990	0.0%	129,650	563,341	0.0%
BENJAMIN DAVID, WILKIE	692,990	0.0%	129,650	563,341	0.0%
DOYNTON HOLDINGS PTY LTD <THE THINK BIG A/C>	682,500	0.0%	129,125	553,375	0.0%
MR JOHN OWEN PUGSLEY & MRS SUSAN ELIZABETH PUGSLEY <PUGSLEY SUPER FUND A/C>	659,139	0.0%	127,957	531,182	0.0%
MS LYNETTE MARIA GOYEN	656,988	0.0%	127,849	529,139	0.0%
MR GREGORY JOHN LOCK	655,535	0.0%	127,777	527,758	0.0%
MRS DOROTHY JEAN ELLIS	647,594	0.0%	127,380	520,214	0.0%
ELIRYEM PTY LTD	645,732	0.0%	127,287	518,445	0.0%
JIM & KAY MAREE, COMINO	644,647	0.0%	127,232	517,415	0.0%
RAYMOND E, NEILSEN	644,647	0.0%	127,232	517,415	0.0%
CHELLEMA INVESTMENT CO PTY LTD <TRADING A/C>	631,814	0.0%	126,591	505,223	0.0%
DANSAN (AUST) PTY LTD <D FAM & ELLON NOMS P/L A/C>	620,715	0.0%	126,036	494,679	0.0%
MR ROSS LEONARD SOLOMON	617,540	0.0%	125,877	491,663	0.0%
SHARON MAREE, GATTY	617,402	0.0%	125,870	491,532	0.0%
MR DONALD HENRY SWAIN & MRS JOCELYN JEAN SWAIN <SWAIN FAMILY PENSION A/C>	613,000	0.0%	125,650	487,350	0.0%
MR DAVID BRUCE VIDLER & MRS LISA MAREE VIDLER <SUPERFUND A/C>	611,300	0.0%	125,565	485,735	0.0%
MR LAURANCE ANTHONY SIDARI	611,198	0.0%	125,560	485,638	0.0%
MRS KARIN HUNTER	610,220	0.0%	125,511	484,709	0.0%
DR. FRANK JORDON	605,000	0.0%	125,250	479,750	0.0%
LARRY SWIFT	605,000	0.0%	125,250	479,750	0.0%
POLLARD SUPERANNUATION PTY LTD < POLLARD SUPER FUND> LANCE POLLARD	603,464	0.0%	125,173	478,291	0.0%
MR MICHAEL DALZOTTO	601,304	0.0%	125,065	476,239	0.0%
MR JOE ARDITA & MRS TINA ARDITA	599,916	0.0%	124,996	474,920	0.0%
MR MICHAEL JOHN BOWNE	596,001	0.0%	124,800	471,201	0.0%
MR BRETT ANDREW HANSEN & MRS JENNIFER LOUISE HANSEN <GREENPEAS SUPER FUND A/C>	594,921	0.0%	124,746	470,175	0.0%
CLIFTON KEITH & GLENNIS ANN CRANE < THE CRANE FAMILY SUPER FUND>	585,980	0.0%	124,299	461,681	0.0%
CORNERSTONE VENTURES PTY LTD	585,464	0.0%	124,273	461,191	0.0%
MR CLIFTON KEITH CRANE & MRS GLENNIS ANN CRANE <THE CRANE FAMILY S/F A/C>	573,536	0.0%	123,677	449,859	0.0%
BRIAN & SUSAN GARNETT <THE BF & SK GARNETT FAMILY TRUST>	572,066	0.0%	123,603	448,463	0.0%
MR TODD SESSIONS	568,164	0.0%	123,408	444,756	0.0%
MR ANTHONY DEAN LAZENBY	566,764	0.0%	123,338	443,426	0.0%
P & K TAYLOR SUPERANNUATION FUND PTY LTD	558,846	0.0%	122,942	435,904	0.0%
MRS CHRISTINE FRANCES CAIN	557,396	0.0%	122,870	434,526	0.0%
MR TIMOTHY ROSS CROOKS	554,497	0.0%	122,725	431,772	0.0%
MS CARLA PIA MARIA CROOKS	554,497	0.0%	122,725	431,772	0.0%

38

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MS TRUDY PIA MARIA CROOKS	554,497	0.0%	122,725	431,772	0.0%
OWEN J & LYNITA A, STEINHARDT	553,820	0.0%	122,691	431,129	0.0%
R L SOLOMON PTY LTD <ROSS SOLOMON SUPER FUND A/C>	551,500	0.0%	122,575	428,925	0.0%
E & C GEORGIOU NUM PTY LTD <THE EMILIOUS GEORGIOU A/C>	550,000	0.0%	122,500	427,500	0.0%
LINIAN INVESTMENTS PTY LTD <FERNTOR HOLDINGS ACCOUNT>	548,926	0.0%	122,446	426,480	0.0%
MR JOHN KINGSLEY RAUTENBACH & MRS SHARON RAUTENBACH <J RAUTENBACH SUPER FUND A/C>	548,500	0.0%	122,425	426,075	0.0%
MR CHARLES JONES	547,144	0.0%	122,357	424,787	0.0%
KENOBI HOLDINGS PTY LTD <KENOBI SUPER A/C>	543,366	0.0%	122,168	421,198	0.0%
MR VINCENT HUGH HORSBURGH & MRS SHERYLL MARY HORSBURGH <HORSBURGH FAMILY S/FUND A/C>	540,300	0.0%	122,015	418,285	0.0%
S C ASCENDANT PTY LTD <ASCENDANT P/L A/C>	539,197	0.0%	121,960	417,237	0.0%
STEPHEN P & DOUGLAS DILON, WHAREKAWA	531,846	0.0%	121,592	410,254	0.0%
MR PAUL HENRY THOMPSON	525,855	0.0%	121,293	404,562	0.0%
COMSERVE MANAGEMENT LIMITED <GREENFIELD A/C>	518,392	0.0%	120,920	397,472	0.0%
DURAND HOLDINGS PTY LTD <DURAND INVESTMENT A/C>	514,137	0.0%	120,707	393,430	0.0%
EDDIE & KATIE , ZODINS < ZODINS SUPER FUND>	509,227	0.0%	120,461	388,766	0.0%
CLIMAX HOLDINGS PTY LIMITED <THE ROY FAMILY A/C>	508,475	0.0%	120,424	388,051	0.0%
PRAKLARK PTY LTD	502,284	0.0%	120,114	382,170	0.0%
MR DANNY PATRICK HEAL	500,000	0.0%	120,000	380,000	0.0%
MR DAMIAN WILLIAM SCHAEFER	500,000	0.0%	120,000	380,000	0.0%
MR IAN LEACH	499,164	0.0%	119,958	379,206	0.0%
MRS JANICE MARY MYERSCOUGH	498,096	0.0%	119,905	378,191	0.0%
SELECTED SMASH REPAIRS PTY LTD	498,096	0.0%	119,905	378,191	0.0%
CAMPBELL MARKETING PTY LTD <THE JOHN CAMPBELL S/F A/C>	497,101	0.0%	119,855	377,246	0.0%
MR IAN FOSTER & MRS DENISE FOSTER <FOSTER SUPER FUND - PAC A/C>	492,528	0.0%	119,626	372,902	0.0%
FROSTI SUPER PTY LTD <MAGGIEARNOLD SUPER FUND>	491,713	0.0%	119,586	372,127	0.0%
VALIANT INVESTMENTS PTY LTD	490,659	0.0%	119,533	371,126	0.0%
PACHIRA AQUATICA PTY LTD <PACHIRA AQUATICA FAMILY A/C>	490,477	0.0%	119,524	370,953	0.0%
GIANNI MASON	490,125	0.0%	119,506	370,619	0.0%
CAMPBELL MARKETING P/L < THE JOHN CAMPBELL SUPER FUND>	487,897	0.0%	119,395	368,502	0.0%
GEOFFREY M, TAYLOR < PARADIGM DEVELOPMENTS SUPER FUND>	487,897	0.0%	119,395	368,502	0.0%
MR TERRENCE GERARD CARROLL & MRS SHARON THERESE CARROLL <T & S CARROLL SUPER FUND A/C>	486,667	0.0%	119,333	367,334	0.0%
MS MELINDA HARRISON	485,300	0.0%	119,265	366,035	0.0%
LEEANNE KATHLEEN ALCORN	485,179	0.0%	119,259	365,920	0.0%
DAMIEN,PUGH <SYNOPTIC SUPER FUND>	481,846	0.0%	119,092	362,754	0.0%
HEARTBEAT COMMUNICATIONS PTY LTD <HEARTBEAT COMM S/FUND A/C>	481,748	0.0%	119,087	362,661	0.0%
LESLEY & CAROLYN WILLIAMS, SMITHERS	480,994	0.0%	119,050	361,944	0.0%
MR ARTHUR KOULOURIS	477,468	0.0%	118,873	358,595	0.0%
MR MARK JOHN WHITTAKER & MRS PAMELA JAYNE WHITTAKER <THE FREEDOM SUPER FUND A/C>	477,066	0.0%	118,853	358,213	0.0%
MR STEPHEN BURNS & MRS ROSALIND BURNS	476,637	0.0%	118,832	357,805	0.0%
BARRIE & ELIZABETH HUGHES	474,967	0.0%	118,748	356,219	0.0%

39

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
ROBYN,QUICK	471,950	0.0%	118,598	353,353	0.0%
MR JULIAN KIRZNER <KIRZNER FAMILY A/C>	470,068	0.0%	118,503	351,565	0.0%
ROYALL INVESTMENTS PTY LTD <ROYALL SUPER FUND A/C>	468,974	0.0%	118,449	350,525	0.0%
JASON B & DONALD R , PFITZNER <PFITZNER WANGARA SUPER FUND>	465,923	0.0%	118,296	347,627	0.0%
KYLIE, KOUVELAS	465,923	0.0%	118,296	347,627	0.0%
PETER MELVILLE & ELIZABETH MARY , KING	465,923	0.0%	118,296	347,627	0.0%
RON ANTHONY, ANTHONY <ANTHONY FAMILY SUPER FUND>	465,923	0.0%	118,296	347,627	0.0%
MR BENEDICT CARL WILLIAM HOLLAND	465,378	0.0%	118,269	347,109	0.0%
MR JOHN ADNAMS & MRS ELIZABETH ADNAMS <ADNAMS SUPER FUND A/C>	465,043	0.0%	118,252	346,791	0.0%
NEWQUAY INVESTMENTS PTY LTD <MICHAEL KEATING FAMILY A/C>	461,310	0.0%	118,066	343,245	0.0%
MR JASON PFITZNER & DONALD PFITZNER <PFITZNER WANGARA S/F A/C>	461,310	0.0%	118,066	343,245	0.0%
MR EMILIOUS GEORGIOU <GEORGIOU SUPER FUND A/C>	460,000	0.0%	118,000	342,000	0.0%
MRS MAROL KELLY	460,000	0.0%	118,000	342,000	0.0%
KAMBELL PTY LTD <GRANT FAMILY A/C>	458,429	0.0%	117,921	340,508	0.0%
MS GLORIA HARTNEY <GLORIA HARTNEY S/F A/C>	452,114	0.0%	117,606	334,508	0.0%
R A B INVESTMENTS PTY LTD	449,048	0.0%	117,452	331,596	0.0%
MR AARON ANDREW BLISS	444,143	0.0%	117,207	326,936	0.0%
MR WILLIAM ELIOU	444,143	0.0%	117,207	326,936	0.0%
RODERICK IAN & SANDRA ELIZABETH DONALD	443,949	0.0%	117,197	326,752	0.0%
MRS BONNIE JUNE GOODRICH & MRS MARNEY RENEE JEFFERIES <SEA CHANGE SUPER FUND A/C>	442,473	0.0%	117,124	325,349	0.0%
MR GRANT JOSEPH TENNI <THE EVOLUTION UNIT A/C>	439,137	0.0%	116,957	322,180	0.0%
RAY NEILSEN SUPER PTY LTD <NEILSEN GRAVEL GROUP S/F A/C>	438,418	0.0%	116,921	321,497	0.0%
MS SARAH FRANCES OAKES	436,792	0.0%	116,840	319,952	0.0%
MR STEVE BURNS <BURNS SUPER FUND A/C>	436,786	0.0%	116,839	319,947	0.0%
MR JASON B PFITZNER & MR DONALD B PFITZNER <PFITZNER WANGARA S/FUND A/C>	435,464	0.0%	116,773	318,691	0.0%
MR GREGORY VINCENT HARVEY	435,035	0.0%	116,752	318,283	0.0%
MR PAUL ALEXANDER HOOGENRAAD & MRS RUTH MILLICENT HOOGENRAAD	434,420	0.0%	116,721	317,699	0.0%
MR SCOTT PRENDERGAST	434,200	0.0%	116,710	317,490	0.0%
MRS BRONWYN EDWARDS	430,304	0.0%	116,515	313,789	0.0%
ALEXANDRA KATE,WOOD	429,299	0.0%	116,465	312,834	0.0%
PRECISION GREENFIELDS PTY LTD	429,188	0.0%	116,459	312,729	0.0%
MRS REBECCA LOUISE STEPHAN	428,244	0.0%	116,412	311,832	0.0%
MR GORDON HERIOT	426,980	0.0%	116,349	310,631	0.0%
MRS KERRY LYNETTE GREENOP	425,041	0.0%	116,252	308,789	0.0%
MR STEPHEN BURNS & MRS ROSALIND BURNS <BURNS FAMILY SUPER FUND A/C>	424,524	0.0%	116,226	308,298	0.0%
MCCANN SMSF PTY LTD <MCCANN SUPER FUND A/C>	424,524	0.0%	116,226	308,298	0.0%
MR KEVIN RILEY <RILEY SUPER FUND A/C>	424,524	0.0%	116,226	308,298	0.0%
BJ & BL GANT PTY LTD <SUPERANNUATION FUND A/C>	423,707	0.0%	116,185	307,522	0.0%
MR CHARLES ANTHONY JONES & MRS BELINDA MAREE JONES	422,072	0.0%	116,104	305,968	0.0%
ANTHONY & ABIGAIL KOOY < A&A KOOY SUPER FUND>	421,636	0.0%	116,082	305,554	0.0%
MRS RACHEL JOYCE & MS CARLY JOYCE <THE JOYBELL NOMINEES S/F A/C>	421,429	0.0%	116,071	305,358	0.0%

40

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
KAMBELL PTY LTD	420,968	0.0%	116,048	304,920	0.0%
MS LINDA LEE KACHEL	420,823	0.0%	116,041	304,782	0.0%
GEOFFREY RONALD & PAMELA M, SULLIVAN	420,509	0.0%	116,025	304,484	0.0%
MR PETER RYAN GILMOUR	420,000	0.0%	116,000	304,000	0.0%
MR DAVID WILLIAM VAN ROOYEN & MRS TONI VAN ROOYEN	419,929	0.0%	115,996	303,933	0.0%
FIRST EQUITY CAPITAL PTY LTD <FIRST EQUITY FINANCE FND A/C>	419,774	0.0%	115,989	303,785	0.0%
MR DOUGLAS DILLON & MR STEPHEN WHAREKAWA	419,565	0.0%	115,978	303,587	0.0%
AVIWED PTY LTD	419,048	0.0%	115,952	303,096	0.0%
R & J PTY LTD <RAMANI FAMILY A/C>	419,042	0.0%	115,952	303,090	0.0%
MR GREG LOCK	418,393	0.0%	115,920	302,473	0.0%
MS GLORIA MARGARET HARTNEY	418,291	0.0%	115,915	302,376	0.0%
KENOBI HOLDINGS PTY LTD <THE CASPERO UNIT A/C>	417,604	0.0%	115,880	301,724	0.0%
MR PETER LEWIS <LEWIS SUPER FUND A/C>	417,449	0.0%	115,872	301,577	0.0%
MR VINCENT HUGH HORSBURGH	416,639	0.0%	115,832	300,807	0.0%
FROSTI SUPER PTY LTD <MAGGIEARNOLD SUPER FUND>	415,024	0.0%	115,751	299,273	0.0%
GEOFF FRENCH & JACQUELINE GIBSON <LIFE ENRICH ENTER S/F A/C>	415,000	0.0%	115,750	299,250	0.0%
MS MIRIAM NERVO	414,812	0.0%	115,741	299,071	0.0%
ANNETTE, BUDARICK < THE BUDARICK FAMILY A/C >	414,650	0.0%	115,733	298,918	0.0%
ERIC JAMES & HEATHER JOY& LISA R,FREW	414,650	0.0%	115,733	298,918	0.0%
MRS RACHEL NICOLE JOYCE & MS CARLY MAREE JOYCE <JOYBELL NOMINEES S/F A/C>	413,606	0.0%	115,680	297,926	0.0%
MR KEITH VUICHOUD <K VUICHOUD PENSION FUND A/C>	412,857	0.0%	115,643	297,214	0.0%
MR LAKSHMAN PRASAD	412,192	0.0%	115,610	296,582	0.0%
MR ANDREW VINCENT SMART	411,100	0.0%	115,555	295,545	0.0%
MR ROSS NOEL ULLMAN & MRS SUZANNE ULLMAN <THE NAMLLU SUPER FUND A/C>	411,036	0.0%	115,552	295,484	0.0%
MR KEVIN RILEY	410,730	0.0%	115,537	295,194	0.0%
D CHIARAVALLE & E CHIARAVALLE <TUSCANY SUPER FUND A/C>	409,375	0.0%	115,469	293,906	0.0%
GRAHAM, WARDEN < THE WARDEN SUPER FUND>	408,790	0.0%	115,440	293,351	0.0%
MS MARGARET MARY CAMENS	408,539	0.0%	115,427	293,112	0.0%
MS RAELENE DEBRA HAMILTON	408,175	0.0%	115,409	292,766	0.0%
MS MUJI RETNA MUNAWATI	407,603	0.0%	115,380	292,223	0.0%
LINDA-LEE, KACHEL	407,325	0.0%	115,366	291,959	0.0%
MARCEL & URSULA, KOCH < KOCH SUPER FUND>	407,325	0.0%	115,366	291,959	0.0%
PAUL & RUGH , HOOGENRAAD	407,325	0.0%	115,366	291,959	0.0%
ANTHONY LLOYD, VAN COOTEN	407,325	0.0%	115,366	291,959	0.0%
MR NOEL ARTHUR YOUNG & MRS ESTELLE MERLE YOUNG	407,148	0.0%	115,357	291,791	0.0%
WILLIAM JOHN, VALLENCE	406,931	0.0%	115,347	291,584	0.0%
MR ROSS ULLMAN & MRS SUZANNE ULLMAN <THE NAMLLU SUPER FUND A/C>	406,898	0.0%	115,345	291,553	0.0%
MRS CAMILLA PRENDERGAST	406,868	0.0%	115,343	291,525	0.0%
DR CAROLYN WILLIAMS	406,603	0.0%	115,330	291,273	0.0%

41

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
JENNIFER, SHEHADEH	406,581	0.0%	115,329	291,252	0.0%
MS LESLEY ANNE SMITHERS	406,515	0.0%	115,326	291,189	0.0%
MS DIANNA ZIVANOVIC	406,357	0.0%	115,318	291,039	0.0%
MR LEN MACLEAN	406,237	0.0%	115,312	290,925	0.0%
MR TERRY HARRINGTON & MS JULIE THOMAS	405,933	0.0%	115,297	290,636	0.0%
MRS VERA SMOLONOGOV	405,518	0.0%	115,276	290,242	0.0%
MR PAUL HOOGENRAAD & MRS RUTH HOOGENRAAD	405,394	0.0%	115,270	290,124	0.0%
MR JAKE EMMERSON	404,904	0.0%	115,245	289,659	0.0%
MS SHANULISA PRASAD	404,628	0.0%	115,231	289,397	0.0%
MR IAN STEWART VAN DER WERFF & MS LINDA ELIZABETH LAYTON VAN DER WERF <LINIAN SUPER FUND A/C>	404,088	0.0%	115,204	288,884	0.0%
MR RAYMOND THOMAS CHENSEE	403,984	0.0%	115,199	288,785	0.0%
MR GEORGE EDGAR BLAIR-WEST & MRS MARJORIE RAY BLAIR-WEST <BLAIR-WEST MED PENS FUND A/C>	403,983	0.0%	115,199	288,784	0.0%
MR JOHN FEDERICO	403,697	0.0%	115,185	288,512	0.0%
MR GREG MCADAM & MRS JENNIFER MCADAM <GREG AND JEN'S SMSF A/C>	403,679	0.0%	115,184	288,495	0.0%
MR DOUGLAS R DILLON	403,306	0.0%	115,165	288,141	0.0%
MR STEPHEN P WHAREKAWA	403,305	0.0%	115,165	288,140	0.0%
MR JOHN FLYNN & MS MICHELLE CURRAN	403,000	0.0%	115,150	287,850	0.0%
MR ANTHONY BADGER <A BADGER & L KACHEL S/F A/C>	402,967	0.0%	115,148	287,819	0.0%
MR JOHN EDWARD HARTNEY & MRS ALDONA OLGA HARTNEY	402,752	0.0%	115,138	287,614	0.0%
MR PETER ALBERT DOUGLAS GRIEVE & MRS EVELYN JOY GRIEVE	402,457	0.0%	115,123	287,334	0.0%
MR LENNOX MACLEAN & MR MILTON FRITH & MR RICHARD PATRICK BUNGEY	402,453	0.0%	115,123	287,330	0.0%
MR EDDIE ZODINS & MRS KATIE ZODINS <ZODINS SUPER FUND A/C>	402,442	0.0%	115,122	287,320	0.0%
MR ANTHONY LLOYD VAN COOTEN	402,356	0.0%	115,118	287,238	0.0%
MR KENNETH BASIL TYSON & MRS CHRISTINE MICHELLE TYSON	402,223	0.0%	115,111	287,112	0.0%
MR LEIGH STAFFORD <STAFFORD INVESTMENT A/C>	402,121	0.0%	115,106	287,015	0.0%
MS JULIE DIANE THOMAS	401,962	0.0%	115,098	286,864	0.0%
MR JOHN TOIGO & MRS FIONA TOIGO <TOIGO SUPER FUND A/C>	401,962	0.0%	115,098	286,864	0.0%
ROBERT MALCOM, WILKIE	401,954	0.0%	115,098	286,856	0.0%
GLENN RAYMOND JOYCE & JUDITH THERESE JOYCE	401,946	0.0%	115,097	286,849	0.0%
MR ROGER THOMAS GOLDING	401,890	0.0%	115,095	286,796	0.0%
NONNENMACHER ENTERPRISES PTY LTD <NONNENMACHER S/F A/C>	401,750	0.0%	115,088	286,663	0.0%
MR GEOFFREY MALCOLM TAYLOR & MRS SUZANNE JENNIFER TAYLOR & MR MILTON DOUGLAS TAYLOR <PARADIGM DEVELOPMENTS SF	401,653	0.0%	115,083	286,570	0.0%
MR TERRY JAMES HARRINGTON & MS JULIE DIANE THOMAS	401,500	0.0%	115,075	286,425	0.0%
MR LUKE DOMINIC PAUL HOLLAND	401,276	0.0%	115,064	286,212	0.0%
MR TERRY JAMES HARRINGTON	401,200	0.0%	115,060	286,140	0.0%
MR GEOFFREY RONALD SULLIVAN & MRS PAMELA SULLIVAN	401,200	0.0%	115,060	286,140	0.0%
MR KEITH ARNOLD VUICHOUD & MRS JOANNE VUICHOUD <KEITH VUICHOUD PENS FUND A/C>	401,072	0.0%	115,054	286,018	0.0%
MR DONALD BRUCE PFITZNER & MRS GLORIA JOY PFITZNER <PFITZNER WANGARA S/FUND A/C>	401,063	0.0%	115,053	286,010	0.0%

42

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MR RUSSELL JOHN WILKIE	400,832	0.0%	115,042	285,790	0.0%
MR JASON B PFITZNER & MR DONALD R PFITZNER <PFITZNER WANGARA S/F A/C>	400,767	0.0%	115,038	285,729	0.0%
MR BRIAN PRICE & MRS CHRISTINE PRICE	400,767	0.0%	115,038	285,729	0.0%
MR ANDREW LEONARD SMITHERS	400,736	0.0%	115,037	285,699	0.0%
MRS EVELYN GRIEVE	400,731	0.0%	115,037	285,694	0.0%
MR KEVIN FRANCIS WOOD	400,536	0.0%	115,027	285,509	0.0%
MR PATRICK LOQUANCIO	400,525	0.0%	115,026	285,499	0.0%
MR KENNETH TYSON & MRS CHRISTINE TYSON	400,428	0.0%	115,021	285,407	0.0%
MR OWEN J STEINHARDT & MRS LYNITA A STEINHARDT	400,427	0.0%	115,021	285,406	0.0%
MR JAMES ALEXANDER GRANT <AWARD SAVER A/C>	400,200	0.0%	115,010	285,190	0.0%
MR ERIC LLOYD VAN COOTEN & MRS ENID CLARA VAN COOTEN	400,092	0.0%	115,005	285,087	0.0%
MR RODNEY MALCOLM BLACK	400,043	0.0%	115,002	285,041	0.0%
MS HEATHER J FREW & MS LISA R TURNER	400,043	0.0%	115,002	285,041	0.0%
MS KYLIE KOUVELAS	400,043	0.0%	115,002	285,041	0.0%
MR KEITH ARNOLD VUICHOLD	400,043	0.0%	115,002	285,041	0.0%
MR DOMINIC CHIARAVALLE & MRS EVA CHIARAVALLE <TUSCANY SUPER FUND A/C>	400,000	0.0%	115,000	285,000	0.0%
MR GLENN ROBERT & MRS JOANNA LUETCHFORD PRENDERGAST	400,000	0.0%	115,000	285,000	0.0%
MR DARREN STEVEN HUTCHINSON <DS HUTCHINSON SUPER A/C>	400,000	0.0%	115,000	285,000	0.0%
MRS TARA LEANNE & MR PAUL JOSEPH VAN WINCKEL	400,000	0.0%	115,000	285,000	0.0%
GRAEME LEIGH, SMITH <GI SMITH SUPER FUND>	400,000	0.0%	115,000	285,000	0.0%
VAINGIRL NOMINEES PTY LTD <SUNDAY TRADING A/C>	400,000	0.0%	115,000	285,000	0.0%
LESLEY MARGARET & JOHN ARNOLD, FROST MAGGIEARNOLD SUPER FUND C/-SUPERFUND ADMIN P/L	400,000	0.0%	115,000	285,000	0.0%
DAVID M. PIOTROWSKI AND LEXY A. PIOTROWSKI, JTWROS	400,000	0.0%	115,000	285,000	0.0%
R & H NOMINEES PTY LTD <SUPERANUATION FUND> C/-HANSENS ACCOUNTANTS PTY LTD	400,000	0.0%	115,000	285,000	0.0%
MR JOHN ROAYLL	400,000	0.0%	115,000	285,000	0.0%
MISS KARA LIVINGSTON	396,192	0.0%	114,810	281,382	0.0%
LMC SUPERANNUATION PTY LTD <LM CLOSTER SUPER FUND A/C>	384,944	0.0%	114,247	270,697	0.0%
CAPE BEACH PTY LIMITED	382,572	0.0%	114,129	268,443	0.0%
WENDON HOLDINGS PTY LTD <WENDON FAMILY PROPERTY A/C>	381,214	0.0%	114,061	267,153	0.0%
ERSTEIN PTY LIMITED <HARTLAND SUPER FUND A/C>	377,356	0.0%	113,868	263,488	0.0%
MR JAMES GARRY MILLS & MRS JEANETTE PATRICIA MILLS	374,524	0.0%	113,726	260,798	0.0%
MR CHRISTOPHER RALPH GILMOUR	360,000	0.0%	113,000	247,000	0.0%
MR KEVIN JOHN HOWARD	358,048	0.0%	112,902	245,146	0.0%
NOEL ARTHER & ESTELLE MERLE, YOUNG	347,570	0.0%	112,379	235,192	0.0%
MR PETER BILSTON	337,289	0.0%	111,864	225,425	0.0%
MR DOMINIC CHIARAVALLE & MRS EVA CHIARAVALLE <TUSCANY SUPER FUND A/C>	330,000	0.0%	111,500	218,500	0.0%
PIESSE INVESTMENTS PTY LTD <THE PIESSE SUPER FUND A/C>	328,950	0.0%	111,448	217,503	0.0%
MR THOMAS ASHCROFT & MRS JULIA PATRICIA ASHCROFT <ASHCROFT SUPER FUND A/C>	327,416	0.0%	111,371	216,045	0.0%
MR GERRIT HORCHNER	326,272	0.0%	111,314	214,958	0.0%
MR JUSTIN BLUMFIELD	310,944	0.0%	110,547	200,397	0.0%
MS LOUISE CHRISTINE GILMOUR	305,000	0.0%	110,250	194,750	0.0%

43

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MR ALAN GILLESPIE	304,905	0.0%	110,245	194,660	0.0%
MR ALAN MCEWAN GILLESPIE	303,270	0.0%	110,164	193,107	0.0%
MS MARY-JANE MOLONEY	298,096	0.0%	109,905	188,191	0.0%
N & R ALLSOPP PTY LTD <ALLSOPP FAMILY A/C>	294,286	0.0%	109,714	184,572	0.0%
CITICORP NOMINEES PTY LIMITED	283,752	0.0%	109,188	174,564	0.0%
UNION TRUST LAW SL <BEACH HAVEN ACCOUNT NO 2>	283,500	0.0%	109,175	174,325	0.0%
DAVCO CONSTRUCTIONS PTY LTD	278,480	0.0%	108,924	169,556	0.0%
MR MICHAEL ZAMMIT & MRS CYNTHIA PHYLLIS ZAMMIT	278,480	0.0%	108,924	169,556	0.0%
MS JILL MURPHY	277,500	0.0%	108,875	168,625	0.0%
GRAEME LEIGH, SMITH <GI SMITH SUPER FUND>	265,923	0.0%	108,296	157,627	0.0%
MR JOHN MACRI	265,410	0.0%	108,271	157,140	0.0%
MR BRETT ANDREW HANSEN & MRS JENNIFER LOUISE HANSEN <GREENPEAS SUPER FUND A/C>	261,588	0.0%	108,079	153,509	0.0%
MR PAUL CONNOLLY & MRS DEBORAH CONNOLLY	251,124	0.0%	107,556	143,568	0.0%
TOURQUET PTY LTD <HANSENS AZDF SYND UNIT A/C>	246,017	0.0%	107,301	138,716	0.0%
MR DOMENIC CURCIO	245,239	0.0%	107,262	137,977	0.0%
ERSTEIN PTY LTD <HARTLAND SUPER FUND A/C>	244,647	0.0%	107,232	137,415	0.0%
JOHN, PANKHURST	244,647	0.0%	107,232	137,415	0.0%
LOIS CLOSTER <R CLOSTER FAM DISC NO 2 A/C>	241,159	0.0%	107,058	134,101	0.0%
MR GERHARDUS NEL & MRS HILARY NEL <GEORGE NEL SUPER FUND A/C>	239,966	0.0%	106,998	132,968	0.0%
ELMS LAZURKO SUPERANNUATION PTY LIMITED <ELMS LAZURKO SUPER A/C>	239,696	0.0%	106,985	132,711	0.0%
DAAK GIBSON HOLDINGS PTY LTD <DAAK GIBSON FAMILY A/C>	237,942	0.0%	106,897	131,045	0.0%
MR GEOFFREY RONALD SULLIVAN & MRS PAMELA MARGARET SULLIVAN	235,229	0.0%	106,761	128,468	0.0%
MRS CAROLYN JO-ANNE PAYNE	233,208	0.0%	106,660	126,548	0.0%
MR DONALD ALAN SAYERS	230,791	0.0%	106,540	124,251	0.0%
BEC MARSHALL	229,242	0.0%	106,462	122,780	0.0%
MR PETER MARK & MRS DORA MARK <MARK FAMILY SUPER FUND A/C>	229,216	0.0%	106,461	122,755	0.0%
MR JOHN TURNBULL <JOHN & GOI'S SUPER FUND A/C>	228,343	0.0%	106,417	121,926	0.0%
MS BARBARA ALICE PIESSE	227,815	0.0%	106,391	121,424	0.0%
MR WILLIAM ROSS TAYLOR & MRS HELEN LARAINE TAYLOR <TAYLOR SUPER FUND A/C>	224,524	0.0%	106,226	118,298	0.0%
MR GLENN RAYMOND JOYCE & MRS JUDITH THERESE JOYCE <THE JOYBELL NOMINEES S/F A/C>	219,910	0.0%	105,996	113,915	0.0%
KEN & KAY RYAN	215,090	0.0%	105,755	109,336	0.0%
MRS MICHELLE AUDREY THOMPSON	212,540	0.0%	105,627	106,913	0.0%
MR GRAHAM ASHLEY HARRIS & MS MARGARET MARY WILMINK	211,566	0.0%	105,578	105,988	0.0%
MS SUSAN MARJORIE MONGELLI <SIRIUS SUPER FUND A/C>	206,000	0.0%	105,300	100,700	0.0%
MS TINA DION <TINA DION SUPER FUND A/C>	203,679	0.0%	105,184	98,495	0.0%
MR PAUL TOSIN & MRS DANIELA TOSIN <TOSIN S/F A/C>	203,025	0.0%	105,151	97,874	0.0%
MR ANDREW ZIVANOVIC	200,736	0.0%	105,037	95,699	0.0%
MABETI PTY LIMITED <SUPERANNUATION FUND A/C>	200,000	0.0%	105,000	95,000	0.0%
R M INVESTMENTS PTY LTD <NRM UNIT ACCOUNT>	200,000	0.0%	105,000	95,000	0.0%
MS SHERYLE SHERIDAN <SHERIDAN FAMILYA/C>	199,048	0.0%	104,952	94,096	0.0%
MR WILLIAM BERTRAM MCGRORY & MRS SUSAN JOY MCGRORY <J & B SUPERANNUATION FD A/C>	194,445	0.0%	104,722	89,723	0.0%

44

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MR PETER MACBEAN STEWART & MRS ROBIN KATHLEEN STEWART	191,286	0.0%	104,564	86,722	0.0%
MR ANTHONY PIZZOLATO	191,000	0.0%	104,550	86,450	0.0%
MR PETER HEARMAN <HEARMAN FAMILY A/C>	184,534	0.0%	104,227	80,307	0.0%
MR DANIEL DALZOTTO	180,905	0.0%	104,045	76,860	0.0%
ALEXANDER THOMAS COCKBURN-CAMPBELL & KERRY ANNE COCKBURN-CAMPBELL	180,086	0.0%	104,004	76,082	0.0%
GREENPEAS INVESTMENTS PTY LTD <THE B & J HANSEN FAMILY A/C>	175,536	0.0%	103,777	71,759	0.0%
ELLON NOMINEES PTY LTD <ELLON FAMILY A/C>	170,358	0.0%	103,518	66,840	0.0%
MS SHEHARA WIJETUNGA	169,933	0.0%	103,497	66,436	0.0%
WHITE EAGLE NOMINEES PTY LTD <MANN FAMILY SUPER FUND A/C>	168,966	0.0%	103,448	65,518	0.0%
MR ANDREW SCOTT WILLIS	167,912	0.0%	103,396	64,516	0.0%
MRS BREE CHRISTINA GRANT & MR DALE PHILIP ALAN GRANT	166,772	0.0%	103,339	63,433	0.0%
GEOFFREY WALLIS, ARUNDELL	157,325	0.0%	102,866	54,459	0.0%
MR JOHN MICHAEL HEARMAN	155,450	0.0%	102,773	52,678	0.0%
MS LEONE SIGNA BALDOCK	150,129	0.0%	102,506	47,623	0.0%
MRS JULIE GOWAN <KRISTIAN GOWAN A/C>	150,038	0.0%	102,502	47,536	0.0%
MR. ALEXANDER K ROLLEY & MRS. LANA T. ROLLEY	150,000	0.0%	102,500	47,500	0.0%
MAREETA V ROLLEY	150,000	0.0%	102,500	47,500	0.0%
SYNMAN NOMINEES PTY LTD <IMJWS SUPER FUND A/C>	150,000	0.0%	102,500	47,500	0.0%
MR GEORGE VLAHOS & MRS COLLEEN VLAHOS <VLAHOS SUPER FUND A/C>	139,786	0.0%	101,989	37,797	0.0%
ADDVOKAT PTY LTD <ADDVOKAT A/C>	134,247	0.0%	101,712	32,535	0.0%
ERSTEIN PTY LTD <THE HARTLAND FAMILY A/C>	133,976	0.0%	101,699	32,277	0.0%
MR GEORGE VHALOS & MRS COLLEEN VHALOS <VHALOS SUPER FUND A/C>	132,429	0.0%	101,621	30,808	0.0%
MARGARET MARY, CAMENS	132,056	0.0%	101,603	30,453	0.0%
MICHAEL JOHN & TRACEY LEE, BOWNE	132,056	0.0%	101,603	30,453	0.0%
JAXLAND PTY LTD <D & L PUTLAND FAMILY A/C>	128,750	0.0%	101,438	27,313	0.0%
R & H NOMINEES PTY LTD <R&H NOMINEES SUPER FUND A/C>	126,422	0.0%	101,321	25,101	0.0%
MR IAN FOSTER & MRS DENISE FOSTER <FOSTER SUPER FUND A/C>	126,108	0.0%	101,305	24,803	0.0%
MR TONY JORDAN & MS DENISE MURPHY & JORDAN MURPHY PTY LTD	124,721	0.0%	101,236	23,485	0.0%
MR COLIN J DAMIANI & MRS DIANE R DAMIANI	123,328	0.0%	101,166	22,162	0.0%
MR DAVID MARCON & MRS RACHELA MARCON	123,270	0.0%	101,164	22,107	0.0%
MS JAN LOUISE GREENE	123,132	0.0%	101,157	21,975	0.0%
SALORA STATION PTY LTD <HIGHBRAY ABSOLUTE ENTITL AC>	123,132	0.0%	101,157	21,975	0.0%
G A GIUSTI CONSTRUCTION PTY LIMITED	119,985	0.0%	100,999	18,986	0.0%
VICROY PTY LTD <BENSON FAMILY A/C>	116,277	0.0%	100,814	15,463	0.0%
JULIE & ROBERT BRIAN, BURNS	110,870	0.0%	100,544	10,327	0.0%
MCTUNGA NOMINEES PTY LTD <SHEETMETAL STAFF S/F A/C>	110,812	0.0%	100,541	10,271	0.0%
PAYNE CORPORATION PTY LTD <PAYNE SUPER FUND A/C>	108,509	0.0%	100,425	8,084	0.0%
MARY, MILES < MILES FAMILY SUPER FUND PTY LTD>	108,406	0.0%	100,420	7,986	0.0%
STC ADVISORY PTY LTD <CHALABIAN FAMILY A/C>	108,009	0.0%	100,400	7,609	0.0%
MR FREDERICK JAMES PARK & MRS THELMA LORNA PARK	107,839	0.0%	100,392	7,447	0.0%
MR ANTHONY CICCARELLI & MRS CARLA CICCARELLI	104,227	0.0%	100,211	4,016	0.0%

45

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MS SUSAN MONGELLI & MR PETER WATERS <SIRIUS SUPER FUND A/C>	104,227	0.0%	100,211	4,016	0.0%
MR ROSS ARDITA & MRS MARIA ARDITA	103,336	0.0%	100,167	3,169	0.0%
MR BENJAMIN ALAN YOUNG	103,192	0.0%	100,160	3,032	0.0%
PRASHANTA KUMAR CHATTERJEE & JENNIFER CHATTERJEE & ROBINDRA NARAYAN CHATTERJEE <CHATTERJEE SUPER FUND A/C>	103,000	0.0%	100,150	2,850	0.0%
MRS ANNETTE PATRICIA RICHARDS	103,000	0.0%	100,150	2,850	0.0%
NATASHA JAN BULLOCK	100,000	0.0%	100,000	-	0.0%
CONSTANCE ELIZABETH LEE-ANDERSON	100,000	0.0%	100,000	-	0.0%
SAMANTHA ANN STEWART	100,000	0.0%	100,000	-	0.0%
MACDONALD ASSET CONSULTING PTY LTD <LUTRY SUPER FUND A/C>	99,000	0.0%	99,000	-	0.0%
MS ROBYN HARRIS & ROBYN LYNETTE PTY LTD <ROBYN LYNETTE SUPER FUND A/C>	98,446	0.0%	98,446	-	0.0%
MR MARK CROHAN & MRS JACINTA CROHAN	98,100	0.0%	98,100	-	0.0%
MS LOIS CLOSTER	98,096	0.0%	98,096	-	0.0%
MS SALLYANNE FLORENCE & MS GINA LOUISE FLORENCE	98,096	0.0%	98,096	-	0.0%
MR ALBERT ANTHONY MACRI	98,096	0.0%	98,096	-	0.0%
K O NOMINEES PTY LTD <THE OLDFIELD KNOTT UNIT A/C>	95,237	0.0%	95,237	-	0.0%
MS SANDRA FAY LOCK	93,932	0.0%	93,932	-	0.0%
DELMARIE FLORENCE	93,924	0.0%	93,924	-	0.0%
MR GRANT DONALD PETERSON & MRS CHRISTINE MYRTLE LANE <PETERSON FAMILY A/C>	93,282	0.0%	93,282	-	0.0%
MR SCOTT HORNBY	90,852	0.0%	90,852	-	0.0%
MR ANTHONY TACCONE	89,920	0.0%	89,920	-	0.0%
MR AUGUSTO TACCONE	89,920	0.0%	89,920	-	0.0%
MS LIDIA TACCONE	89,920	0.0%	89,920	-	0.0%
HANSENS AMAZING TEAM PTY LTD <LOANS NO 3 A/C>	88,931	0.0%	88,931	-	0.0%
MR JOHN STEPHEN FRY	87,150	0.0%	87,150	-	0.0%
MR DAVID JOHN PURKIS & MRS JENNIFER LORRAINE PURKIS	86,127	0.0%	86,127	-	0.0%
MR DAVID BESSON & MRS LIZ BESSON <BESSON & BESSON A/C>	85,834	0.0%	85,834	-	0.0%
MR JAMES FARMER & NICJAM PTY LTD <FARMER FAMILY SETTLEMENT A/C>	85,716	0.0%	85,716	-	0.0%
MR CHRISTOPHER BERNARD OLDFIELD	84,895	0.0%	84,895	-	0.0%
MR ZORAN MATIC	84,675	0.0%	84,675	-	0.0%
FIFTH GLENMAR PTY LTD	82,547	0.0%	82,547	-	0.0%
MRS JUDY ELIZABETH GREEN	81,287	0.0%	81,287	-	0.0%
MR DOMINIC CURCIO	80,534	0.0%	80,534	-	0.0%
MR GEOFFREY WALLIS ARUNDELL	79,716	0.0%	79,716	-	0.0%
SHEETMETAL INSTALLATIONS PTY LTD <SHEETMETAL STAFF S/F A/C>	77,659	0.0%	77,659	-	0.0%
MR MICHAEL JOSEPH MCCANN <MCCANN SMSF PTY LTD A/C>	76,842	0.0%	76,842	-	0.0%
MR RICK OLARENSHAW <214 GRAHAM STREET A/C>	75,334	0.0%	75,334	-	0.0%
MR RICHARD ARTHUR POWELL	75,247	0.0%	75,247	-	0.0%
MR CHRISTOPHER HORACE ALDRIDGE & MRS GERALDINE ALDRIDGE <RELYON TRADING S/F A/C>	73,572	0.0%	73,572	-	0.0%
MR NEIL ALLSOPP & MRS RHONDA ALLSOPP <SUPERANNUATION FUND A/C>	73,572	0.0%	73,572	-	0.0%
ASHCROFT SUPERANNUATION FUND	73,572	0.0%	73,572	-	0.0%
MRS LEANNE ASKER & MR ANDREW ASKER <ASKER FAMILY A/C>	73,572	0.0%	73,572	-	0.0%

46

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MR WARWICK CLARKE <WD & J CLARKE SUPER FUND A/C>	73,572	0.0%	73,572	-	0.0%
MR SALVATORI RANDAZZO & MRS FELICIA RANDAZZO <RANDAZZO SUPER FUND A/C>	73,572	0.0%	73,572	-	0.0%
TABAC NOMINEES PTY LTD	73,572	0.0%	73,572	-	0.0%
MR DIMITRA THANOPOULOS	73,572	0.0%	73,572	-	0.0%
MR ROBERT WILKIE & MRS LINDA WILKIE <BROADBILL SUPER FUND A/C>	73,572	0.0%	73,572	-	0.0%
ROSEMARY ETHEL, WYNNE	73,248	0.0%	73,248	-	0.0%
MARTIN G & AUDREY , CHAPMAN	73,248	0.0%	73,248	-	0.0%
BERKELEY MCLEISH ,WYNNE	73,248	0.0%	73,248	-	0.0%
MARTIN LAKE PTY LTD <THE MARTIN LAKE S/F A/C>	72,000	0.0%	72,000	-	0.0%
MR GEORGE VLAHOS	70,254	0.0%	70,254	-	0.0%
MR JOHN CASTLEDINE & MRS DOROTHY CASTLEDINE	70,240	0.0%	70,240	-	0.0%
MS NAOMI CLASOHM	70,068	0.0%	70,068	-	0.0%
MS SARAH HARRIS & MR ANDREW MCDOUGALL <MCDOUGALL HARRIS FAMILY A/C>	70,068	0.0%	70,068	-	0.0%
MR MURRAY JAMES CLOSE & MRS HELEN DOREEN CLOSE <MJ & HD CLOSE SUPER A/C>	70,000	0.0%	70,000	-	0.0%
ELMS LAZURKO PROPERTIES PTY LTD <ELMS LAZURKO PROPERTY A/C>	69,945	0.0%	69,945	-	0.0%
MR GABRIEL JOSEPH LABOUR & MRS MARIE ARIADHNE LABOUR	69,907	0.0%	69,907	-	0.0%
MATTHEW DOUGLAS, MIDDLEMISS	68,999	0.0%	68,999	-	0.0%
MR WARREN LELAND HOHN & MRS DONNA RAE HOHN <HOHN FAMILY S/F A/C>	67,865	0.0%	67,865	-	0.0%
MS MARY JOY POLS	67,068	0.0%	67,068	-	0.0%
ASHLAND ENTERPRISES PTY LTD <THE TONY CALLIS FAMILY A/C>	66,215	0.0%	66,215	-	0.0%
MR ROSS BAUER & MRS CAROLYN BAUER <SET FREE SUPER FUND A/C>	65,852	0.0%	65,852	-	0.0%
MR TIN SHEUNG LAU	65,500	0.0%	65,500	-	0.0%
BACKDALE PTY LTD <BACKDALE SUPER FUND A/C>	64,346	0.0%	64,346	-	0.0%
ADLEE INVESTMENTS PTY LTD	63,366	0.0%	63,366	-	0.0%
MR ERIC BRIAN KELLY & MRS MAREE GAYLE KELLY	63,219	0.0%	63,219	-	0.0%
SPOT CAPITAL LIMITED	63,095	0.0%	63,095	-	0.0%
MR CRAIG BUCHANAN BREMNER & MRS MERREN BARBARA BREMNER	61,881	0.0%	61,881	-	0.0%
MS AMBER CORRIGAN	61,566	0.0%	61,566	-	0.0%
MRS LOUISE JANE FAULKNER	61,566	0.0%	61,566	-	0.0%
MR PAUL ALEXANDER HOOGENRAAD	61,566	0.0%	61,566	-	0.0%
MR JOHN MACRI & MR NICHOLAS MACRI	61,566	0.0%	61,566	-	0.0%
MRS CHERYL MARGARET MITCHELL	61,566	0.0%	61,566	-	0.0%
LEONG H OH	61,566	0.0%	61,566	-	0.0%
MR VINCE PAGANO & MRS GAYLE PAGANO <ABALODE SUPERANNUATION A/C>	61,566	0.0%	61,566	-	0.0%
MS JANIS ROWELL	61,566	0.0%	61,566	-	0.0%
MR LAURANCE SIDARI <BENJAMIN SIDARI A/C>	61,566	0.0%	61,566	-	0.0%
MR LAURANCE SIDARI <BRIANA SIDARI A/C>	61,566	0.0%	61,566	-	0.0%
MS BEATRICE SIDARI	61,566	0.0%	61,566	-	0.0%

47

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
HOME LOAN ESSENTIALS PTY LTD <CAMERON D PERKINS S/F A/C>	61,433	0.0%	61,433	-	0.0%
ASHLEY HUDSON	61,310	0.0%	61,310	-	0.0%
OURCLAN PTY LTD	61,310	0.0%	61,310	-	0.0%
MR GEOFF SULLIVAN & MRS PAM SULLIVAN <SULLIVAN SUPER FUND A/C>	61,310	0.0%	61,310	-	0.0%
MR TRAVIS PHILP CHERRY & MRS LOUISE CHERRY <TJP INDUSTRIES S/FUND A/C>	58,860	0.0%	58,860	-	0.0%
SOBECCA PTY LTD <SOBECCA A/C>	58,245	0.0%	58,245	-	0.0%
MR JOHN TURNBULL & MRS GOI TURNBULL <JOHN & GOI'S S/F A/C>	57,831	0.0%	57,831	-	0.0%
ROSBEE MANOR PTY LTD <TWIGG PROPERTY UNIT A/C>	55,239	0.0%	55,239	-	0.0%
PAINT A RAINBOW FOUNDATION LIMITED	55,179	0.0%	55,179	-	0.0%
MR PAUL FRANCIS FONTAINE	54,632	0.0%	54,632	-	0.0%
BRIAN MARTIN & ASSOCIATES PTY LTD <BRIAN MARTIN S/F A/C>	54,000	0.0%	54,000	-	0.0%
MS NOELA VALENTINE BROOKS	53,896	0.0%	53,896	-	0.0%
MR ANTHONY HOUSTON <HOUSTON SUPER FUND A/C>	53,250	0.0%	53,250	-	0.0%
MR BRIAN MARTIN <BRIAN MARTIN SUPER FUND A/C>	51,875	0.0%	51,875	-	0.0%
MISS SKYE PARKER	51,541	0.0%	51,541	-	0.0%
MS VIRGINIA DALZOTTO	51,506	0.0%	51,506	-	0.0%
MR TERRY JAMES GARDINER	51,477	0.0%	51,477	-	0.0%
MR SAMMAR SOUSOU	51,250	0.0%	51,250	-	0.0%
NYCOR SUPER PTY LTD <NYCOR ENGINEERING S/F A/C>	50,935	0.0%	50,935	-	0.0%
MR DARYL ROSS WALDRON & MRS ANNE MOREE WALDRON <THE WALDRON FUND A/C>	50,157	0.0%	50,157	-	0.0%
DIRECT MOTORS PTY LTD <DIRECT MOTORS S/F A/C>	49,755	0.0%	49,755	-	0.0%
ASHLAND ENTERPRISES PTY LTD	49,527	0.0%	49,527	-	0.0%
MR NEIL DENIS PORTER & MS JUDITH PEARCE	49,048	0.0%	49,048	-	0.0%
MR DARREN PUTLAND & JAXLAND PTY LTD <PUTLAND FAMILY A/C>	49,048	0.0%	49,048	-	0.0%
MRS VICTORIA ALEXANDRA ROSE & MR GREGORY JOHN ROSE <ROSE FAMILY SUPER FUND A/C>	49,048	0.0%	49,048	-	0.0%
MR BRIAN ANDREW SMITH	49,048	0.0%	49,048	-	0.0%
MRS CARLY JANE WARD & MR SEAN MERVYN WARD <THE SCW INVESTMENT A/C>	49,048	0.0%	49,048	-	0.0%
ROSHCO INVESTMENTS PTY LTD <RAPCO FAMILY SUPER FUND A/C>	48,000	0.0%	48,000	-	0.0%
MS ELISA CHIANDOTTO	47,816	0.0%	47,816	-	0.0%
MRS FRANCES LAMBERT	47,620	0.0%	47,620	-	0.0%
MR HOWARD ROSS & MRS MARTHA ROSS <H & M ROSS RETIRE FUND A/C>	47,034	0.0%	47,034	-	0.0%
MR JOHN BEVAN MUTCH	45,525	0.0%	45,525	-	0.0%
MR IAN WILLIAM FOSTER & MRS DENISE MONICA FOSTER <FOSTER SUPER FUND A/C>	45,426	0.0%	45,426	-	0.0%
DIRECT MOTORS PTY LTD	45,000	0.0%	45,000	-	0.0%
MRS LEE ANNETTE KLAVERSTYN	44,495	0.0%	44,495	-	0.0%
MR PAT MCCARTHY	44,143	0.0%	44,143	-	0.0%
PURSUIT RETIREMENT LLC	44,007	0.0%	44,007	-	0.0%
FRASER HILL & LORNA ROSE, STEVENS	43,949	0.0%	43,949	-	0.0%
BLACKBURN HOLDINGS PTY LTD <BLACKBURN A/C>	43,173	0.0%	43,173	-	0.0%
MR ROGER MARTYN DART <R M DART FAMILY A/C>	42,382	0.0%	42,382	-	0.0%
R M INVESTMENTS PTY LTD <NRM UNIT ACCOUNT>	41,992	0.0%	41,992	-	0.0%

48

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MR LIONEL CHARLES FLASHMAN	41,032	0.0%	41,032	-	0.0%
BRIAN MARTIN & ASSOCIATES PTY LTD <BRIAN MARTIN SUPER FUND A/C>	40,802	0.0%	40,802	-	0.0%
JSKM PTY LIMITED	40,768	0.0%	40,768	-	0.0%
MR MATTHEW TROY & MR DAMIEN TROY	39,984	0.0%	39,984	-	0.0%
BESSON FAMILY RETIREMENT FUND PTY LTD <BESSON FAMILY R/FUND A/C>	39,852	0.0%	39,852	-	0.0%
MR TONY BATES <BATES FAMILY SUPER FUND A/C>	39,600	0.0%	39,600	-	0.0%
SARITUS JAN NOMINEES PTY LIMITED	38,705	0.0%	38,705	-	0.0%
EST LATE SHANNON HOARE & ELLON NOMINEES PTY LTD <ELLON FAMILY A/C>	38,096	0.0%	38,096	-	0.0%
MR LES SAMBA	38,032	0.0%	38,032	-	0.0%
MS SONYA KATHRYN PARER <PARER CLARKE INVESTMENT A/C>	37,993	0.0%	37,993	-	0.0%
MR JOHN BRUMTIS	37,500	0.0%	37,500	-	0.0%
MRS MARJORIE CAROLE HUDSON & MR REDVERS JOHN HUDSON	36,833	0.0%	36,833	-	0.0%
MR NIGEL ANTHONY COOPER	36,786	0.0%	36,786	-	0.0%
FLAME INVESTMENTS PTY LIMITED	36,786	0.0%	36,786	-	0.0%
MS CHERYL HOLMES	36,786	0.0%	36,786	-	0.0%
MS PATRICIA L K LEE & MR JEFFREY L H CHEONG	36,786	0.0%	36,786	-	0.0%
MR DANIEL O'CONNOR <O'CONNOR SUPER FUND A/C>	36,786	0.0%	36,786	-	0.0%
MR WILLIAM OSBORNE & MRS NONGKARN OSBORNE	36,786	0.0%	36,786	-	0.0%
COMSERVE MANAGEMENT LIMITED	36,624	0.0%	36,624	-	0.0%
GRAEME LEIGH, SMITH	36,624	0.0%	36,624	-	0.0%
PETER & DAWN MAY, MARSH	36,624	0.0%	36,624	-	0.0%
BRIAN & CHRISTINE PRICE	36,624	0.0%	36,624	-	0.0%
VINCENZO & DIANA, PENNAZZA	36,624	0.0%	36,624	-	0.0%
SFC INVESTMENTS PTY LTD	36,452	0.0%	36,452	-	0.0%
L GORDAN NOMINEES PTY LTD <LES GORDAN SUPER FUND A/C>	35,834	0.0%	35,834	-	0.0%
RONALD DUDLEY & KATHRYN , KEECH < KEECHS READYMIX PTY LTD A/C>	35,326	0.0%	35,326	-	0.0%
SAMP PTY LTD <SAMP SUPER FUND A/C>	35,035	0.0%	35,035	-	0.0%
MR GRANT ALAN TURNER <THE TURNER SUPER FUND A/C>	35,035	0.0%	35,035	-	0.0%
MRS LIZ BESSON	34,988	0.0%	34,988	-	0.0%
MS NICOLE MARIE MERDY	34,550	0.0%	34,550	-	0.0%
MR ROBERT VAN BLANKEN & MRS LYNDA GAY VAN BLANKEN	33,964	0.0%	33,964	-	0.0%
MRS ANDREA KIRSTAN TURNER	33,832	0.0%	33,832	-	0.0%
MR IAN BERNARD OLDFIELD	33,726	0.0%	33,726	-	0.0%
DAWN, GEORGE	33,401	0.0%	33,401	-	0.0%
MRS KAREN GODDARD	33,317	0.0%	33,317	-	0.0%
MRS SALLY RILLSTONE & MR DOMINIC RILLSTONE	33,000	0.0%	33,000	-	0.0%
MR RYAN PAUL KRIKKE	32,821	0.0%	32,821	-	0.0%
MR LUIGI PANUCCIO & MRS ANTONELLA PANUCCIO <LAP SUPERANNUATION FUND A/C>	32,753	0.0%	32,753	-	0.0%

49

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MR ROWAN WILLIAMS	32,180	0.0%	32,180	-	0.0%
MS SKYE ERIN PARKER	32,044	0.0%	32,044	-	0.0%
MS LANA THOMPSON <LANA THOMPSON SUPER FUND A/C>	31,724	0.0%	31,724	-	0.0%
MS WILHELMINA HENDERINA PRUYN & MR DANIEL JOHN GARLICK	31,534	0.0%	31,534	-	0.0%
MS CATHERINE BADDOCK	31,500	0.0%	31,500	-	0.0%
MR DAVID JOHN GRANTHAM	31,350	0.0%	31,350	-	0.0%
MR JASON HAWORTH	31,000	0.0%	31,000	-	0.0%
MR ERNEST PETER OLDFIELD	30,783	0.0%	30,783	-	0.0%
RESWICK PTY LTD <NEVILLE PARTON S/FUND A/C>	30,717	0.0%	30,717	-	0.0%
MR DOMINIC JOHN CURCIO	30,655	0.0%	30,655	-	0.0%
MR GREG GIARRATANA & MRS BRIGINA GIARRATANA <G & B GIARRATANA A/C>	30,655	0.0%	30,655	-	0.0%
MR ALBERT ANTHONY MACRI & EST JANICE VERA MACRI	30,655	0.0%	30,655	-	0.0%
SHANDAN TRADING PTY LTD <THE SHANDAN TRADING A/C>	30,586	0.0%	30,586	-	0.0%
JOHN & WENDY CAMPBELL	30,530	0.0%	30,530	-	0.0%
MR HOWARD GARNET DIXON <GARNET SUPER FUND A/C>	30,395	0.0%	30,395	-	0.0%
MR JOHN ROYALL	30,164	0.0%	30,164	-	0.0%
MRS NOLA WARREN & MR MALCOLM WARREN	30,000	0.0%	30,000	-	0.0%
MS PAMELA YOUNG	29,432	0.0%	29,432	-	0.0%
BRICKS AND MORTAR INVESTMENTS PTY LTD <MCELLIGOTT S/FUND NO 2 A/C>	29,429	0.0%	29,429	-	0.0%
DIMITRA THANOPOULOS	29,429	0.0%	29,429	-	0.0%
MR MELVYN STUART HORNBY	29,361	0.0%	29,361	-	0.0%
L GORDON NOMINEES PTY LTD	29,160	0.0%	29,160	-	0.0%
MS LEANNE ASKER	28,836	0.0%	28,836	-	0.0%
PILLAR NOMINEES PTY LTD <SUPER FUND A/C>	28,612	0.0%	28,612	-	0.0%
MS ELIZABETH FLINTOFF	28,572	0.0%	28,572	-	0.0%
ROSBEE MANOR PTY LTD <TWIGG PROPERTY A/C>	28,572	0.0%	28,572	-	0.0%
MR SEAN MATTHEW DOHENY	28,028	0.0%	28,028	-	0.0%
DANATETH PTY LTD <ROWAN FAMILY A/C>	27,892	0.0%	27,892	-	0.0%
KEVIN HOWARD CRANE HIRE PTY LTD <K & M HOWARD SUPER FUND A/C>	27,458	0.0%	27,458	-	0.0%
MR ANDREW FLETCHER	27,212	0.0%	27,212	-	0.0%
MR RICHARD PETER MALONEY	27,172	0.0%	27,172	-	0.0%
KEVIN HOWARD INVESTMENTS PTY LTD	26,816	0.0%	26,816	-	0.0%
MR MARK ROBERT HAZELL	26,458	0.0%	26,458	-	0.0%
BARCLAY WELLS LTD	26,335	0.0%	26,335	-	0.0%
MR JOHN STEPHEN FRY & MRS LYNETTE ROBYN FRY <FRY SUPER FUND A/C>	26,083	0.0%	26,083	-	0.0%
MRS VANESSA JOAN CARBIS	26,072	0.0%	26,072	-	0.0%
MR ROY SPAGNOLO & MR XAVIER LO	25,908	0.0%	25,908	-	0.0%
AGIRA PTY LTD	25,000	0.0%	25,000	-	0.0%
MR PETER MCDONALD & ATLANTIC CHALLENGE PTY LTD <PETER MCDONALD S/F A/C>	25,000	0.0%	25,000	-	0.0%
GOURMET SPECIALIZED GIFTS PTY LTD	24,981	0.0%	24,981	-	0.0%

50

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MR MALCOLM NEIL FOWLER	24,527	0.0%	24,527	-	0.0%
CHRISTOPHER HORACE ALDRIDGE & GERALDINE ALDRIDGE <RELYON TRADING S/F A/C>	24,524	0.0%	24,524	-	0.0%
MR DARREN JAMES BELTON	24,524	0.0%	24,524	-	0.0%
PRASHANTA J CHATTERJEE <CHATTERJEE SUPER FUND A/C>	24,524	0.0%	24,524	-	0.0%
MR BRENDAN COLVIN & MRS JOAN COLVIN	24,524	0.0%	24,524	-	0.0%
MS ELIZABETH JOAN GREEN	24,524	0.0%	24,524	-	0.0%
MS ZEENA LOBO	24,524	0.0%	24,524	-	0.0%
MR NEIL MARTINS & MRS LIVIA MARTINS <MARTINS FAMILY A/C>	24,524	0.0%	24,524	-	0.0%
MR JAMES MCELLIGOTT & MRS SHIRLEY MCELLIGOTT <J & S MCELLIGOTT S/F A/C>	24,524	0.0%	24,524	-	0.0%
MR VITTORIO MONARCA & MRS CATHERINE MONARCA <MPC SUPERANNUATION FUND A/C>	24,524	0.0%	24,524	-	0.0%
MR MICHAEL ROGER OSWALD PEARS	24,314	0.0%	24,314	-	0.0%
SUNSET HILLS INVESTMENTS PTY LTD	24,034	0.0%	24,034	-	0.0%
MR NEIL MORTLAND	23,689	0.0%	23,689	-	0.0%
MRS SHARON JANE MORTLAND	23,689	0.0%	23,689	-	0.0%
MR DAVID STRANGWARD & MS KATHY MCBRIEN <LAWN HILL SUPER FUND A/C>	23,250	0.0%	23,250	-	0.0%
MR LEON HOARE	22,638	0.0%	22,638	-	0.0%
MR DARREN STEVEN HUTCHINSON <DS HUTCHINSON SUPER A/C>	22,603	0.0%	22,603	-	0.0%
MR GREGORY GLYNDWR & MRS MONIQUE GLYNDWR	22,500	0.0%	22,500	-	0.0%
MR THOMAS O H HILLARDT	21,976	0.0%	21,976	-	0.0%
ANTHONY & LINDA- LEE KACHEL, BADGER <A BADGER& L KACHEL SUPER FUND>	21,974	0.0%	21,974	-	0.0%
DOROTHY JEAN, ELLIS < THE D ELLIS SUPER FUND>	21,974	0.0%	21,974	-	0.0%
KEITH EDWARD, KIMBER	21,974	0.0%	21,974	-	0.0%
RAYMOND & BRENDA,CRAWSHAW	21,974	0.0%	21,974	-	0.0%
STEPHEN, MOFFATT	21,974	0.0%	21,974	-	0.0%
WILLIAM,FRASER	21,974	0.0%	21,974	-	0.0%
MS RAYNI NUGENT	21,727	0.0%	21,727	-	0.0%
MR JOHN ADNAMS & MRS ELIZABETH ADNAMS <ADNAMS SUPER FUND A/C>	21,681	0.0%	21,681	-	0.0%
MR WAYNE CONNELL <CONNELL FAMILY S/FUND A/C>	21,514	0.0%	21,514	-	0.0%
MR GEOFFREY L HARDIE & MRS SUSAN L HARDIE	21,429	0.0%	21,429	-	0.0%
MRS LORRAINE JOYCE MAHONY	21,406	0.0%	21,406	-	0.0%
MR ASHLEY HUDSON	21,294	0.0%	21,294	-	0.0%
MR PETER GERRIT KRIKKE	21,275	0.0%	21,275	-	0.0%

51

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MR ANGUS PYKE	21,000	0.0%	21,000	-	0.0%
ASHLAND ENTERPRISES PTY LTD <THE CALLIS SUPER FUND A/C>	20,961	0.0%	20,961	-	0.0%
DONALD & SUSAN FAIRBROTHER <FAIRBROTHER FAMILY TRUST>	20,509	0.0%	20,509	-	0.0%
P J, KEARNEY <PJ KEARNEY SUPER FUND >	20,509	0.0%	20,509	-	0.0%
KENNETH & MARY JOY, POLS	20,509	0.0%	20,509	-	0.0%
BRETT VAUGHAN, RAMSEY	20,509	0.0%	20,509	-	0.0%
GREENLAND NOMINEES PTY LTD <BRUCE GREENLAND S/FUND A/C>	20,437	0.0%	20,437	-	0.0%
MR PAUL RICHARD HILLS	20,437	0.0%	20,437	-	0.0%
MR HARRY FRANS MECHIELSEN & MRS RIA MECHIELSEN <HF MECHIELSEN S/F A/C>	20,437	0.0%	20,437	-	0.0%
MR DAVID HENRY SCOTT & MRS LARRAINE SCOTT <DAVLAR SERVICES P/L S/F A/C>	20,437	0.0%	20,437	-	0.0%
U S DEVELOPMENTS PTY LIMITED	20,437	0.0%	20,437	-	0.0%
MR CAMPBELL BLACK	20,375	0.0%	20,375	-	0.0%
MR WILLIAM BARRYMORE SMITH	19,778	0.0%	19,778	-	0.0%
ASCENDANT SC PTY LTD <ASCENDANT A/C>	19,620	0.0%	19,620	-	0.0%
MR RICHARD BERGMANN & MRS KIM BERGMANN <KIRIS FAMILY A/C>	19,620	0.0%	19,620	-	0.0%
MR DANIEL RILEY & MRS NATASHA RILEY <LES BICOUNETS A/C>	19,620	0.0%	19,620	-	0.0%
MR ALAN YOUNG	19,620	0.0%	19,620	-	0.0%
MR BEN YOUNG & MR ALAN YOUNG <B YOUNG SUPER FUND A/C>	19,620	0.0%	19,620	-	0.0%
MR MICHAEL ROGER PEARS	19,538	0.0%	19,538	-	0.0%
MS LANA THOMPSON	19,225	0.0%	19,225	-	0.0%
MRS KAREN MARIA LA FRENTZ	19,170	0.0%	19,170	-	0.0%
MR CLAUDE HUMBERTO CONCHA	19,132	0.0%	19,132	-	0.0%
MRS ELIZABETH FLINTOFT	19,048	0.0%	19,048	-	0.0%
ALAN, BURNS	19,044	0.0%	19,044	-	0.0%
ATLANTIC CHALLENGE PTY LTD <PETER MCDONALD S/F A/C>	18,750	0.0%	18,750	-	0.0%
BLUE MOON CABINS PTY LTD <THE WEST FAMILY A/C>	18,750	0.0%	18,750	-	0.0%
MR VITO CHIARAVELLE & MRS ANTIONIETTA CHIARAVELLE	18,750	0.0%	18,750	-	0.0%
MR HANNA NAJIB SOUSOU	18,750	0.0%	18,750	-	0.0%
MNE-LONGTIME PTY LTD <MNE FAMILY SUPERFUND A/C>	18,700	0.0%	18,700	-	0.0%
MR JOHN CASTLEDINE & MRS DOROTHY CASTLEDINE <CASTLEDINE SUPER FUND A/C>	18,669	0.0%	18,669	-	0.0%
MR MALCOLM ANDREW WARREN & MRS NOLA JOY WARREN <WARREN FAMILY SUPER FUND A/C>	18,500	0.0%	18,500	-	0.0%
MR GERHARDUS JOHANNES NEL & MRS HILARY NEL <GEORGE NEL SUPER FUND A/C>	18,396	0.0%	18,396	-	0.0%
MR ALLEN CHARLES BRITTIAN	18,393	0.0%	18,393	-	0.0%
MR ROBERT BURNS & MRS JULIE BURNS	18,086	0.0%	18,086	-	0.0%
MRS CHRISTINE ANN GILMOUR	18,042	0.0%	18,042	-	0.0%
MS GWYN CHAPLAIN	17,964	0.0%	17,964	-	0.0%
MR WAYNE WHITMORE & MRS LISA WHITMORE	17,657	0.0%	17,657	-	0.0%
MR RUSSEL VAN ROOYEN & MRS STARLING VAN ROOYEN <VAN ROOYEN SUPER FUND A/C>	17,519	0.0%	17,519	-	0.0%
F&M LAZENBY PTY LTD <WA TRUCK NO 2 SUPER FUND >	17,518	0.0%	17,518	-	0.0%
MR TONY JORDAN & MS DENISE MURPHY <JORDAN MURPHY FAMILY A/C>	17,518	0.0%	17,518	-	0.0%
MS MADELINE KENNEDY	17,518	0.0%	17,518	-	0.0%

52

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MR PETER MILAS	16,978	0.0%	16,978	-	0.0%
MR PETER COX	16,905	0.0%	16,905	-	0.0%
MR SAVERINO SALEMI & MRS WANDA SALEMI	16,797	0.0%	16,797	-	0.0%
ANGUS KELLY & KATRINA KELLY <A & K KELLY FAMILY A/C>	16,781	0.0%	16,781	-	0.0%
BARRY FREDERICK G & DEANNE I A, LISTER	16,700	0.0%	16,700	-	0.0%
LEN,MACLEAN <MACLEAN BUNGAY-FRITH A/C>	16,369	0.0%	16,369	-	0.0%
MR DAVID MICHAEL BOTHE & MRS BELINDA CAROLINE BOTHE	16,350	0.0%	16,350	-	0.0%
TOSIN CAPITAL PTY LTD <VIATICUS A/C>	16,350	0.0%	16,350	-	0.0%
DIRECT MOTORS PTY LTD <DIRECT MOTORS SUPER FUND A/C>	16,011	0.0%	16,011	-	0.0%
MARISHANE PTY LTD <HERITAGE SUPER FUND A/C>	15,874	0.0%	15,874	-	0.0%
MR RUSSELL WOODROW	15,674	0.0%	15,674	-	0.0%
MR RONALD D KEECH & MRS KATHRYN KEECH	15,652	0.0%	15,652	-	0.0%
MS STACY EVERINGHAM	15,489	0.0%	15,489	-	0.0%
MR JOHN DOMINIC TOIGO & MRS FIONA TOIGO <TOIGO SUPER FUND A/C>	15,328	0.0%	15,328	-	0.0%
MR. JOHN MOFFATT	15,186	0.0%	15,186	-	0.0%
MR IAN WILLIAM FOSTER & MRS DENISE MONICA FOSTER <FOSTER SUPER FUND A/C>	15,142	0.0%	15,142	-	0.0%
MR JOHN BRUMTIS	15,000	0.0%	15,000	-	0.0%
BUTLER BRAY CONSULTING PTY LTD	15,000	0.0%	15,000	-	0.0%
MR GERARD PATRICK CONSEDINE <CONSEDINE SUPER FUND A/C>	15,000	0.0%	15,000	-	0.0%
MR DANIEL O'CONNOR & MRS TIFFNNY O'CONNOR <SUPER FUND A/C>	15,000	0.0%	15,000	-	0.0%
MS JODIE MARGARET TALONE	15,000	0.0%	15,000	-	0.0%
DIMITRIA THANOPOULOS	15,000	0.0%	15,000	-	0.0%
MRS LISA JANE WARD	15,000	0.0%	15,000	-	0.0%
MRS SRIKANTHI WIJETUNGA	15,000	0.0%	15,000	-	0.0%
RODNEY, FAGG < RODNEY & JULIE FAGG SUPER FUND>	14,860	0.0%	14,860	-	0.0%
SOF ANDRIKOPOULOS	14,715	0.0%	14,715	-	0.0%
MR GERARD DONALD LAFONTAINE	14,715	0.0%	14,715	-	0.0%
MR CHRIS LEEHANE & MRS KAREN LEEHANE	14,715	0.0%	14,715	-	0.0%
MR ALISTAIR LEGGE	14,715	0.0%	14,715	-	0.0%
MR JOHN MCELLIGOTT	14,715	0.0%	14,715	-	0.0%
ELIZABETH AGNES,CROSS	14,650	0.0%	14,650	-	0.0%
COLIN & GAIL, STRICKLAND < THE C&G STRICKLAND SUPER FUND>	14,650	0.0%	14,650	-	0.0%
DANIELLE L & TONI M & KARLENE J ,KILGOUR	14,650	0.0%	14,650	-	0.0%
DAVID JOHN, PLEDGER C/- WOODWARD NHILL FINANCIAL PLANNING	14,650	0.0%	14,650	-	0.0%
DAVID,TAYLOR <KENOBI SUPER FUND>	14,650	0.0%	14,650	-	0.0%
DOUGLAS & ROSLYN,REID	14,650	0.0%	14,650	-	0.0%
WAYNE EDWARD & LISA, WHITMORE	14,650	0.0%	14,650	-	0.0%
JEFFERIS HODSOLL & ANGELINA ROSALINE, HEATH	14,650	0.0%	14,650	-	0.0%
ROBYN JAYNE, WEST	14,650	0.0%	14,650	-	0.0%
BODO MAX & MARJORIE CLARE,PFAU	14,650	0.0%	14,650	-	0.0%

53

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
PAUL MAXWELL & SHELLEY MARIE,FOX	14,650	0.0%	14,650	-	0.0%
NICOLE MARIA MERDY	14,650	0.0%	14,650	-	0.0%
RON & CAROL, WILLIAMS	14,650	0.0%	14,650	-	0.0%
MR PHILIP DUPRE <PHILIP DUPRE S/F A/C>	14,640	0.0%	14,640	-	0.0%
MR ROBERT GEORGE SUGGETT	14,589	0.0%	14,589	-	0.0%
MR JOHN NEGHERBON & MRS CARMEL NEGHERBON <J&C INSTALLATIONS PL S/F A/C>	14,553	0.0%	14,553	-	0.0%
MR GEOFF HOLMES	14,286	0.0%	14,286	-	0.0%
DIVRI PTY LTD <PASC A/C>	14,280	0.0%	14,280	-	0.0%
MR GAVIN JAMES BEATTIE	14,185	0.0%	14,185	-	0.0%
MR ANDREW PHILIP REEVES <ANDREW REEVES TRADING A/C>	14,185	0.0%	14,185	-	0.0%
MR DAVID ALLAN WALLACE	14,014	0.0%	14,014	-	0.0%
MRS SIMONE HELENE RHODES CONCHA	13,995	0.0%	13,995	-	0.0%
MR BARRY DAVIS	13,969	0.0%	13,969	-	0.0%
DONTEK ELECTRONICS PTY LTD	13,846	0.0%	13,846	-	0.0%
MR KEITH EDWARD KIMBER	13,802	0.0%	13,802	-	0.0%
DAVID J,PRICE	13,352	0.0%	13,352	-	0.0%
GARRY, PHIPPS	13,352	0.0%	13,352	-	0.0%
MR SCOTT GODDARD <SKG SUPER FUND A/C>	13,327	0.0%	13,327	-	0.0%
HEATHER DAWN, BURNS	13,185	0.0%	13,185	-	0.0%
JOHN, THOMPSON	13,185	0.0%	13,185	-	0.0%
NEVELLE, WATERS	13,185	0.0%	13,185	-	0.0%
NICOLE M, MERDY	13,185	0.0%	13,185	-	0.0%
SUSANA,LAU	13,185	0.0%	13,185	-	0.0%
MR JOHN HON MIN CHAU	13,083	0.0%	13,083	-	0.0%
MR DAVID RICHARD KUPFER	12,500	0.0%	12,500	-	0.0%
MR VINCENZO PENNAZZA & MRS DIANA PENNAZZA	12,461	0.0%	12,461	-	0.0%
ALTA BLUE PTY LTD <MCA A/C>	12,262	0.0%	12,262	-	0.0%
MRS SOTIRIA BELTON	12,262	0.0%	12,262	-	0.0%
MELMICK PTY LTD <MELMICK SUPER FUND A/C>	12,262	0.0%	12,262	-	0.0%
MR BARRY NORMAN LAW & MS JENNIFER JOYCE SHEHADEH	12,240	0.0%	12,240	-	0.0%
T SHENADAR & J I SHENADAR <NOAH'S ARK SUPER FUND A/C>	11,929	0.0%	11,929	-	0.0%
MR DAVID ANDREW HENSLEY	11,734	0.0%	11,734	-	0.0%
LINDA-JANE,SHEEDY	11,720	0.0%	11,720	-	0.0%
MR DAVID BOOTH & MRS KAY BOOTH	11,635	0.0%	11,635	-	0.0%
WENDON HOLDINGS PTY LIMITED <WENDON FAMILY PROPERTY A/C>	11,445	0.0%	11,445	-	0.0%
MRS DIANE TWIGG C/- PITCHER PARTNERS INVESTMENT SERCICES PTY LTD	11,429	0.0%	11,429	-	0.0%

54

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MR PETER GEORGE PERKINS & MRS NOELA ANN PERKINS <PETER & NOELA SUPER FUND A/C>	11,325	0.0%	11,325	-	0.0%
KENOBI HOLDINGS PTY LTD <KENOBI HOLDINGS A/C>	11,258	0.0%	11,258	-	0.0%
CONSEDINE SUPER PTY LTD <CONSEDINE SUPER FUND A/C>	11,250	0.0%	11,250	-	0.0%
MR DAVID ANDREW NITSCHKE	11,012	0.0%	11,012	-	0.0%
MISS MELISSA CURCIO	10,916	0.0%	10,916	-	0.0%
MR ANTHONY PAUL JUDSON	10,834	0.0%	10,834	-	0.0%
MRS MARGARET LOUISE BATCHELOR <SEABROOK FAMILY A/C>	10,772	0.0%	10,772	-	0.0%
MR BODO MAX PFAU & MRS MARJORIE CLARE PFAU	10,735	0.0%	10,735	-	0.0%
CHRISTINE COLLINS CONSULTANCY SERVICES PTY LTD	10,596	0.0%	10,596	-	0.0%
MR ANTHONY LUCI & MRS MIREILLE LUCI	10,559	0.0%	10,559	-	0.0%
MR NICHOLAS USSIA	10,390	0.0%	10,390	-	0.0%
MS CAROLYN DOBAY	10,385	0.0%	10,385	-	0.0%
ALLAN D & DULCIE MAE, SUTHERLAND	10,255	0.0%	10,255	-	0.0%
MR JAMES WILLIAM SMITH <JAMES W SMITH 2 A/C>	10,000	0.0%	10,000	-	0.0%
MR STUART DENMAN & MRS NATASA DENMAN	9,810	0.0%	9,810	-	0.0%
MR DAVID MADDEN	9,810	0.0%	9,810	-	0.0%
MR SEAN CHRISTOPHER DAVID NUGARA & MRS MICHELLE MARIA NUGARA	9,810	0.0%	9,810	-	0.0%
MS TRACEY ANN REILLY	9,810	0.0%	9,810	-	0.0%
MS MARIA JOSEPHINE TENNI	9,810	0.0%	9,810	-	0.0%
MS POPI ZOGRAFAKIS	9,810	0.0%	9,810	-	0.0%
MARK ANTHONY, SPENCE	9,765	0.0%	9,765	-	0.0%
MR CAMERON WOODROW	9,524	0.0%	9,524	-	0.0%
MR GRANT WOODROW	9,524	0.0%	9,524	-	0.0%
MICHELE UNTERFRAUNER	9,375	0.0%	9,375	-	0.0%
SYMBIANCE FINANCIAL SERVICES PTY LTD	9,052	0.0%	9,052	-	0.0%
MS ATHENA TINA MCBRIDE	9,000	0.0%	9,000	-	0.0%
MR GEORGE COSTOPOULOS	8,893	0.0%	8,893	-	0.0%
MR RICHARD ARTHUR POWELL & MRS JANICE DAWN POWELL	8,873	0.0%	8,873	-	0.0%
BACKDALE PTY LTD <BACKDALE SUPER FUND>	8,737	0.0%	8,737	-	0.0%
MR WILLIAM FRASER & MRS YOLANTA FRASER <MARTA FRASER A/C>	8,584	0.0%	8,584	-	0.0%
MR BRETT JOHN WARD & MS DONNA MARIE MULLER <WARD SUPERANNUATION FUND A/C>	8,572	0.0%	8,572	-	0.0%
STRANGE TECHNOLOGY PTY LIMITED	8,500	0.0%	8,500	-	0.0%
MRTREVOR STEPHEN CLOVER & MRS CAROLE ELIZABETH CLOVER	8,478	0.0%	8,478	-	0.0%
CLIFFORD & JOY , WIELAND	8,350	0.0%	8,350	-	0.0%
MRS LINDA-JANE SHEEDY	8,296	0.0%	8,296	-	0.0%
MR SEAN MERVYN WARD & MRS CARLY JANE WARD	8,276	0.0%	8,276	-	0.0%
MRS LISETTE MARIE CALLIS TONY CALLIS DENTAL SURGERY	8,175	0.0%	8,175	-	0.0%
MR ROB VERKAIK & MRS ELIZABETH JOHANNA VERKAIK <VERKAIK SUPER FUND A/C>	8,175	0.0%	8,175	-	0.0%
MS HELEN WALSTAB	8,025	0.0%	8,025	-	0.0%
SEAN'S ELECTRICAL PTY LTD	8,000	0.0%	8,000	-	0.0%

55

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MR DON FAIRBROTHER & MRS SUSAN FAIRBROTHER <FAIRBROTHER FAMILY A/C>	7,840	0.0%	7,840	-	0.0%
ALDEBARAN ENTERPRISES PTY LTD	7,752	0.0%	7,752	-	0.0%
MR JOHN THOMPSON	7,650	0.0%	7,650	-	0.0%
MR MARK RAYMOND LIDDLE	7,620	0.0%	7,620	-	0.0%
MR JOHN THOMPSON & MRS ROSEMARY ELIZABETH THOMPSON	7,603	0.0%	7,603	-	0.0%
MR GARRY JOHN MCLEOD & MRS ROBYN JOANNE MCLEOD <FELSWHEEL P/L EMP S/F A/C>	7,580	0.0%	7,580	-	0.0%
FEDELTA PTY LIMITED <D & H MILLS FAMILY A/C>	7,550	0.0%	7,550	-	0.0%
ALLAN D, FOX <GOOD NEWS MARKETING P/L A/C>	7,536	0.0%	7,536	-	0.0%
TURNATON PTY LTD <TURNATON SUPER FUND A/C>	7,511	0.0%	7,511	-	0.0%
AVANTEOS INVESTMENTS LIMITED <SYMETRY DELEGATES A/C>	7,500	0.0%	7,500	-	0.0%
MRS ELIZABETH ALISON THUAN & MR NGUYEN KHAC THUAN	7,500	0.0%	7,500	-	0.0%
SKYLARK INVESTMENT PTY LTD <SKYLARK FAMILY A/C>	7,474	0.0%	7,474	-	0.0%
SUPERB HOLDINGS PTY LTD <SUPERB A/C>	7,419	0.0%	7,419	-	0.0%
MR CHRIS BERGAMIN	7,358	0.0%	7,358	-	0.0%
DIVRI PTY LTD	7,358	0.0%	7,358	-	0.0%
JORDAN MURPHY PTY LTD <JORDAN MURPHY FAMILY A/C>	7,358	0.0%	7,358	-	0.0%
MS MARY TZIKAS	7,358	0.0%	7,358	-	0.0%
MS TANYA TZIKAS	7,358	0.0%	7,358	-	0.0%
ROS, SHAW	7,325	0.0%	7,325	-	0.0%
BARRY ALAN, ELMS	7,325	0.0%	7,325	-	0.0%
ANDREW & STAMATIA, ANTHONY <AA &A ANTHONY SUPER FUND>	7,325	0.0%	7,325	-	0.0%
MARJORIE CAROLE, HUDSON	7,325	0.0%	7,325	-	0.0%
MARJORIE CAROLE & REDVERS JOHN, HUDSON	7,325	0.0%	7,325	-	0.0%
CORINNE,SUETIN	7,325	0.0%	7,325	-	0.0%
EDWARD DAVID, GALLOP	7,325	0.0%	7,325	-	0.0%
ERIC B & MAREE G, KELLY	7,325	0.0%	7,325	-	0.0%
JOHN FRANCIS, KELLY < KELLY & ASSOC SUPER FUND>	7,325	0.0%	7,325	-	0.0%
GARRY, MCLEOD < FELSWHEEL P/L EMP SUPER FUND>	7,325	0.0%	7,325	-	0.0%
JIM, POOLEY <BALLIEBROOK HOLDINGS P/L A/C>	7,325	0.0%	7,325	-	0.0%
KATHLEEN JOAN,BEDFORD	7,325	0.0%	7,325	-	0.0%
LORRAINE JOYCE, MAHONY	7,325	0.0%	7,325	-	0.0%
KENNTEH & CHRISTINE , TYSON	7,325	0.0%	7,325	-	0.0%
LANCE,PINK <BUGS BUNNY SUPER FUND>	7,325	0.0%	7,325	-	0.0%
LEONE S, BALDOCK	7,325	0.0%	7,325	-	0.0%
LESTER & GAYLE , TONSCHECK <L & G TONSCHECK SUPER FUND>	7,325	0.0%	7,325	-	0.0%
LOUISE, FAULKNER	7,325	0.0%	7,325	-	0.0%
MICHELLE LOUISE,CLIFFORD	7,325	0.0%	7,325	-	0.0%

56

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MALCOM ANTHONY, BADGER	7,325	0.0%	7,325	-	0.0%
JENNIFER MARGARET, ROSEVEAR	7,325	0.0%	7,325	-	0.0%
LISA MARIE, SEALE	7,325	0.0%	7,325	-	0.0%
MARK, WISSMANN	7,325	0.0%	7,325	-	0.0%
MURRAY & FERN, HIGHT	7,325	0.0%	7,325	-	0.0%
IRENE PATRICIA , KIMBER	7,325	0.0%	7,325	-	0.0%
PAUL & ELIZABETH, CAMPLIN < THE P& E A/C>	7,325	0.0%	7,325	-	0.0%
PAUL, KARGER	7,325	0.0%	7,325	-	0.0%
PHIL,WOOD <PHIL WOOD FAMILY SUPER FUND>	7,325	0.0%	7,325	-	0.0%
R J & KM , WEBBER < THE DULKARA SUPER FUND>	7,325	0.0%	7,325	-	0.0%
COLIN ROBERT, FREEMAN	7,325	0.0%	7,325	-	0.0%
RONISE, BARR	7,325	0.0%	7,325	-	0.0%
LISA & RYDALL TERANCE SEALE < R & L SEALE SUPER FUND>	7,325	0.0%	7,325	-	0.0%
THEMISTOCOLES,VANIERIS <VANIERIS & QUALLY A/C>	7,325	0.0%	7,325	-	0.0%
MS ANGELINA ROSALINE HEATH	7,141	0.0%	7,141	-	0.0%
ANDREW ANTHONY & STAMATIA ANTHONY <A A & A ANTHONY S/F A/C>	7,128	0.0%	7,128	-	0.0%
MR ANDREW REEVES & MRS LYNETTE REEVES <REEVES FAMILY SUPER FUND A/C>	7,093	0.0%	7,093	-	0.0%
THE BUDARICK SUPERANNUATION ADMINISTRATION COMPANY PTY LTD <BUDARICK SUPER FUND A/C>	7,088	0.0%	7,088	-	0.0%
MR JEFFERIS HODSOLL HEATH & MRS ANGELINA ROSALINE HEATH	7,051	0.0%	7,051	-	0.0%
MR NICK MILES & MRS MARY MILES <MILES FAMILY SUPER FUND A/C>	7,045	0.0%	7,045	-	0.0%
MR ROSS GRANTLY RAMSEY & MRS NITA DAWN RAMSEY	7,008	0.0%	7,008	-	0.0%
RAYNI NUGENT	6,923	0.0%	6,923	-	0.0%
MR MAURIZIO CHIANDOTTO <MATTHEW CHIANDOTTO A/C>	6,867	0.0%	6,867	-	0.0%
MR JEFFERIS HODSOLL HEATH	6,866	0.0%	6,866	-	0.0%
NEIL ARTHUR & HEATHER JUNE, YOUNG	6,680	0.0%	6,680	-	0.0%
BETTY, FREEMAN	6,680	0.0%	6,680	-	0.0%
TRILAS MATESHA, LEEMAN	6,680	0.0%	6,680	-	0.0%
DR ROBIN LORRAINE AMERENA	6,663	0.0%	6,663	-	0.0%
MR BRETT VAUGHAN RAMSEY	6,609	0.0%	6,609	-	0.0%
MS SARAH KATE HARRIS	6,540	0.0%	6,540	-	0.0%
WD & J CLARKE PTY LTD <WARWICK CLARKE FAMILY A/C>	6,438	0.0%	6,438	-	0.0%
MR JOHN O'DONOHUE & MRS CAROLYN O'DONOHUE	6,418	0.0%	6,418	-	0.0%
MS REBECCA CAVANAGH	6,377	0.0%	6,377	-	0.0%
MR NICHOLAS HARRINGTON	6,350	0.0%	6,350	-	0.0%
MR RUSSEL ANTHONY VAN ROOYEN & MRS STARLING JEAN VAN ROOYEN <VAN ROOYEN SUPER FUND A/C>	6,334	0.0%	6,334	-	0.0%
MS ELIZABETH AGNES CROSS	6,298	0.0%	6,298	-	0.0%
TURNATON PTY LTD <TURNATON SUPER FUND> C/-HANSENS ACCOUNTANTS PTY LTD	6,270	0.0%	6,270	-	0.0%
MR RONALD NICHOLSON	6,250	0.0%	6,250	-	0.0%
MR SIMON GORDON MANNING	6,227	0.0%	6,227	-	0.0%
MS JUDITH PEARCE	6,052	0.0%	6,052	-	0.0%
MR ROGER ANTHONY WATTS & MRS JULIE DEIRDRE WATTS <CATCHPENNY SUPER FUND A/C>	6,050	0.0%	6,050	-	0.0%
TODD DARREN,BOYCE	6,027	0.0%	6,027	-	0.0%
MICHEAL ROGER,PEARS	6,027	0.0%	6,027	-	0.0%

57

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
LIVIANA FORZA	6,000	0.0%	6,000	-	0.0%
MR ALFRED AZZOPARDI	5,978	0.0%	5,978	-	0.0%
MS ANTONIA AZZOPARDI	5,978	0.0%	5,978	-	0.0%
MR RODERICK IAN DONALD & MRS SANDRA ELIZABETH DONALD	5,938	0.0%	5,938	-	0.0%
BRUCE, LUDEWIGS <LUDEWIGS RETIREMENT FUND>	5,860	0.0%	5,860	-	0.0%
WILLIAM DANIEL , GOLLOP	5,860	0.0%	5,860	-	0.0%
CHRISTINE HELEN,KEMP	5,860	0.0%	5,860	-	0.0%
JANINE,LAHEY	5,860	0.0%	5,860	-	0.0%
KAREN LESLEY & PETER JAMES CRAMP < CRAMP FAMILY SUPER FUND>	5,860	0.0%	5,860	-	0.0%
LIONEL,DEWSNAP	5,860	0.0%	5,860	-	0.0%
MICK & MAGGIE, ROWLINGSON	5,860	0.0%	5,860	-	0.0%
MIKE,STELLER <EADG PTY LTD A/C>	5,860	0.0%	5,860	-	0.0%
BRIAN & VALDA PHIPPS	5,860	0.0%	5,860	-	0.0%
TEMISTOCOLES, VANIERIS	5,860	0.0%	5,860	-	0.0%
MR PAUL CAMPLIN & MRS ELIZABETH CAMPLIN <THE P AND E A/C>	5,758	0.0%	5,758	-	0.0%
MR PAUL KARGER	5,758	0.0%	5,758	-	0.0%
MS IRENE PATRICIA KIMBER	5,715	0.0%	5,715	-	0.0%
3 BOTS PTY LTD <WATSON FAMILY A/C>	5,660	0.0%	5,660	-	0.0%
MANIC INVESTMENTS PTY LTD <CORICA FAMILY A/C>	5,660	0.0%	5,660	-	0.0%
MS TINA MARIA MATANIC	5,621	0.0%	5,621	-	0.0%
MR RODNEY FAGG & MRS JULIE FAGG <SUPER FUND A/C>	5,607	0.0%	5,607	-	0.0%
MRS CINDY LOUISE HUPPATZ	5,588	0.0%	5,588	-	0.0%
MR PAUL TOSIN & MS ELIZABETH FLORENCE KINNON <TK UNIT A/C>	5,584	0.0%	5,584	-	0.0%
MR JASON SOURASIS	5,550	0.0%	5,550	-	0.0%
MRS CHRISTINA MARY DUMARESQ	5,519	0.0%	5,519	-	0.0%
MR BRETT PURCHASE & MRS ROBYN PURCHASE <BREYN SUPER FUND A/C>	5,512	0.0%	5,512	-	0.0%
MR NEVELLE WATERS	5,482	0.0%	5,482	-	0.0%
MR JASON LEE PATTERSON	5,450	0.0%	5,450	-	0.0%
MR MALCOLM ANDREW WARREN & MRS NOLA JOY WARREN	5,415	0.0%	5,415	-	0.0%
MR PHIL WOOD <PHIL WOOD FAMILY S/F A/C>	5,374	0.0%	5,374	-	0.0%
MR RICHARD WILLIS & MRS GORDANA BLAZEVIC <SERENDIPITY SUPER FUND A/C>	5,341	0.0%	5,341	-	0.0%
FRESH HOLDINGS PTY LTD	5,314	0.0%	5,314	-	0.0%
MR THOMAS HILLARDT	5,314	0.0%	5,314	-	0.0%
MR PAUL CONNOLLY	5,232	0.0%	5,232	-	0.0%
MR MICHAEL HARTLEY <MIDORIS SUPER FUND A/C>	5,124	0.0%	5,124	-	0.0%
MR GEOFFREY WERRETT FRENCH & MS JACQUELINE GIBSON <LIFE ENRICHMENT ENT S/F A/C>	5,110	0.0%	5,110	-	0.0%
MR JOSEPH SULTANA & MRS ANTOINETTE SULTANA	5,110	0.0%	5,110	-	0.0%
BRISTOW INVESTMENTS PTY LTD <THE BRISTOW SUPER FUND A/C>	5,055	0.0%	5,055	-	0.0%
MS RONA KAY DOUGLAS	5,016	0.0%	5,016	-	0.0%

58

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MR FILIP TORTEVSKI	5,003	0.0%	5,003	-	0.0%
MR PETER ANDREW ANTHONSEN	5,000	0.0%	5,000	-	0.0%
DR JOHN DAVID BARRINGTON SWAN& MRS PATRICIA SHEILA SWAN <J D B SWAN SUPER FUND A/C>	5,000	0.0%	5,000	-	0.0%
MR JUSTIN ANTHONY CAMDEN	4,980	0.0%	4,980	-	0.0%
PETRACH NOMINEES PTY LIMITED <S A CARROLL SUPER FUND A/C>	4,979	0.0%	4,979	-	0.0%
MR STEVEN SMITH & MRS LEANNE SMITH <SW SMITH FAMILY A/C>	4,977	0.0%	4,977	-	0.0%
OLDFIELD KNOTT ARCHITECTS PTY LTD <OLDFIELD KNOTT S/F A/C>	4,906	0.0%	4,906	-	0.0%
MR SOFIANOS ANDRIKOPOULOS & MRS YIOTA ANDRIKOPOULOS	4,905	0.0%	4,905	-	0.0%
MR MICHAEL CARTY & MRS NICOLE CARTY	4,905	0.0%	4,905	-	0.0%
MR MICHAEL GROCOCK & MRS JODIE GROCOCK	4,905	0.0%	4,905	-	0.0%
MS PAULINE MALONEY	4,905	0.0%	4,905	-	0.0%
MR FRANCESCO MANZI	4,905	0.0%	4,905	-	0.0%
MR MYREE ANNETTE MORSI	4,905	0.0%	4,905	-	0.0%
MRS JOANNE OLIVER & MR KIRK OLIVER	4,905	0.0%	4,905	-	0.0%
MR PHILLIP JOHN TENNI	4,905	0.0%	4,905	-	0.0%
MS NELUKSHI WIJETUNGA	4,905	0.0%	4,905	-	0.0%
MR GAVIN RAYMOND WOLSKI & MRS JUNE ELLEN WOLSKI <HADEN WOLSKI FAM SUPER A/C>	4,808	0.0%	4,808	-	0.0%
MS JANINA RATKEVICIUS	4,750	0.0%	4,750	-	0.0%
MS BARBARA MERREN BREMNER	4,697	0.0%	4,697	-	0.0%
MR ROBERT WAYNE HALLS & MRS JUDITH HALLS <KLAW SUPER FUND A/C>	4,650	0.0%	4,650	-	0.0%
MR JOHN GIORDMAINA	4,622	0.0%	4,622	-	0.0%
MR FRANK DAVIES <F & ME DAVIES A/C>	4,599	0.0%	4,599	-	0.0%
MRS ROSEMARY STONE	4,570	0.0%	4,570	-	0.0%
MR DAVID SKINNER	4,549	0.0%	4,549	-	0.0%
MRS VIRGINIA DALZOTTO & MR GEORGE DALZOTTO	4,298	0.0%	4,298	-	0.0%
MISS KYLIE REBECCA HARRIS & MR MICHAEL HENRY SMITH	4,252	0.0%	4,252	-	0.0%
MR BEN JONES	4,231	0.0%	4,231	-	0.0%
MR ATTILIO IMPERATORI & MRS CHRISTINE HELEN LOUISE IMPERATORI	4,212	0.0%	4,212	-	0.0%
MS ANNIKA DILLENBECK	4,202	0.0%	4,202	-	0.0%
BELLERISE PTY LIMITED <SUPERANNUATION FUND A/C>	4,126	0.0%	4,126	-	0.0%
JOSAN CONSULTANTS PTY LTD <THE DAVIS FAMILY A/C>	4,088	0.0%	4,088	-	0.0%
MRS SEEMA KINGER & MR SANJAY KINGER	4,088	0.0%	4,088	-	0.0%
MR MARK THEODORE OHLSSON	4,088	0.0%	4,088	-	0.0%
MS DIANNE STEPHANDELLIS	4,088	0.0%	4,088	-	0.0%
MS GINA STAMATELOPOULOS <FREE WILL FUND A/C>	4,079	0.0%	4,079	-	0.0%
MR RODNEY JAMES MACKAY & MR JOHN ANDREW ALLEN <MACKAY & ALLEN STAFF S/F A/C>	4,071	0.0%	4,071	-	0.0%
MRS TRILAS MATESHA LEEMAN	4,060	0.0%	4,060	-	0.0%
MR ANDREW DUC NGHIA TRAN	3,991	0.0%	3,991	-	0.0%

59

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MR COLIN J STRICKLAND & MRS GAIL STRICKLAND <STRICKLAND SUPER FUND A/C>	3,986	0.0%	3,986	-	0.0%
MR WALLY MUHIEDDINE	3,969	0.0%	3,969	-	0.0%
MR TIMOTHY RAMSEY & MRS JODIE RAMSEY	3,951	0.0%	3,951	-	0.0%
CLIMAX HOLDINGS PTY LIMITED	3,940	0.0%	3,940	-	0.0%
MR DAVID WALLACE	3,924	0.0%	3,924	-	0.0%
MRS HELEN D ANTHONY	3,890	0.0%	3,890	-	0.0%
MR MERVYN VICTOR DUNKIN & MRS JEANETTE CLYDA DUNKIN	3,843	0.0%	3,843	-	0.0%
WOO JIE MING	3,679	0.0%	3,679	-	0.0%
NYCOR SUPER PTY LTD <NYCOR SUPER FUND A/C>	3,679	0.0%	3,679	-	0.0%
MR STEWART PALMER	3,677	0.0%	3,677	-	0.0%
MRS RONISE BARR	3,547	0.0%	3,547	-	0.0%
MR JOHN BARR & MRS RONICE BARR	3,504	0.0%	3,504	-	0.0%
MRS RONISE EDITH BARR & MR JOHN JAMES BARR <BARR SUPER FUND A/C>	3,504	0.0%	3,504	-	0.0%
MS ANNA SII	3,493	0.0%	3,493	-	0.0%
MR MARK STUART PAGE & MRS ODETTE MARGARET PAGE	3,467	0.0%	3,467	-	0.0%
MR MARTIN MACKENZIE & MRS MARY MACKENZIE	3,375	0.0%	3,375	-	0.0%
MS LIANE TAYLOR	3,368	0.0%	3,368	-	0.0%
MR ANTHONY MALCOLM BADGER	3,306	0.0%	3,306	-	0.0%
MR KENNETH JAMES POLS	3,305	0.0%	3,305	-	0.0%
MR BERKELEY MCLEISH WYNNE	3,299	0.0%	3,299	-	0.0%
MS ROSEMARY ETHEL WYNNE	3,299	0.0%	3,299	-	0.0%
MNE-LONGTIME PTY LTD <MNE FAMILY A/C>	3,270	0.0%	3,270	-	0.0%
MR KARL UNTERFRAUNER & MRS MICHELE UNTERFRAUNER <UNTERFRAUNER FAMILY A/C>	3,270	0.0%	3,270	-	0.0%
MS JENNA FORD <FARAWAY SUPER FUND A/C>	3,219	0.0%	3,219	-	0.0%
MR GAVIN JAMES WOODROW	3,219	0.0%	3,219	-	0.0%
MISS MELISSA MAREE PARK	3,175	0.0%	3,175	-	0.0%
MR JOHN MARY CAUCHI	3,132	0.0%	3,132	-	0.0%
MR DANIEL EVERINGHAM	3,092	0.0%	3,092	-	0.0%
MR DARREN ROBERT PUTLAND	3,066	0.0%	3,066	-	0.0%
MR MARTIN GRAHAM CHAPMAN & MRS AUDREY CHAPMAN	3,053	0.0%	3,053	-	0.0%
MS ESTHER ANNE HAMELINK	3,035	0.0%	3,035	-	0.0%
MR FRASER HILL STEVENS & MRS LORNA ROSE STEVENS	3,025	0.0%	3,025	-	0.0%
MS SHEILA CUMMINS	3,000	0.0%	3,000	-	0.0%
LEE NEWMAN	3,000	0.0%	3,000	-	0.0%
MS KRISTY NEWMAN	3,000	0.0%	3,000	-	0.0%
MS ELIZABETH ALISON THUAN	3,000	0.0%	3,000	-	0.0%
MR RUSSELL C DUNKIN	2,969	0.0%	2,969	-	0.0%
MR MICHAEL JAMES MCAULIFFE	2,931	0.0%	2,931	-	0.0%
BBG CONSULTING PTY LTD <BBG CONSULTING S/F A/C>	2,924	0.0%	2,924	-	0.0%
LIMBRE PTY LTD <GARTON SUPER FUND A/C>	2,876	0.0%	2,876	-	0.0%
MR DAVID WARREN & MS ANN JEFFERY <JEFFERY WARREN S/F A/C>	2,875	0.0%	2,875	-	0.0%

60

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MR THOMAS ASHCROFT & MRS JULIA PATRICIA ASHCROFT	2,868	0.0%	2,868	-	0.0%
MR PETER SCOTT <SCOTT SUPER FUND A/C>	2,860	0.0%	2,860	-	0.0%
MR PHILIP ROSS SMITH	2,838	0.0%	2,838	-	0.0%
MR NEIL ARTHUR YOUNG & MRS HEATHER JUNE YOUNG	2,819	0.0%	2,819	-	0.0%
MR DAVID JOHN PLEDGER	2,781	0.0%	2,781	-	0.0%
MR TREVOR DUNSHEA & MRS BEVERLEY DUNSHEA <DUNSHEA SUPER FUND A/C>	2,750	0.0%	2,750	-	0.0%
MR BARRY ALAN ELMS	2,700	0.0%	2,700	-	0.0%
GOOD NEWS MARKETING PTY LTD	2,656	0.0%	2,656	-	0.0%
MR BRETT JOHN WARD	2,540	0.0%	2,540	-	0.0%
MR GLEN HAWKINS <THE HAWKS DISCRETIONARY A/C>	2,538	0.0%	2,538	-	0.0%
MR DWAYNE DAVID SPARKES	2,525	0.0%	2,525	-	0.0%
MR MICHAEL CHRISAFIS	2,523	0.0%	2,523	-	0.0%
CASCADE HOLDINGS PTY LTD <THE SYDNEY S/FUND A/C>	2,500	0.0%	2,500	-	0.0%
MR WARWICK CLARKE	2,500	0.0%	2,500	-	0.0%
MRS LEE ANN CONNOR	2,500	0.0%	2,500	-	0.0%
CREDIT SUISSE LTD	2,500	0.0%	2,500	-	0.0%
MR BRUCE ROSS HERIOT	2,500	0.0%	2,500	-	0.0%
DR. WILLIAM ALEXANDER MACLAURIN	2,500	0.0%	2,500	-	0.0%
MR GRANT ROSS MUNDAY	2,500	0.0%	2,500	-	0.0%
MR STEVEN VUKOVIC	2,500	0.0%	2,500	-	0.0%
MR TONI KILGOUR & MS KARLENE KILGOUR & MS DANIELLE KILGOUR	2,495	0.0%	2,495	-	0.0%
MRS SHARON MAREE DELMENICO <DELMENICO SUPER FUND A/C>	2,453	0.0%	2,453	-	0.0%
MR RICHARD FRIAR & MRS ALLISON FRIAR	2,453	0.0%	2,453	-	0.0%
MS ROBYN LYNETTE HARRIS <ROBYN LYNETTE SUPR FND A/C>	2,453	0.0%	2,453	-	0.0%
JASCO QLD PTY LTD	2,453	0.0%	2,453	-	0.0%
MR JOHN PUGSLEY & MRS SUSAN PUGSLEY <PUGSLEY SUPER FUND A/C>	2,453	0.0%	2,453	-	0.0%
MR CHRISTOPHER MARY RUYS & MRS ANNE VERONICA RUYS <RUYS FAMILY SUPER FUND A/C>	2,453	0.0%	2,453	-	0.0%
MS LYNETTE KAY UNDERWOOD	2,453	0.0%	2,453	-	0.0%
MR JIE MING WOO	2,453	0.0%	2,453	-	0.0%
MR PHILIP ASHLEY WOOD & MRS ANNETTE WOOD <PHIL WOOD FAMILY S/F A/C>	2,453	0.0%	2,453	-	0.0%
MR CAMERON JOHN WOODROW	2,453	0.0%	2,453	-	0.0%
MRS MARJORIE CAROLE HUDSON	2,420	0.0%	2,420	-	0.0%
MR ROCKY MARTIN <R & K MARTIN SUPER FUND A/C>	2,398	0.0%	2,398	-	0.0%
R F W INVESTMENTS PTY LTD	2,385	0.0%	2,385	-	0.0%
CLEMARA INVESTMENTS PTY LTD	2,381	0.0%	2,381	-	0.0%
MR GIUSEPPE LAGANA & MRS VINCENZA LAGANA <LAGANA SUPER FUND A/C>	2,381	0.0%	2,381	-	0.0%
MR EDWARD JOHN JEFFERY	2,375	0.0%	2,375	-	0.0%
MR JIM VICTOR POOLEY	2,371	0.0%	2,371	-	0.0%
MAX & CHARLIE GIRL PTY LTD <TOMMO'S FAMILY A/C>	2,333	0.0%	2,333	-	0.0%
MRS RUTH LILLIAS WISE	2,329	0.0%	2,329	-	0.0%

61

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MR CHRISTOPHER CONSTANTINE ANTHONY & MRS HELEN MICHAEL ANTHONY <C & H ANTHONY SUPER FUND A/C>	2,310	0.0%	2,310	-	0.0%
MR SAM BEST <BEST SUPER PENSION FUND A/C>	2,294	0.0%	2,294	-	0.0%
MR KINGSLEY BASIL DEACON <DEACON SUPER FUND A/C>	2,252	0.0%	2,252	-	0.0%
MR JOHN CAMPBELL & MRS WENDY CAMPBELL	2,251	0.0%	2,251	-	0.0%
MR PETER KRIKKE	2,187	0.0%	2,187	-	0.0%
MR WILTON KWAN YUN WONG <WONG RS SUPERANNUATION A/C>	2,150	0.0%	2,150	-	0.0%
MR DAMON CROSBY RAMSEY	2,143	0.0%	2,143	-	0.0%
MR DAVID STANFORD <DAVIC HOLDINGS A/C>	2,134	0.0%	2,134	-	0.0%
MRS VICTORIA JANE STANFORD <DAVIC HOLDINGS A/C>	2,134	0.0%	2,134	-	0.0%
MRS MEREDITH ANNE PRUYN	2,129	0.0%	2,129	-	0.0%
MR IAN STEWART VAN DER WERFF	2,126	0.0%	2,126	-	0.0%
MR BARRY FREDERICK GEORGE LISTER & MRS DEANNE ISOBEL AYLIFFE	2,105	0.0%	2,105	-	0.0%
NYCOR SUPER PTY LTD <NYCOR ENGINEERING P/L SF A/C>	2,101	0.0%	2,101	-	0.0%
MR VINCENT SAINATO	2,100	0.0%	2,100	-	0.0%
MR GARY STONE	2,080	0.0%	2,080	-	0.0%
MR CRAIG STEWART & MRS TERESA STEWART	2,055	0.0%	2,055	-	0.0%
MR WILLIAM LAZARO	2,044	0.0%	2,044	-	0.0%
MRS GINA LICATA & MR RENATO LICATA	2,044	0.0%	2,044	-	0.0%
MR ALLAN D FOX <GOOD NEWS MARKETING P/L A/C>	2,025	0.0%	2,025	-	0.0%
MRS LISA SEALE & MR RYDALL TERANCE SEALE <R & L SEALE SUPER FUND A/C>	2,008	0.0%	2,008	-	0.0%
MR GREG MCADAM <DOUGLAS MCADAM A/C>	1,995	0.0%	1,995	-	0.0%
MRS JENNIFER MARGARET ROSEVEAR	1,979	0.0%	1,979	-	0.0%
MR JOHN STUART ELLIS	1,969	0.0%	1,969	-	0.0%
CECIL KEID <AJ KING & CO S/F A/C>	1,969	0.0%	1,969	-	0.0%
MRS VICKI CHRISAFIS	1,968	0.0%	1,968	-	0.0%
C B O ASSET MANAGEMENT PTY LTD	1,962	0.0%	1,962	-	0.0%
CORAL RANGE PTY LTD	1,962	0.0%	1,962	-	0.0%
DRALLOP PTY LTD <PB SUPER FUND A/C>	1,962	0.0%	1,962	-	0.0%
MR ANTHONY MICHAEL KEATING	1,962	0.0%	1,962	-	0.0%
OLDFIELD KNOTT ARCHITECTS PTY LTD	1,962	0.0%	1,962	-	0.0%
MR CHRISTOPHER BERNARD OLDFIELD & MR IAN BERNARD OLDFIELD <C B OLDFIELD SUPER FUND A/C>	1,962	0.0%	1,962	-	0.0%
RAEDEL PTY LTD	1,962	0.0%	1,962	-	0.0%
MR DION VLAHOS	1,962	0.0%	1,962	-	0.0%
MR ETHAN VLAHOS	1,962	0.0%	1,962	-	0.0%
MS COLLEEN VLAHOS	1,962	0.0%	1,962	-	0.0%
SERDONE PTY LTD <ARGYLE BUS SYS EXEC S/F A/C>	1,956	0.0%	1,956	-	0.0%
MR RON WILLIAMS & MRS CAROL WILLIAMS	1,952	0.0%	1,952	-	0.0%
MS NEITA KENDRICK <NEITA LAURA KENDRICK A/C>	1,947	0.0%	1,947	-	0.0%
MR GEOFFREY DAVID PETERS & MRS LYNNE MARGARET PETERS <PETERS & GARNER SUPER A/C>	1,916	0.0%	1,916	-	0.0%
MR ANTHONY CICCARELLI	1,892	0.0%	1,892	-	0.0%

62

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MRS CARLA CICCARELLI	1,892	0.0%	1,892	-	0.0%
MRS GIULIANA DALL-ALBA	1,892	0.0%	1,892	-	0.0%
MR BYRON HARRIS MARK	1,892	0.0%	1,892	-	0.0%
MR NICHOLAS PETER MARK	1,892	0.0%	1,892	-	0.0%
MS NATALIE ROSE-MARIE MARK	1,892	0.0%	1,892	-	0.0%
MR DONALD JAMES GIBSON & MRS DAWN ELIZABETH GIBSON	1,840	0.0%	1,840	-	0.0%
MR PETER EDMUND BURKE	1,812	0.0%	1,812	-	0.0%
MR ADRIAN WYBORN	1,800	0.0%	1,800	-	0.0%
MR TREVOR COE <HARVEST SUPER FUND A/C>	1,795	0.0%	1,795	-	0.0%
MRS JANICE MARGARET OLDFIELD	1,788	0.0%	1,788	-	0.0%
MRS KAREN LEE-ANNE PARKER	1,778	0.0%	1,778	-	0.0%
MR CHRISTOPHER RUYS & MRS ANNE RUYS	1,762	0.0%	1,762	-	0.0%
TRIDU PTY LTD <FERNS SUPER FUND A/C>	1,752	0.0%	1,752	-	0.0%
MR RICHARD ANTHONY GILI	1,750	0.0%	1,750	-	0.0%
MR MARK ANDREW YON	1,750	0.0%	1,750	-	0.0%
MS CORINNE SUE-TIN	1,741	0.0%	1,741	-	0.0%
MR MICK ROWLINGSON & MRS MAGGIE ROWLINGSON	1,735	0.0%	1,735	-	0.0%
MS CLAIRE MARGARET FLETCHER	1,716	0.0%	1,716	-	0.0%
MRS DAWN LIPMAN	1,695	0.0%	1,695	-	0.0%
TOTALLY ONE PTY LTD <LWFE SUPER FUND A/C>	1,654	0.0%	1,654	-	0.0%
MS ANNE BIGELOW	1,653	0.0%	1,653	-	0.0%
MS SHARYN D'ARCY	1,653	0.0%	1,653	-	0.0%
MR EDMOND MONSOUR & MRS MARGARET MONSOUR	1,653	0.0%	1,653	-	0.0%
MR MICHAEL SPARTELS & MRS DIANNE SPARTELS <M & D SPARTELS S/F A/C>	1,650	0.0%	1,650	-	0.0%
MRS NATASA DENMAN & MR STUART LLOYD DENMAN	1,635	0.0%	1,635	-	0.0%
MR MARIO FERNS <TRIDU PTY LTD A/C>	1,611	0.0%	1,611	-	0.0%
MR JOHN EDWARD LA FRENTZ	1,610	0.0%	1,610	-	0.0%
MR DIMITRIOS KATSOS & MS MARIA MITROPOULOS	1,595	0.0%	1,595	-	0.0%
BOLZANO INVESTMENTS PTY LTD	1,588	0.0%	1,588	-	0.0%
MR MALCOLM KAIN & MRS LILIANA KAIN <KAIN SUPER FUND A/C>	1,586	0.0%	1,586	-	0.0%
MS MARILYN SULLIVAN	1,586	0.0%	1,586	-	0.0%
MR FRANK L DAVIES	1,577	0.0%	1,577	-	0.0%
TRIDU PTY LTD	1,577	0.0%	1,577	-	0.0%
ROS SHAW	1,572	0.0%	1,572	-	0.0%
MR DAVID JAMES PRICE	1,566	0.0%	1,566	-	0.0%
MR RENALDO GAIETY	1,545	0.0%	1,545	-	0.0%
MR PETER COGO & MRS MAUREEN COGO	1,543	0.0%	1,543	-	0.0%
MR GRAEME GEORGE LARFIELD	1,543	0.0%	1,543	-	0.0%

63

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MS DIANE KAYE ZIPPEL	1,543	0.0%	1,543	-	0.0%
MR CRAIG MICHAEL DELAHUNTY	1,503	0.0%	1,503	-	0.0%
MR ROBERT GRANT FRASER & MS SHERIDAN LEE HONEY <LAPIN ET TIGRE S/FUND A/C>	1,500	0.0%	1,500	-	0.0%
MR SEAN JAGO	1,500	0.0%	1,500	-	0.0%
MR ADAM MALONEY	1,493	0.0%	1,493	-	0.0%
MR THARANGA KUMARA PATHIRANAGE	1,478	0.0%	1,478	-	0.0%
MR MATTHEW JAMES HOPKER LLEWELLYN	1,472	0.0%	1,472	-	0.0%
MABETI PTY LIMITED <SUPERANNUATION FUND A/C>	1,472	0.0%	1,472	-	0.0%
MRS NATASCHA RILEY <LES BICOUNETS A/C>	1,472	0.0%	1,472	-	0.0%
MR PIETER G KRIKKE	1,453	0.0%	1,453	-	0.0%
MRS ANNETTE BUDARICK <THE BUDARICK FAMILY A/C>	1,450	0.0%	1,450	-	0.0%
EST GEOFFREY DEREK WILSON	1,437	0.0%	1,437	-	0.0%
MR SAMMAR HANNA SOUSOU	1,425	0.0%	1,425	-	0.0%
MR NICK ADAMIDIS	1,421	0.0%	1,421	-	0.0%
MISS BRIDIE NUGENT	1,408	0.0%	1,408	-	0.0%
MR MARK GREGORY HARPER & MRS MARGARET ELLEN HARPER	1,387	0.0%	1,387	-	0.0%
JOHN ORLANDO PTY LIMITED	1,375	0.0%	1,375	-	0.0%
MR SIMON GORDON MANNING & MRS BELINDA RUTH MANNING <S & B MANNING S/F A/C>	1,359	0.0%	1,359	-	0.0%
MISS DIANNA ZIVANOVIC	1,349	0.0%	1,349	-	0.0%
DR ABDUL RAHIM ABDULRAZACK <ABDULRAZACK SUPER FUND A/C>	1,333	0.0%	1,333	-	0.0%
MR GREG MCADAM <HEATHER MCADAM A/C>	1,308	0.0%	1,308	-	0.0%
MR SIMON DUPRE	1,300	0.0%	1,300	-	0.0%
AL SQUARED PTY LTD <LEGGE FAMILY ACCOUNT>	1,270	0.0%	1,270	-	0.0%
MR STEVEN MARK KEECH	1,270	0.0%	1,270	-	0.0%
MR GLEN HAWKINS & MRS J HAWKINS <HAWKS DISCRETIONARY A/C>	1,269	0.0%	1,269	-	0.0%
MR TIMOTHY WALTER LENNON & MRS NICOLE ANNE LENNON	1,269	0.0%	1,269	-	0.0%
MR MOHAMAD ABAS	1,263	0.0%	1,263	-	0.0%
DR BRADLEY GORDON LORRAWAY & DR LYNDA GAIL LORRAWAY <LORRAWAY FAMILY S/F A/C>	1,250	0.0%	1,250	-	0.0%
MR JAMIE MCLAUGHLIN	1,250	0.0%	1,250	-	0.0%
MR MARIO ANTONIO DE PETRO	1,250	0.0%	1,250	-	0.0%
MR ALAN THYNNE & MRS JUDITH THYNNE <THYNNE FAMILY S/F A/C>	1,250	0.0%	1,250	-	0.0%
MRS DENISE MARGARET HONEY	1,243	0.0%	1,243	-	0.0%
MS ROBYN LYNETTE HARRIS & MR HOWARD JOHN GATELEY	1,239	0.0%	1,239	-	0.0%
MISS MELISSA JANE NEWING	1,237	0.0%	1,237	-	0.0%
AFHM PTY LTD <ANDREW MURRAY SUPERFUND A/C>	1,227	0.0%	1,227	-	0.0%
MS LEONE SIGNA CATHERINE BALDOCK	1,227	0.0%	1,227	-	0.0%
MS LEONIE S BALDOCK	1,227	0.0%	1,227	-	0.0%
MR DEAN MARCON & MRS ANITA MARCON <MR RICARDO MARCON A/C>	1,227	0.0%	1,227	-	0.0%
MRS ROBYN JAYNE WEST	1,226	0.0%	1,226	-	0.0%
MRS MAREE LOVETT	1,220	0.0%	1,220	-	0.0%
MR ADRIAN PETER COMMONS	1,194	0.0%	1,194	-	0.0%
MS DEBRA MANNERING	1,194	0.0%	1,194	-	0.0%
ADSON PTY LTD	1,191	0.0%	1,191	-	0.0%
MRS KAREN LESLEY CRAMP & MR BENJAMIN LESLIE DARCY <CRAMP FAMILY S/F A/C>	1,190	0.0%	1,190	-	0.0%

64

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MR DONALD IAN PAYNE	1,164	0.0%	1,164	-	0.0%
MRS SRIKANTHI MARIE WIJETUNGA	1,163	0.0%	1,163	-	0.0%
MR WAYNE NAYLOR & MRS SUE NAYLOR <NAYLOR SUPER FUND A/C>	1,157	0.0%	1,157	-	0.0%
MS SUE NAYLOR	1,157	0.0%	1,157	-	0.0%
MR GREG MCADAM <ROSE MCADAM A/C>	1,145	0.0%	1,145	-	0.0%
MS RENE KATE FULKO	1,143	0.0%	1,143	-	0.0%
MR ROWAN DON MARSHALL & MR LEIGHTON ANGUS MARSHALL & MR OLIVER JAMES MARSHALL	1,143	0.0%	1,143	-	0.0%
MS JANIS ROWELL	1,137	0.0%	1,137	-	0.0%
MR FRANK THOMAS <TABBITAR PTY LTD S/F A/C>	1,133	0.0%	1,133	-	0.0%
MR CHRISTOPHER GERALD O'DWYER	1,125	0.0%	1,125	-	0.0%
MR SIMON SHEPPARD	1,112	0.0%	1,112	-	0.0%
MR PHILIP MOORE	1,102	0.0%	1,102	-	0.0%
MR PETER ERNEST HANSEN & MRS JOYCE MARION HANSEN	1,095	0.0%	1,095	-	0.0%
BALANCED DEVELOPMENTS PTY LTD	1,085	0.0%	1,085	-	0.0%
MS DANIELLE KILGOUR	1,085	0.0%	1,085	-	0.0%
MRS EMMA JANE LAY	1,075	0.0%	1,075	-	0.0%
MRS JODIE ANNE GROCOCK	1,063	0.0%	1,063	-	0.0%
MR FRANCIS JOSEPH TENNI	1,063	0.0%	1,063	-	0.0%
MR MARK BALICKI	1,032	0.0%	1,032	-	0.0%
MR ANTHONY BENTLEY & MRS CHERYL BENTLEY	1,028	0.0%	1,028	-	0.0%
MR GRAEME LEIGH SMITH	1,028	0.0%	1,028	-	0.0%
MR GRAEME LEIGH SMITH <GL SMITH SUPER FUND A/C>	1,028	0.0%	1,028	-	0.0%
MR SAMUEL ROBERT WILLIAMS	1,027	0.0%	1,027	-	0.0%
MS ELIZABETH RUTH WILLIAMS	1,027	0.0%	1,027	-	0.0%
MS JACQUELINE RUTH WILLIAMS	1,027	0.0%	1,027	-	0.0%
MR SIMON JAMES CLOVER	1,000	0.0%	1,000	-	0.0%
TONY HARGREAVES & ASSOCIATES PTY LTD	1,000	0.0%	1,000	-	0.0%
MR COLIN JOHN DAMIANI	989	0.0%	989	-	0.0%
MS DIANE RUTH DAMIANI	989	0.0%	989	-	0.0%
RACHAEL ANNE JAY	985	0.0%	985	-	0.0%
MR JIM POOLEY <BALLIEBROOK HOLDINGS P/L ACC>	985	0.0%	985	-	0.0%
COAB PTY LTD	981	0.0%	981	-	0.0%
MR ANDREW SHAW & MS JOSEPHINE BURROWS	981	0.0%	981	-	0.0%
MR JOHN NEGHERBON & MRS CARMEL NEGHERBON	957	0.0%	957	-	0.0%
MR BRIAN JEFFREY PRICE & MRS CHRISTINE LEE PRICE	955	0.0%	955	-	0.0%
MR GRANT RUSSELL WOODROW	953	0.0%	953	-	0.0%
MS DOROTHY JEAN ELLIS <THE D ELLIS SUPER FUND A/C>	938	0.0%	938	-	0.0%
MR DANNY JOHN MARSON	925	0.0%	925	-	0.0%
MR CHRISTOPHER MARY RUYS <THE RUYS FAMILY A/C>	920	0.0%	920	-	0.0%
MRS JULIE ROBINSON	908	0.0%	908	-	0.0%

65

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MS SUSNA LAI CHU LAU	907	0.0%	907	-	0.0%
MR SHANE ANDREWS	904	0.0%	904	-	0.0%
NEW GRANGE ESTATE PTY LTD	892	0.0%	892	-	0.0%
MR PETER MARSH & MRS DAWN MAY MARSH <BILSTAR SUPER FUND A/C>	890	0.0%	890	-	0.0%
RF WILMINK & FA WILMINK & JO WILMINK <WILMINK SUPER FUND A/C>	883	0.0%	883	-	0.0%
MR FRANK LESLIE DAVIES	879	0.0%	879	-	0.0%
MR DARREN EDWARDS	875	0.0%	875	-	0.0%
MR RAJINDER SINGH	875	0.0%	875	-	0.0%
MR TOM HILLARDT	874	0.0%	874	-	0.0%
MR GARY HOLMES & MRS JULIE HOLMES	855	0.0%	855	-	0.0%
MR MARCUS FINCH & MRS ROBYN ANN FINCH <LAPARINTA SUPER FUND A/C>	853	0.0%	853	-	0.0%
MS NICOLE MERDY	853	0.0%	853	-	0.0%
MS NICOLE M MERDY	853	0.0%	853	-	0.0%
MR ROBERT MALCOLM WILKIE	846	0.0%	846	-	0.0%
MS GAYLENE ANN DIAMOND	836	0.0%	836	-	0.0%
MRS MICHELLE MARIA NUGARA <OLIVIA & SHANIA NUGARA A/C>	818	0.0%	818	-	0.0%
MS MERREN BARBARA BREMNER	817	0.0%	817	-	0.0%
MRS ANNETTE BUDARICK	816	0.0%	816	-	0.0%
MR ANDREW MURRAY	816	0.0%	816	-	0.0%
MR GAVIN SEETO & MRS CECILIA SEETO <SEETO SUPER FUND A/C>	816	0.0%	816	-	0.0%
MR MALCOLM BUTLER & MRS LIDIANA BUTLER	813	0.0%	813	-	0.0%
J & A HEATH PTY LTD <WOODVILLE SUPER FUND A/C>	800	0.0%	800	-	0.0%
MR GEOFFREY CHARLES ROSEVEAR	798	0.0%	798	-	0.0%
ASTRABUILD PTY LIMITED <DIRECTORS SUPER FUND ACCOUNT>	794	0.0%	794	-	0.0%
MASCOTGLEN PTY LTD	794	0.0%	794	-	0.0%
NORMNCLAIR PTY LTD <NORMNCLAIR A/C>	794	0.0%	794	-	0.0%
MS JANICE LYNETTE EATELL	793	0.0%	793	-	0.0%
MS DESLEY HAWKINS	793	0.0%	793	-	0.0%
MR IAN HOMER & MRS JANINE HOMER	793	0.0%	793	-	0.0%
MRS ROBYN JAYNE LOFTS	793	0.0%	793	-	0.0%
MR KEITH SMITH & MS KERYN BRUMPTON	793	0.0%	793	-	0.0%
AVANTEOS INVESTMENTS LIMITED <AVANTEOS NO 1 A/C>	788	0.0%	788	-	0.0%
MR ALAN BURNS	778	0.0%	778	-	0.0%
MR MAREE LOVETT	775	0.0%	775	-	0.0%
MRS IRENE O'SULLIVAN & MS HELEN O'SULLIVAN <SUPERANNUATION FUND A/C>	775	0.0%	775	-	0.0%
MR RODNEY FAGG <RODNEY & JULIE FAGG S/F A/C>	767	0.0%	767	-	0.0%
MR WILLIAM FRASER & MRS YOLANTA FRASER	767	0.0%	767	-	0.0%
MR KEVIN JOHN HOWARD <SUPERANNUATION FUND A/C>	767	0.0%	767	-	0.0%

66

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MR LEN MACLEAN <MACLEAN BUNGAY-FRITH A/C>	767	0.0%	767	-	0.0%
MR KEVIN SCAMBLER <JASCO QLD PTY LTD A/C>	767	0.0%	767	-	0.0%
MR GRAHAM RICHARD BENTLEY WILLIAMS	764	0.0%	764	-	0.0%
ROLA INVESTMENTS PTY LTD	762	0.0%	762	-	0.0%
MS ROSEMARY DAWN CHALKLEN	760	0.0%	760	-	0.0%
BUDGE COMPANY PTY LTD <THE BUDGE FAMILY A/C>	750	0.0%	750	-	0.0%
MISS CLAIRE CAMPBELL	750	0.0%	750	-	0.0%
MR KEITH FIEBIG & MRS WENDY FIEBIG	750	0.0%	750	-	0.0%
MR GRAHAM LEONARD GASTON <G L GASTON FAMILY A/C>	750	0.0%	750	-	0.0%
MS RACHAEL ANNE ISHERWOOD	750	0.0%	750	-	0.0%
MS WENDY KEOGH	750	0.0%	750	-	0.0%
MR CRAIG LEAK	750	0.0%	750	-	0.0%
MR GRAHAM LEAKE	750	0.0%	750	-	0.0%
MR COLIN JOHN THOMAS	750	0.0%	750	-	0.0%
MRS HEATHER DAWN BURNS	741	0.0%	741	-	0.0%
MR PAUL GERARD TOBIN	737	0.0%	737	-	0.0%
MRS JENNIFER MARGARET ROSEVEAR & MR GEOFFREY CHARLES ROSEVEAR <G & J ROSEVEAR SUPER A/C>	734	0.0%	734	-	0.0%
MR BRIAN PHIPPS & MRS VALDA PHIPPS	733	0.0%	733	-	0.0%
MR GAVIN GLENDINNING BARNES & MRS DIANNE FAYE BARNES	723	0.0%	723	-	0.0%
MR GREG PROSSER	719	0.0%	719	-	0.0%
MR GARRY ROY DUNSTAN & MRS SELINA JUNE DUNSTAN <THE DUNSTAN FAMILY S/F A/C>	714	0.0%	714	-	0.0%
MR EUGENE LOW	714	0.0%	714	-	0.0%
MR TODD DARREN BOYCE	704	0.0%	704	-	0.0%
INVESTMENT EVOLUTION LIMITED <DISSENTING SHAREHOLDERS A/C> LEVEL 57 MLC CENTRE	703	0.0%	703	-	0.0%
MR DANH TRAN	700	0.0%	700	-	0.0%
MR PAUL THOMAS LEWIS	690	0.0%	690	-	0.0%
MR JOHN CHARLES AGIUS	686	0.0%	686	-	0.0%
MR DAVID WATSON & MRS RUTH WATSON	684	0.0%	684	-	0.0%
DURAND HOLDINGS PTY LTD	675	0.0%	675	-	0.0%
MRS JENNIFER ROBYN RODERICK	668	0.0%	668	-	0.0%
MRS BETTY FREEMAN	663	0.0%	663	-	0.0%
MRS JODIE PENFOLD	661	0.0%	661	-	0.0%
DR CHRISTOPHER JOHN ORR <ORR SUPER FUND ACCOUNT>	650	0.0%	650	-	0.0%
MR CHRISTOPHER JOHN BUNNEY	635	0.0%	635	-	0.0%
MISS KAY ELIZABETH ARMOUR	625	0.0%	625	-	0.0%
MR DANIEL ELLIDGE	625	0.0%	625	-	0.0%
MR ANDREW FUDGE & MRS KAREN FUDGE <FUDGE FAMILY S/F A/C>	625	0.0%	625	-	0.0%
MR BYRON THANOPOULOS	625	0.0%	625	-	0.0%
MR BRIAN JOHN HUDSON	619	0.0%	619	-	0.0%
MRS SHARON DELMENICO & MR WESLEY DELMENICO <DELMENICO FAMILY A/C>	614	0.0%	614	-	0.0%

67

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MRS LOREEN LAL	605	0.0%	605	-	0.0%
MR CHRISTOPHER BUNNEY	601	0.0%	601	-	0.0%
MR PAUL SOLOMON & MRS LEE SOLOMON	601	0.0%	601	-	0.0%
MS SHERIDAN LEE HONEY & MR ROBERT GRANT FRASER <LAPIN ET TIGRE SUPERANN A/C>	600	0.0%	600	-	0.0%
LH SCAMATON PROPERTY CORPORATION PTY LTD <THE RAINBOW FAMILY A/C>	600	0.0%	600	-	0.0%
PAGESO HOLDINGS PTY LTD <SOUTHERN SHARE TRADING A/C>	600	0.0%	600	-	0.0%
MR ROBERT JOHN SALVAIR	600	0.0%	600	-	0.0%
MR ROSS WILLIAM WARNER	600	0.0%	600	-	0.0%
MS KRISTEN YOUNG	600	0.0%	600	-	0.0%
MR PAUL MAXWELL FOX	598	0.0%	598	-	0.0%
MR RONALD D KING & MRS MADGE L KING <KING FAMILY SUPER FUND A/C>	590	0.0%	590	-	0.0%
MR GRAHAM EUGENE CROMB	588	0.0%	588	-	0.0%
MR MATTHEW TYSON KITCHENER	572	0.0%	572	-	0.0%
MR JOSEPH BARBA	557	0.0%	557	-	0.0%
MR WAYNE CONNELL & MRS MICHELLE CONNELL	555	0.0%	555	-	0.0%
MR DON FAIRBROTHER <FAIRBROTHER FAMILY A/C>	555	0.0%	555	-	0.0%
MS LOREEN LAL	550	0.0%	550	-	0.0%
MR MARK ROBERT AUSTIN	548	0.0%	548	-	0.0%
MR MATTHEW DOUGLAS MIDDLEMISS	544	0.0%	544	-	0.0%
MISS MARIA SZABO	540	0.0%	540	-	0.0%
MR ROGER S FOXTON & MRS JENNIFER S FOXTON	532	0.0%	532	-	0.0%
MISS DANIELLE THERESE MCINTYRE	529	0.0%	529	-	0.0%
MS BEVERLEY GORDON	528	0.0%	528	-	0.0%
MARIE ARIADHNE LABOUR	512	0.0%	512	-	0.0%
MRS EDITH BLEIER	502	0.0%	502	-	0.0%
MR GREGORY PAUL BUSS	500	0.0%	500	-	0.0%
MR MILAN DEBELAK	500	0.0%	500	-	0.0%
MR PAUL WILLIAM HUTCHINSON & MRS DEBBIE LEA HUTCHINSON	500	0.0%	500	-	0.0%
MS SARAH LEANNE O'DWYER	500	0.0%	500	-	0.0%
MRS NANETTE REX	500	0.0%	500	-	0.0%
DBH20 CONSULTING PTY LTD <DBH 20 CONSULTING S/F A/C>	481	0.0%	481	-	0.0%
CLEMARA SYNERGIES PTY LTD <CLEMARA SYNERGIES A/C>	477	0.0%	477	-	0.0%
MR ANDREW DURIEUX <ADSON PTY LTD A/C>	477	0.0%	477	-	0.0%
MR DEAN DAVID MARCON	477	0.0%	477	-	0.0%
MR EDWARD DAVID GALLOP	474	0.0%	474	-	0.0%
MR GAVIN WOLSKI <HADEN WOLSKI FAM S/F A/C>	469	0.0%	469	-	0.0%
MISS KATE THERESE PENFOLD	465	0.0%	465	-	0.0%
MS NOELA FORD	463	0.0%	463	-	0.0%
MR REGINALD FREDERICK POULIER	456	0.0%	456	-	0.0%
MR JAMES ALLAN GORDON	455	0.0%	455	-	0.0%
MR ANTHONY HILTON & MRS KERON HILTON <FASS SUPER FUND A/C>	445	0.0%	445	-	0.0%

68

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
INVIA CUSTODIAN PTY LIMITED <TABAC NOMINEES PLS/FUND A/C>	445	0.0%	445	-	0.0%
RKO INVESTMENTS PTY LTD	438	0.0%	438	-	0.0%
MRS GENEVIEVE SIMKISS	434	0.0%	434	-	0.0%
MR SIMON QUIRK & MRS DEBORAH QUIRK	430	0.0%	430	-	0.0%
MISS ERRYN STANSFIELD SMITH	424	0.0%	424	-	0.0%
MR GEOFF SPENCER	423	0.0%	423	-	0.0%
MR HOAN LONG DU	413	0.0%	413	-	0.0%
MS PATRICIA JOAN HENDERSON	411	0.0%	411	-	0.0%
ABDUL RAHIM ADULRAZACK <ABDULRAZACK SUPER FUND A/C>	395	0.0%	395	-	0.0%
MR MARTIN EDWARD KAVANAGH	386	0.0%	386	-	0.0%
MR LOUIS JOSEPH GREALY	385	0.0%	385	-	0.0%
MR FRANK WILMINK & MRS JENNIFER WILMINK <WILMINK SUPER FUND A/C>	385	0.0%	385	-	0.0%
MR FRANK DAVIES & MRS MARGARET DAVIES	384	0.0%	384	-	0.0%
MR FRANK L DAVIES & MRS MARGARET E DAVIES	384	0.0%	384	-	0.0%
MR ANDREW F H MURRAY <AFHM PTY LTD A/C>	384	0.0%	384	-	0.0%
MR COLIN STRICKLAND & MRS GAIL STRICKLAND <THE C & G STRICKLAND S/F A/C>	384	0.0%	384	-	0.0%
BRADFIELD CREATIONS PTY LTD <BRADFIELD FAMILY A/C>	381	0.0%	381	-	0.0%
MR VINCENT SCULLI & MRS DORIS SCULLI	379	0.0%	379	-	0.0%
MR MICHAEL ZAHARIADIS	378	0.0%	378	-	0.0%
MR DAVID SIMS	375	0.0%	375	-	0.0%
MISS ELIZABETH SPENCER	375	0.0%	375	-	0.0%
LINDMAR PTY LTD	370	0.0%	370	-	0.0%
MRS SHARON DELMENICO & MR WESLEY DELMENICO	362	0.0%	362	-	0.0%
MRS MARYANNE SMITH & MR MALCOLM SMITH	350	0.0%	350	-	0.0%
MR KEITH CHARLES TRUSCOTT	338	0.0%	338	-	0.0%
MR ANDREW SCOTT NOBLE & MRS CAROL MARGARET NOBLE	326	0.0%	326	-	0.0%
MR GEORGE ANDREW DEAN & MRS LYNETTE FAITH DEAN	324	0.0%	324	-	0.0%
MR CAMERON WRIGHT <WRIGHT S/F A/C>	315	0.0%	315	-	0.0%
MR MALCOLM JOHN HILL	313	0.0%	313	-	0.0%
MR GEOFFREY WALTON & MR LEE WALTON	313	0.0%	313	-	0.0%
MR GIULIO MINUZZO	304	0.0%	304	-	0.0%
MR ROBERT WETTENHALL MCFARLAND & MR ERROLLY GLEN MCFARLAND	302	0.0%	302	-	0.0%
MR FRANK A WILMINK <WILMINK S/F A/C>	299	0.0%	299	-	0.0%
MISS LEAH COCHRANE	288	0.0%	288	-	0.0%
MR VINCE DEL POPOLO & MS KAREN ANNE DEL POPOLO <V & K DEL POPOLO SUPER A/C>	279	0.0%	279	-	0.0%
MR ANTHONY BADGER & MS LINDA KACHEL <SUPER FUND A/C>	278	0.0%	278	-	0.0%
MR MALCOLM HILL	278	0.0%	278	-	0.0%
MR NOEL JOHN LILL	278	0.0%	278	-	0.0%
MR BARRY JAMES SILLETT & MRS BEVERLEY ANN SILLETT	270	0.0%	270	-	0.0%
MRS ALLISON MARY FRIAR & MR RICHARD KEITH FRIAR	264	0.0%	264	-	0.0%
MR RONALD DAVID WILLIAMS & MRS CAROL ANN WILLIAMS	261	0.0%	261	-	0.0%

69

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MRS DACE JOHNSON	259	0.0%	259	-	0.0%
MRS LISA MARIE SEALE	254	0.0%	254	-	0.0%
MR GEORGE KARANTZIAS	250	0.0%	250	-	0.0%
MR DAVID TIN-SING LAU	250	0.0%	250	-	0.0%
MS MARIE-THERESA O'DWYER	250	0.0%	250	-	0.0%
MR JARROD SHANE SMITH	250	0.0%	250	-	0.0%
MR ANDREW ROBERT NGUYEN THUAN	250	0.0%	250	-	0.0%
MR TRAVIS DALE HUDSON	246	0.0%	246	-	0.0%
NEWCED PTY LTD	244	0.0%	244	-	0.0%
MRS GAYLE YVONNE TONSCHECK & MR LESTER JOHN TONSCHECK <L&G TONSCHECK SUPER FUND A/C>	233	0.0%	233	-	0.0%
MRS LAUREN KATHLENE GORDON	225	0.0%	225	-	0.0%
MR ANTONY JAMES HING	225	0.0%	225	-	0.0%
MISS KIRSTIN MILLER	225	0.0%	225	-	0.0%
MR GARRY DUNSTAN <DUNSTAN FAMILY S/FUND A/C>	224	0.0%	224	-	0.0%
MR DAVID J PRICE	224	0.0%	224	-	0.0%
MR KIRK WAYNE PURCHASE	218	0.0%	218	-	0.0%
MR WILLIAM NICHOLAS FRASER & MRS YOLANTA MARTA FRASER	214	0.0%	214	-	0.0%
MR PHILLIP HYAMS	214	0.0%	214	-	0.0%
MRS PATRICIA JOAN HENDERSON	212	0.0%	212	-	0.0%
MRS JODIE PENFOLD <LAURA PENFOLD ACCOUNT>	209	0.0%	209	-	0.0%
MR NEIL ANDREW CATO	208	0.0%	208	-	0.0%
MR GARRY CROSS	208	0.0%	208	-	0.0%
MR HOWARD JOHN GATELEY	205	0.0%	205	-	0.0%
MR ROSS HOWARD <R HOWARD RETIREMENT FUND A/C>	204	0.0%	204	-	0.0%
MR DAVID MACK <MACK FAMILY A/C>	204	0.0%	204	-	0.0%
MRS TONI MAE CAPUTO	202	0.0%	202	-	0.0%
MR STEPHEN JOHN COCKS	200	0.0%	200	-	0.0%
MR BRUCE LUDWIGS <LUDWIGS RETIREMENT FUND A/C>	196	0.0%	196	-	0.0%
MISS LEISA JAYNE PROVOST	168	0.0%	168	-	0.0%
MR STEPHEN GRABOWSKI	164	0.0%	164	-	0.0%
MR MICHAEL DENNIS BRAY	163	0.0%	163	-	0.0%
MR MICHAEL JOHN DUFFY	157	0.0%	157	-	0.0%
MR NATHAN KING	150	0.0%	150	-	0.0%
MR JOSEPH DAVID QUALTROUGH <THE JOSMAR A/C>	150	0.0%	150	-	0.0%
MR MICHAEL STELLER	150	0.0%	150	-	0.0%
MR SIMON DUPRE	149	0.0%	149	-	0.0%
MS TANIA MAREE HANN	149	0.0%	149	-	0.0%
MS SUSANA LAU	142	0.0%	142	-	0.0%
MR GARTH THOMAS SILVA	131	0.0%	131	-	0.0%
MR ANDREW CUNNINGHAM	130	0.0%	130	-	0.0%

70

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MR GRAHAM AUSTIN ROWE & MRS SO SHAN ROWE <GRAHAM ROWE SUPER FUND A/C>	129	0.0%	129	-	0.0%
MRS ANNE RUYS <NAOMI NATHAN SIMON RUYS A/C>	126	0.0%	126	-	0.0%
MRS CORRIE MAY DE AZEVEDO	125	0.0%	125	-	0.0%
MR ROSS PHILIP BAUER & MRS CAROLYN ANNE BAUER	125	0.0%	125	-	0.0%
MRS JOAN MARION BRADBURY	125	0.0%	125	-	0.0%
MR STEPHEN JOHN DUFFY & MRS ALEXANDRA MARY DUFFY	125	0.0%	125	-	0.0%
MRS COLLEEN MARY MILLER	125	0.0%	125	-	0.0%
MR PERRY JOHN REGOLINI & MRS GABRIELLE SIMONE REGOLINI	125	0.0%	125	-	0.0%
W J RICHARDSON PTY LTD <RICHARDSON SUPER FUND A/C>	125	0.0%	125	-	0.0%
MS LEI XU	125	0.0%	125	-	0.0%
A A ANTHONY PTY LTD <A A ANTHONY FAMILY A/C>	123	0.0%	123	-	0.0%
MR DIMITRIOS KATSOS	123	0.0%	123	-	0.0%
MS KARLENE KILGOUR	123	0.0%	123	-	0.0%
KOSTEN PTY LTD	122	0.0%	122	-	0.0%
MRS LYNDA ELIZABETH SUGARS	122	0.0%	122	-	0.0%
ZISSOPOULOS TRANSPORT PTY LTD	122	0.0%	122	-	0.0%
MR SEAN MATTHEW MCNAMARA	120	0.0%	120	-	0.0%
MR PETER DURDIN	117	0.0%	117	-	0.0%
MR JOHN JAMES CAMPBELL & MRS WENDY BEATRIX CAMPBELL	116	0.0%	116	-	0.0%
MR PETER BARNES	115	0.0%	115	-	0.0%
MR DOMENIC DE LUCA & MRS ANTOINETTE DE LUCA <JULIAN DE LUCA A/C>	112	0.0%	112	-	0.0%
MR DOMENIC DE LUCA & MRS ANNE DE LUCA <THOMAS DE LUCA A/C>	112	0.0%	112	-	0.0%
MR CAMERON TERRY	111	0.0%	111	-	0.0%
MR WAYNE RICHARD BOSDEN & MRS FIONA JOY BOSDEN	110	0.0%	110	-	0.0%
MR RODNEY FAGG & MRS JULIE FAGG <SUPERANNUATION FUND A/C>	110	0.0%	110	-	0.0%
MR DEAN GILCHRIST	110	0.0%	110	-	0.0%
MR COLIN MANN & MRS SUE MANN	110	0.0%	110	-	0.0%
MR MARK BALLINGER <BALLINGER RETIREMENT FUND AC>	107	0.0%	107	-	0.0%
DAVKEN PTY LTD	107	0.0%	107	-	0.0%
MR MARK WILLIAM GOODWIN & MR LINDSAY JOHN GOODWIN <M GOODWIN SUPER FUND A/C>	107	0.0%	107	-	0.0%
MR ANDRE PAUL	107	0.0%	107	-	0.0%
MR LANCE PINK <BUGS BUNNY SUPER FUND A/C>	107	0.0%	107	-	0.0%
TANDARA PASTORAL CO PTY LTD	105	0.0%	105	-	0.0%
MR STEPHEN O'LOUGHLIN	104	0.0%	104	-	0.0%
MRS CHRISTINE MARY SMITH	101	0.0%	101	-	0.0%
TRANS PACIFIC HEALTH CARE LTD	101	0.0%	101	-	0.0%
MS IRMGARD JAUK	100	0.0%	100	-	0.0%
MS MARION JEAN FAINT	98	0.0%	98	-	0.0%
PILECOTE PTY LTD	97	0.0%	97	-	0.0%
MR COLIN JOHN STRICKLAND & MRS GAIL NARELLE STRICKLAND <THE C & G STRICKLAND S/F A/C>	97	0.0%	97	-	0.0%
MR ROBIN ROSS & MRS MARY ROSS	96	0.0%	96	-	0.0%

71

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MRS ANNEKE WOOD	96	0.0%	96	-	0.0%
MR NICHOLAS PAUL CASEY & MRS MARGARET THERESE CASEY	93	0.0%	93	-	0.0%
MR STEPHEN JOHN MOFFATT	93	0.0%	93	-	0.0%
NETWEALTH INVESTMENTS LIMITED <WRAP SERVICES A/C> C/- CUSTODY DEPARTMENT	92	0.0%	92	-	0.0%
MR DOUGLAS SMITH CUTHILL	88	0.0%	88	-	0.0%
MR JOHN SAULO & MRS RUTH VIRGINIA SAULO	88	0.0%	88	-	0.0%
MR LIONEL CARL DEWSNAP	86	0.0%	86	-	0.0%
MS JENNA BARBARA FORD & MS WILHELMINA FORD <FARAWAY SUPER FUND A/C>	86	0.0%	86	-	0.0%
MR DAVID ARTHUR HOPE	86	0.0%	86	-	0.0%
KURRAJONG ENTERPRISES PTY LTD	86	0.0%	86	-	0.0%
NITASH PTY LTD <JOHNSTON FAMILY A/C>	86	0.0%	86	-	0.0%
MS DAWN UEBERGANG & MR LEE UEBERGANG	86	0.0%	86	-	0.0%
MRS CHRISTINA DAVIDSON & MR RUSSELL DAVIDSON	85	0.0%	85	-	0.0%
ANTONY ANDREW ANTHONY & CONSTANTINA ANTHONY & ANDREW ANTHONY & STAMATIA T ANTHONY <AA & A ANTHONY S/F A/C>	83	0.0%	83	-	0.0%
MS HELEN ANTHONY	83	0.0%	83	-	0.0%
MR BRUCE REGINALD LUDEWIGS	81	0.0%	81	-	0.0%
MR DAVID JOHN SMITHARD	78	0.0%	78	-	0.0%
MR VINCE BARTOLILLO	75	0.0%	75	-	0.0%
MR GEORGE VASILIOS COMINO	75	0.0%	75	-	0.0%
MRS MARGARET ROSE MCQUILLAN	75	0.0%	75	-	0.0%
MR PETER ROBERT SENG & MRS BRONWYN MARY SENG	75	0.0%	75	-	0.0%
MS JOANNE CONSTANCE WIENERT	75	0.0%	75	-	0.0%
MR SIMON DUPRE	74	0.0%	74	-	0.0%
MR NAUM VITANOVSKI	74	0.0%	74	-	0.0%
MOONGLADE PTY LTD <GLEESON FAMILY S/F A/C>	73	0.0%	73	-	0.0%
MR THOMAS ALEXANDER MCLEAN	72	0.0%	72	-	0.0%
REINHILD ERNA MCLEAN	72	0.0%	72	-	0.0%
MR BRENDON JAMES O'LOUGHLIN & MRS CHRISTINE LOUISE O'LOUGHLIN	72	0.0%	72	-	0.0%
MR ROBIN ROSS & MRS NICOLE ROSS	66	0.0%	66	-	0.0%
MR STEPHEN ROSS	66	0.0%	66	-	0.0%
MS KYLIE HARRISON	63	0.0%	63	-	0.0%
MR NORMAN AVERY	61	0.0%	61	-	0.0%
MR RUSSELL CRAIG DUNKIN	61	0.0%	61	-	0.0%
MR VALLABHADAS PATEL	61	0.0%	61	-	0.0%
MR NARANDRAKUMAR NARSAI	59	0.0%	59	-	0.0%
MS TAIER BAGE	55	0.0%	55	-	0.0%
MR DESMOND RONALD HALL & MRS KAY PATRICIA HALL	55	0.0%	55	-	0.0%
MR MATHEW KROPMAN & MRS ANNE KROPMAN	55	0.0%	55	-	0.0%
MR HAROLD ROTH MARTIN & MRS KRISTENE BETTY MARTIN <R & K MARTIN SUPER FUND A/C>	55	0.0%	55	-	0.0%

72

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MS LEANNE WIGRAFT	55	0.0%	55	-	0.0%
MR JAMES WARREN ALCORN	54	0.0%	54	-	0.0%
MR TODD FAIRBURN	54	0.0%	54	-	0.0%
HEATHER HANCOCK	54	0.0%	54	-	0.0%
MR BRUCE JONES & MRS LYNETTE JONES	54	0.0%	54	-	0.0%
MR JOHN KELLY & MRS DOMINIQUE KELLY <KELLY KELLY & ASSOC S/F A/C>	54	0.0%	54	-	0.0%
MR JOHN ROGER WILSON	54	0.0%	54	-	0.0%
MR GEOFFREY L MCKENZIE & MRS SUSAN MAREE MCKENZIE <MCKEWBURN SUPER FUND A/C>	52	0.0%	52	-	0.0%
MR FRANCIS WILLIAM DAVIS	49	0.0%	49	-	0.0%
MR LLOYD MCDONALD	49	0.0%	49	-	0.0%
MR SHANNON HANDLEY	44	0.0%	44	-	0.0%
MS KATHLEEN SALOMONS	44	0.0%	44	-	0.0%
MR STEVEN WAYNE SMITH & MRS LEANNE KAY SMITH <STEVEN W SMITH FAMILY A/C>	44	0.0%	44	-	0.0%
MR CLIVE BALL	43	0.0%	43	-	0.0%
BALLIEBROOK HOLDINGS PTY LTD	43	0.0%	43	-	0.0%
MR GREGORY JOHN BEAVER & MRS SANDRA JEAN BEAVER <THE BEAVER SUPER FUND A/C>	43	0.0%	43	-	0.0%
GAY BURGE	43	0.0%	43	-	0.0%
MS YVETTE CARROLL	43	0.0%	43	-	0.0%
MR BRETT JOHN CONROY & MS SUZANNA KASTELIC	43	0.0%	43	-	0.0%
MR ROBERT COSTIGAN & MRS ROSALIE COSTIGAN	43	0.0%	43	-	0.0%
MR BARRY CUTHBERT	43	0.0%	43	-	0.0%
MR IAN DOYLE	43	0.0%	43	-	0.0%
MR JOHN ELLIS	43	0.0%	43	-	0.0%
MS LOUISE JANE FAULKNER	43	0.0%	43	-	0.0%
MR DESMOND RONALD HALL	43	0.0%	43	-	0.0%
MR NOEL HARDINGHAM & MRS SUE HARDINGHAM	43	0.0%	43	-	0.0%
MS DESLEY ANN HAWKINS	43	0.0%	43	-	0.0%
MR MURRAY HIGHT & MRS FERN HIGHT	43	0.0%	43	-	0.0%
MR MALCOLM HILL & MRS KHRISTINE HILL	43	0.0%	43	-	0.0%
MR BRIAN HUDSON	43	0.0%	43	-	0.0%
MR LEE LEE INGRAM	43	0.0%	43	-	0.0%
JASCO QLD PTY LTD <JAALMEG DISCRETIONARY A/C>	43	0.0%	43	-	0.0%
RACHAEL JAY	43	0.0%	43	-	0.0%
LESLEY A JURY & KEVIN C LUSCOMBE <THE BOWLED OVER S/F A/C>	43	0.0%	43	-	0.0%
MS DANIELLE KILGOUR & MS TONI KILGOUR & MS KARLENE KILGOUR	43	0.0%	43	-	0.0%
MRS JANINE LAKEY	43	0.0%	43	-	0.0%
MR WAYNE WILLIAM LEWIS	43	0.0%	43	-	0.0%
MS JODIE LEWIS	43	0.0%	43	-	0.0%
MR JOHN H LLOYD & MRS SUSAN A LLOYD	43	0.0%	43	-	0.0%

73

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MR ROBERT KEITH LYONS	43	0.0%	43	-	0.0%
MARCARUN PTY LTD <D R SCHROETER SUPER FUND A/C>	43	0.0%	43	-	0.0%
MATSTAR PTY LTD <WHITE ENTERPRISES S/F A/C>	43	0.0%	43	-	0.0%
MS NGAIRE MCCALLUM	43	0.0%	43	-	0.0%
MR WALTER VON OETTINGEN & MRS BEVERLEY VON OETTINGEN	43	0.0%	43	-	0.0%
P & S O'CONNOR PTY LTD <O'CONNOR SUPER FUND A/C>	43	0.0%	43	-	0.0%
MR ROBERT PAIGE	43	0.0%	43	-	0.0%
MS MARY-ANNE PHILLIPS	43	0.0%	43	-	0.0%
MS BERNADETTE PICKERING & MS CAROL JOHNSON	43	0.0%	43	-	0.0%
MR JOHN WILLIAM REINKE	43	0.0%	43	-	0.0%
MR MICHAEL ANTHONY ROWLINGSON& MRS MARGARET HELEN ROWLINGSON	43	0.0%	43	-	0.0%
MR KEN SAUL	43	0.0%	43	-	0.0%
MR CLIVE SEALY	43	0.0%	43	-	0.0%
MR PETER RICHARD SMITH	43	0.0%	43	-	0.0%
MR CHARLES STARKEY & MRS ANNE STARKEY	43	0.0%	43	-	0.0%
MR ALLAN DAVID SUTHERLAND & MRS DULCIE MAE SUTHERLAND	43	0.0%	43	-	0.0%
MR GRANT ALAN TURNER & MRS ANDREA KIRSTAN TURNER <THE TURNER SUPER FUND A/C>	43	0.0%	43	-	0.0%
MR THEMISTOCLES VANIERIS & MR DICK THEO QUALLY	43	0.0%	43	-	0.0%
MRS LEISA WARD & MR NIGEL WARD	43	0.0%	43	-	0.0%
MR MICHAEL WHITROW & MRS SUSANNE WHITROW	43	0.0%	43	-	0.0%
MR MELVYN WHITWORTH	43	0.0%	43	-	0.0%
MR PETER WOMERSLEY & MRS SIMONE WOMERSLEY <P&S WOMERSLEY SUPER FUND A/C>	43	0.0%	43	-	0.0%
MR STEVE ZISSOPOULOS	43	0.0%	43	-	0.0%
MR RON ANTHONY	42	0.0%	42	-	0.0%
MR KEITH DYKE & MRS SERENA DYKE	42	0.0%	42	-	0.0%
MR BRUCE REGINALD LUDEWIGS & MRS BELINDA ANN LUDEWIGS <LUDEWIGS RETIREMENT FUND A/C>	42	0.0%	42	-	0.0%
MR DAVID PRICE	42	0.0%	42	-	0.0%
MR JOHN E SYMONS	42	0.0%	42	-	0.0%
MR. GRAHAME WALTER JAMES WEST & MRS SUSAN LOLA WEST <WESTIES WEETWEET S/F A/C>	42	0.0%	42	-	0.0%
MR JOHN ROSSY KNOX & MRS DOROTHY MAY KNOX	41	0.0%	41	-	0.0%
MS SUSANA LAI CHU LAU	41	0.0%	41	-	0.0%
MR GARETH DAVID CHALKLEN & MRS ROSEMARY DAWN CHALKLEN	40	0.0%	40	-	0.0%
MS LORRAINE ELLIOTT	40	0.0%	40	-	0.0%

74

Name of Beneficial Owner	No. of Shares Owned Prior to Offering	Percent of Shares Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Owned After Offering	Percent of Shares Owned After Offering
MR STUART MARK SMITH & MRS CAROL MARGARET SMITH <THE CORVETTE SUPER P/F A/C>	39	0.0%	39	-	0.0%
MS JOSEPHINE HEATHER HOWIE	38	0.0%	38	-	0.0%
MS CHERYL K MCEVOY	38	0.0%	38	-	0.0%
MS JACQUELINE NICOLLS	37	0.0%	37	-	0.0%
MS GLORIA KIRI WHITE	37	0.0%	37	-	0.0%
MISS AMY ALYCE WHITE	36	0.0%	36	-	0.0%
MR MYLES NORMAN DAVEY	35	0.0%	35	-	0.0%
MR LESLEY DOYLE	35	0.0%	35	-	0.0%
MR GARY JOHN HILL <KURT HILL CAR FUND A/C>	35	0.0%	35	-	0.0%
CHING NG	35	0.0%	35	-	0.0%
DR PHILIP JOSEPH RUARAIGH MCDONALD MOORE	35	0.0%	35	-	0.0%
MS BEVERLEY JUNE HILLIER	34	0.0%	34	-	0.0%
MS CAROLINE JOY WELLS	34	0.0%	34	-	0.0%
MR CRAIG WHITE & MRS JANET WHITE <THE GWANDOBAN S/F A/C>	34	0.0%	34	-	0.0%
MISS ESTHER LYNDAL BREEN	33	0.0%	33	-	0.0%
MR BENJAMIN MARTIN EDWARDS	33	0.0%	33	-	0.0%
MR MARK WISSMANN	32	0.0%	32	-	0.0%
MS SUI MING LEUNG	31	0.0%	31	-	0.0%
MRS REBECCA MCPHERSON & MRS JOHANNA MARIE CHETWYND <LMS INVESTMENT GROUP A/C>	31	0.0%	31	-	0.0%
MR LEON JOHN MUNCE	31	0.0%	31	-	0.0%
MS ANNE LYNETTE HICKS	30	0.0%	30	-	0.0%
MS CHERYL MCEVOY	30	0.0%	30	-	0.0%
MR ERIC R MCKEE & MRS YVONNE E MCKEE <NO 1 A/C>	30	0.0%	30	-	0.0%
MR ERIC R MCKEE & MRS YVONNE E MCKEE <NO 2 A/C>	30	0.0%	30	-	0.0%
MR GAVIN BING LEONG SEETO & MRS CECILIA SING WHYE SEETO <SEETO SUPER FUND A/C>	30	0.0%	30	-	0.0%
MR ROB MCFARLAND	29	0.0%	29	-	0.0%
MR PAUL CARTY	24	0.0%	24	-	0.0%
MAIN STREET REALTY PTY LTD <RYAN FAMILY SUPER FUND A/C>	23	0.0%	23	-	0.0%
MR DAVID BESSON & MRS LIZ BESSON	15	0.0%	15	-	0.0%
MRS MARGIE MCCLEELAND	12	0.0%	12	-	0.0%
MRS DEBBIE HANCOCK	10	0.0%	10	-	0.0%
MR GERARD LAVERY	3	0.0%	3	-	0.0%
	2,155,225,673	99.87%	183,175,591	1,972,050,082	91.38%

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Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our shareholders as well as any equity compensation plans not approved by our shareholders as of December 31, 2014.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plans approved by our shareholders	-	-	-
Plans not approved by shareholders	-	-	-

DESCRIPTION OF SECURITIES

The following description of our capital stock is based upon our amended and restated articles of incorporation, as amended, our bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our amended and restated articles of incorporation, as amended, and our bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

As of the date of this prospectus, our authorized capital stock consists of (i) 2,500,000,000 shares of common stock, par value $0.001 per share, and (ii) 50,000,000 shares of preferred stock, par value $0.001 per share. At February 10, 2015, we had 2,158,110,323 shares of common stock issued and outstanding. At February 10, 2015, we had 1,000,000 and 1,400,000 shares of Series A and Series F preferred stock, respectively, issued and outstanding , and no shares of Series B, Series C, Series D and Series E preferred stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

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Preferred Stock

The preferred stock is issuable in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our board of directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by shareholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock.

Description of Series A Preferred Stock

Our amended and restated articles of incorporation, as amended, authorizes 1,000,000 shares of Series A preferred stock, 1,000,000 of which are outstanding as of February 10, 2015. There are no sinking fund provisions applicable to our Series A preferred stock.

Ranking. The Series A preferred stock ranks pari passu with any other series of preferred stock designated by the Company and not designated as senior securities or subordinate to the Series A preferred stock

Liquidation Preference. In the event of a liquidation or winding up of the Company, a holder of Series A preferred stock will be entitled to receive $1.00 per share of Series A preferred stock.

Dividends. The Series A preferred stock is entitled to receive 12% per annum dividends, paid monthly.

Conversion. Holders of Series A preferred shares have the following rights with respect to the conversion of Series A preferred shares into shares of our common stock:

●	At any time after December 31, 2014 and upon notice provided by the holder to the Company, a holder has the right to convert, at face value per share, all or any portion of their Series A preferred shares into shares of our common stock on the basis of 400 shares of common stock for each share of Series A preferred stock so converted (the “Series A Conversion Ratio”).

●	If at any time after the date of issuance of the Series A preferred stock, in the event the Company (i) makes or issues a dividend or other distribution payable in common stock (other than with respect to the Series A preferred stock); (ii) subdivides outstanding shares of common stock into a larger number of shares; or (iii) combines outstanding shares of common stock into a smaller number of shares; or (iv) conducts a rights offering to its existing shareholders, the Series A Conversion Ratio shall be adjusted appropriately.

●	Except as otherwise provided in the amended and restated articles of incorporation, as amended, if the common stock issuable upon the conversion of the Series A preferred stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then in each such event, the holder of each share of Series A preferred stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of common stock into which such shares of Series A preferred stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

Voting. On all matters to come before our shareholders, holders of Series A preferred stock have that number of votes per share (rounded to the nearest whole share) equal to the product of: (a) the number of shares of Series A preferred stock held on the record date for the determination of the holders of the shares entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is first solicited, and (b) 1001. The holders of Series A preferred shares vote together with the holders of the outstanding shares of all other capital stock of the Company (including and any other series of preferred stock then outstanding), and not as a separate class, series or voting group.

Redemption and Call Rights. The Series A preferred stock is not subject to any redemption rights on behalf of the Company or subject to call by any holder of Series A preferred stock.

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Description of Series B Preferred Stock

Our amended and restated articles of incorporation, as amended, authorizes 410,000 shares of Series B preferred stock, none of which are outstanding as of February 10, 2015. There are no sinking fund provisions applicable to our Series B preferred stock.

Ranking. The Series B preferred stock ranks pari passu with any other series of preferred stock designated by the Company and not designated as senior securities or subordinate to the Series B preferred stock.

Liquidation Preference. In the event of a liquidation or winding up of the Company, a holder of Series B preferred stock will be entitled to receive $1.00 per share of Series B preferred stock.

Dividends. The Series B preferred stock is entitled to receive 12% per annum dividends, paid monthly.

Conversion. Holders of Series B preferred shares have the following rights with respect to the conversion of Series B preferred shares into shares of our common stock:

●	On December 31, 2014 and upon notice provided by the holder to the Company, a holder has the right to convert, at face value per share, all or any portion of their Series B preferred shares into shares of our common stock on the basis of 400 shares of common stock for each share of Series B preferred stock so converted, or if the holder elects to convert on December 31, 2015, such shares will be converted on the basis of 66⅔ shares of common stock for each share of Series B preferred stock (the “Series B Conversion Ratio”). On December 31, 2014, all of the then outstanding Series B preferred shares were converted into Company common stock.

●	If at any time after the date of issuance of the Series B preferred stock, in the event the Company (i) makes or issues a dividend or other distribution payable in common stock (other than with respect to the Series B preferred stock); (ii) subdivides outstanding shares of common stock into a larger number of shares; or (iii) combines outstanding shares of common stock into a smaller number of shares; or (iv) conducts a rights offering to its existing shareholders, the Series B Conversion Ratio shall be adjusted appropriately.

●	Except as otherwise provided in the amended and restated articles of incorporation, as amended, if the common stock issuable upon the conversion of the Series B preferred stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then in each such event, the holder of each share of Series B preferred stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of common stock into which such shares of Series B preferred stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

Voting. On all matters to come before our shareholders, holders of Series B preferred stock have that number of votes per share (rounded to the nearest whole share) equal to the product of: (a) the number of shares of Series B preferred stock held on the record date for the determination of the holders of the shares entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is first solicited, and (b) 200. The holders of Series B preferred shares vote together with the holders of the outstanding shares of all other capital stock of the Company (including and any other series of preferred stock then outstanding), and not as a separate class, series or voting group.

Redemption and Call Rights. Any time after December 31, 2015, the Company has the right, but not the obligation, to redeem all of the unconverted outstanding shares of Series B preferred stock by paying in cash an amount per share equal to $1.00.

Description of Series C Preferred Stock

Our amended and restated articles of incorporation, as amended, authorizes 400,025 shares of Series C preferred stock, none of which are outstanding as of February 10, 2015. There are no sinking fund provisions applicable to our Series C preferred stock.

Ranking. The Series C preferred stock ranks pari passu with any other series of preferred stock designated by the Company and not designated as senior securities or subordinate to the Series C preferred stock.

Liquidation Preference. In the event of a liquidation or winding up of the Company, a holder of Series C preferred stock will be entitled to receive $1.00 per share of Series C preferred stock.

Dividends. The Series C preferred stock is entitled to receive 12% per annum dividends, paid monthly.

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Conversion. Holders of Series C preferred shares have the following rights with respect to the conversion of Series C preferred shares into shares of our common stock:

●	On December 31, 2014 and upon notice provided by the holder to the Company, a holder has the right to convert, at face value per share, all or any portion of their Series C preferred shares into shares of our common stock on the basis of 200 shares of common stock for each share of Series C preferred stock so converted, or if the holder elects to convert on December 31, 2015, such shares will be converted on the basis of 57.1428 shares of common stock for each share of Series C preferred stock (the “Series C Conversion Ratio”). On December 31, 2014, all of the then outstanding Series C preferred shares were converted into Company common stock.

●	If at any time after the date of issuance of the Series C preferred stock, in the event the Company (i) makes or issues a dividend or other distribution payable in common stock (other than with respect to the Series C preferred stock); (ii) subdivides outstanding shares of common stock into a larger number of shares; or (iii) combines outstanding shares of common stock into a smaller number of shares; or (iv) conducts a rights offering to its existing shareholders, the Series C Conversion Ratio shall be adjusted appropriately.

●	Except as otherwise provided in the amended and restated articles of incorporation, as amended, if the common stock issuable upon the conversion of the Series C preferred stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then in each such event, the holder of each share of Series C preferred stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of common stock into which such shares of Series C preferred stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

Voting. On all matters to come before our shareholders, holders of Series C preferred stock have that number of votes per share (rounded to the nearest whole share) equal to the product of: (a) the number of shares of Series C preferred stock held on the record date for the determination of the holders of the shares entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is first solicited, and (b) 100. The holders of Series C preferred shares vote together with the holders of the outstanding shares of all other capital stock of the Company (including and any other series of preferred stock then outstanding), and not as a separate class, series or voting group.

Redemption and Call Rights. Any time after December 31, 2015, the Company has the right, but not the obligation, to redeem all of the unconverted outstanding shares of Series C preferred stock by paying in cash an amount per share equal to $1.00.

Description of Series D Preferred Stock

Our amended and restated articles of incorporation, as amended, authorizes 173,000 shares of Series D preferred stock, none of which are outstanding as of February 10, 2015. There are no sinking fund provisions applicable to our Series D preferred stock.

Ranking. The Series D preferred stock ranks pari passu with any other series of preferred stock designated by the Company and not designated as senior securities or subordinate to the Series D preferred stock.

Liquidation Preference. In the event of a liquidation or winding up of the Company, a holder of Series D preferred stock will be entitled to receive $1.00 per share of Series D preferred stock.

Dividends. The Series D preferred stock is entitled to receive 12% per annum dividends, paid monthly.

Conversion. Holders of Series D preferred shares have the following rights with respect to the conversion of Series D preferred shares into shares of our common stock:

●	On December 31, 2014 and upon notice provided by the holder to the Company, a holder has the right to convert, at face value per share, all or any portion of their Series D preferred shares into shares of our common stock on the basis of 133.3333 shares of common stock for each share of Series D preferred stock so converted, or if the holder elects to convert on December 31, 2015, such shares will be converted on the basis of 50 shares of common stock for each share of Series D preferred stock (the “Series D Conversion Ratio”). On December 31, 2014, all of the then outstanding Series D preferred shares were converted into Company common stock.

●	If at any time after the date of issuance of the Series D preferred stock, in the event the Company (i) makes or issues a dividend or other distribution payable in common stock (other than with respect to the Series C preferred stock); (ii) subdivides outstanding shares of common stock into a larger number of shares; or (iii) combines outstanding shares of common stock into a smaller number of shares; or (iv) conducts a rights offering to its existing shareholders, the Series D Conversion Ratio shall be adjusted appropriately.

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●	Except as otherwise provided in the amended and restated articles of incorporation, as amended, if the common stock issuable upon the conversion of the Series D preferred stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then in each such event, the holder of each share of Series D preferred stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of common stock into which such shares of Series D preferred stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

Voting. On all matters to come before our shareholders, holders of Series D preferred stock have that number of votes per share (rounded to the nearest whole share) equal to the product of: (a) the number of shares of Series D preferred stock held on the record date for the determination of the holders of the shares entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is first solicited, and (b) 67. The holders of Series D preferred shares vote together with the holders of the outstanding shares of all other capital stock of the Company (including and any other series of preferred stock then outstanding), and not as a separate class, series or voting group.

Redemption and Call Rights. Any time after December 31, 2015, the Company has the right, but not the obligation, to redeem all of the unconverted outstanding shares of Series D preferred stock by paying in cash an amount per share equal to $1.00.

Description of Series E Preferred Stock

Our amended and restated articles of incorporation, as amended, authorizes 461,000 shares of Series E preferred stock, none of which are outstanding as of February 10, 2015. There are no sinking fund provisions applicable to our Series E preferred stock.

Ranking. The Series E preferred stock ranks pari passu with any other series of preferred stock designated by the Company and not designated as senior securities or subordinate to the Series E preferred stock.

Liquidation Preference. In the event of a liquidation or winding up of the Company, a holder of Series E preferred stock will be entitled to receive $1.00 per share of Series E preferred stock.

Dividends. The Series E preferred stock is entitled to receive 12% per annum dividends, paid monthly.

Conversion. Holders of Series E preferred shares have the following rights with respect to the conversion of Series E preferred shares into shares of our common stock:

●	On December 31, 2014 and upon notice provided by the holder to the Company, a holder has the right to convert, at face value per share, all or any portion of their Series E preferred shares into shares of our common stock on the basis of 40 shares of common stock for each share of Series E preferred stock so converted, or if the holder elects to convert on December 31, 2015, such shares will be converted on the basis of 25 shares of common stock for each share of Series E preferred stock (the “Series E Conversion Ratio”). On December 31, 2014, all of the then outstanding Series E preferred shares were converted into Company common stock.

●	If at any time after the date of issuance of the Series E preferred stock, in the event the Company (i) makes or issues a dividend or other distribution payable in common stock (other than with respect to the Series C preferred stock); (ii) subdivides outstanding shares of common stock into a larger number of shares; or (iii) combines outstanding shares of common stock into a smaller number of shares; or (iv) conducts a rights offering to its existing shareholders, the Series E Conversion Ratio shall be adjusted appropriately.

●	Except as otherwise provided in the amended and restated articles of incorporation, as amended, if the common stock issuable upon the conversion of the Series E preferred stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then in each such event, the holder of each share of Series E preferred stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of common stock into which such shares of Series E preferred stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

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Voting. On all matters to come before our shareholders, holders of Series E preferred stock have that number of votes per share (rounded to the nearest whole share) equal to the product of: (a) the number of shares of Series E preferred stock held on the record date for the determination of the holders of the shares entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is first solicited, and (b) 40. The holders of Series E preferred shares vote together with the holders of the outstanding shares of all other capital stock of the Company (including and any other series of preferred stock then outstanding), and not as a separate class, series or voting group.

Redemption and Call Rights. Any time after December 31, 2015, the Company has the right, but not the obligation, to redeem all of the unconverted outstanding shares of Series E preferred stock by paying in cash an amount per share equal to $1.00.

Description of Series F Preferred Stock

Our amended and restated articles of incorporation, as amended, authorizes 1,500,000 shares of Series F preferred stock, 1,400,000 of which are outstanding as of February 10, 2015. There are no sinking fund provisions applicable to our Series F preferred stock.

Ranking. The Series F preferred stock ranks pari passu with any other series of preferred stock subsequently designated by the Company and not designated as senior securities or subordinate to the Series F preferred stock.

Liquidation Preference. In the event of a liquidation or winding up of the Company, a holder of Series F preferred stock will be entitled to receive $1.00 per share of Series F preferred stock.

Dividends. The Series F preferred stock is entitled to receive 12% per annum dividends, paid monthly.

Conversion. Holders of Series F preferred shares have the following rights with respect to the conversion of Series F preferred shares into shares of our common stock:

●	On December 31, 2015 and upon notice provided by the holder to the Company, a holder has the right to convert, at face value per share, all or any portion of their Series F preferred shares into shares of our common stock on the basis of 33.3333 shares of common stock for each share of Series F preferred stock so converted (the “Series F Conversion Ratio”).

●	If at any time after the date of issuance of the Series F preferred stock, in the event the Company (i) makes or issues a dividend or other distribution payable in common stock (other than with respect to the Series F preferred stock); (ii) subdivides outstanding shares of common stock into a larger number of shares; or (iii) combines outstanding shares of common stock into a smaller number of shares; or (iv) conducts a rights offering to its existing shareholders, the Series F Conversion Ratio shall be adjusted appropriately.

●	Except as otherwise provided in the amended and restated articles of incorporation, as amended, if the common stock issuable upon the conversion of the Series F preferred stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then in each such event, the holder of each share of Series F preferred stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of common stock into which such shares of Series F preferred stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

Voting. On all matters to come before our shareholders, holders of Series F preferred stock have that number of votes per share (rounded to the nearest whole share) equal to the product of: (a) the number of shares of Series F preferred stock held on the record date for the determination of the holders of the shares entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is first solicited, and (b) 34. The holders of Series F preferred shares vote together with the holders of the outstanding shares of all other capital stock of the Company (including and any other series of preferred stock then outstanding), and not as a separate class, series or voting group.

Redemption and Call Rights. Any time after December 31, 2015, the Company has the right, but not the obligation, to redeem all of the unconverted outstanding shares of Series F preferred stock by paying in cash an amount per share equal to $1.00.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, 77 Spruce Street, Suite 201, Cedarhurst, NY 11516.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, Florida 33401.

EXPERTS

Our consolidated balance sheets as of December 31, 2013 and 2012 and the related consolidated statement of operations, changes in shareholders’ equity and cash flows for the years ended December 31, 2013 and 2012 included in this prospectus have been audited by Rose, Snyder & Jacobs LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Florida law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

The registration statement on Form S-1, of which this prospectus forms a part, including exhibits, is available at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with, or furnish to, the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

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F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

IEG Holdings Corporation

We have audited the accompanying consolidated financial statements of IEG Holdings Corporation and subsidiaries (collectively the “Company”) which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the Auditing Standards Board (United States) and in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IEG Holdings Corporation and subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis-of-matter Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred significant operating losses and negative cash flow from operations since inception. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Rose, Snyder & Jacobs LLP

Encino, California

April 11, 2014 (except for note 13, as to which the date is February 12, 2015)

15821 VENTURA BOULEVARD, SUITE 490, ENCINO, CALIFORNIA 91436 PHONE: (818) 461 - 0600 ● FAX: (818) 461 - 0610

F-2

IEG HOLDINGS CORPORATION

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2013 AND DECEMBER 31, 2012

	2013	2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$281,879	$178,601
Loans receivable - current, net, note 2	64,719	18,482
Advances to officer, note 8	-	203,119

TOTAL CURRENT ASSETS	346,598	400,202

PROPERTY AND EQUIPMENT, net, note 3	43,349	80,235

LOANS RECEIVABLE - LONG TERM, net, note 2	361,394	112,004

OTHER ASSETS
Security deposits	39,329	34,454
Loan costs, net	131,470	164,301

TOTAL OTHER ASSETS	170,799	198,755

TOTAL ASSETS	$922,140	$791,196

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$323,978	$157,504
Deferred salary, note 8	-	1,401,763
Deferred rent	48,844	48,844
Working capital loans, note 5	140,000	-
Current portion of senior debt, note 4	114,562	-

TOTAL CURRENT LIABILITIES	627,384	1,608,111

LONG-TERM LIABILITIES
Senior debt, note 4	385,438	250,000
Deposit on preferred stock to be issued	1,910,774	-

TOTAL LIABILITIES	2,923,596	1,858,111

COMMITMENTS AND CONTINGENCIES, note 10

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.001 par value; 50,000,000 shares authorized, no shares issued and outstanding, note 6	-	-
Common stock, $0.001 par value; 1,000,000,000 shares authorized, 956,722,830 and 272,447,137 shares issued and outstanding, note 6	956,723	272,447
Additional paid-in capital	6,323,319	3,464,161
Accumulated deficit	(9,281,498)	(4,803,523)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(2,001,456)	(1,066,915)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$922,140	$791,196

See report of independent registered public accounting firm and notes to consolidated financial statements.

F-3

IEG HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012
REVENUES
Interest revenue	$56,585	$28,950
Other revenue	6,364	8,829

TOTAL REVENUES	62,949	37,779

OPERATING EXPENSES
Salaries and wages	1,345,243	1,680,264
Consulting fees	462,771	64,923
Rent	290,985	215,856
General and administrative	277,165	114,455
Utilities	129,225	76,202
Professional fees	100,924	21,687
Travel and marketing	79,964	127,906
Provision for credit losses	63,492	20,340
Depreciation and amortization	36,885	81,664
Insurance	24,823	51,364
Office and miscellaneous	15,350	17,790
Licenses and taxes	13,066	11,542
Repairs	5,646	10,327
Startup costs, note 8	1,500,000	-

TOTAL OPERATING EXPENSES	4,345,539	2,494,321

LOSS FROM OPERATIONS	(4,282,590)	(2,456,542)

OTHER INCOME (EXPENSE)
Miscellaneous income	510	129
Interest expense	(195,895)	(51,109)

TOTAL OTHER INCOME (EXPENSE)	(195,385)	(50,980)

NET LOSS	$(4,477,975)	$(2,507,522)

Net loss per share, basic and diluted	$(0.01)	$(0.01)

Weighted average number of shares, basic and diluted	618,849,992	272,447,137

See report of independent registered public accounting firm and notes to consolidated financial statements.

F-4

IEG HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	Common Stock		Additional	Accumulated
	Shares	Amount	Paid-in Capital	Deficit	Total

Balance, January 1, 2012	272,447,137	$272,447	$1,720,746	$(2,296,001)	$(302,808)

Capital contributions from parent	-	-	1743415	-	1,743,415

Net loss	-	-	-	(2,507,522)	(2,507,522)

Balance, December 31, 2012	272,447,137	272,447	3,464,161	(4,803,523)	(1,066,915)

Issuance of shares at $0.02 and $0.03	12,491,916	12,492	287,265	-	299,757

Issuance of shares at $0.005	664,299,127	664,299	2,579,378	-	3,243,677

Shares issued for pre-merger shares of shell	7,484,650	7,485	(7,485)	-	-

Net loss	-	-	-	(4,477,975)	(4,477,975)

Balance, December 31, 2013	956,722,830	$956,723	$6,323,319	$(9,281,498)	$(2,001,456)

See report of independent registered public accounting firm and notes to consolidated financial statements.

F-5

IEG HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,477,975)	$(2,507,522)
Adjustments to reconcile net loss
to net cash used in operating activities:
Provision for credit losses	63,462	20,340
Depreciation and amortization	36,885	81,664
Amortization of loan costs	48,281	25,734
Changes in assets - (increase) decrease:
Deposits	(4,875)	1,473
Loan Costs	(15,450)	(20,000)
Changes in liabilities - increase (decrease):
Accounts payable and accrued expenses	373,964	(12,833)
Deferred salary	952,903	803,847
Deferred rent	-	15,984
Charge for Rights Sales Agreement	1,500,000	-

NET CASH USED IN OPERATING ACTIVITIES	(1,522,805)	(1,591,313)

CASH FLOWS FROM INVESTING ACTIVITIES:
Loans receivable originated	(403,000)	(126,000)
Loans receivable repaid	43,911	25,384
Purchases of property and equipment	-	(12,982)
Advance to officer	(267,832)	(203,119)
Advances to IEG Holdings Limited ACN 131 987 838	(966,620)	-

NET CASH USED IN INVESTING ACTIVITIES	(1,593,541)	(316,717)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	250,000	199,965
Proceeds from short-term loans	500,000	-
Payments on short-term loans	(360,000)	-
Deposit on preferred shares to be issued	936,763	-
Proceeds from issuance of common stock	1,892,861	-
Capital contributions	-	1,743,415

NET CASH PROVIDED BY FINANCING ACTIVITIES	3,219,624	1,943,380

NET INCREASE IN CASH AND CASH EQUIVALENTS	103,278	35,350

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	178,601	143,251

CASH AND CASH EQUIVALENTS, END OF YEAR	$281,879	$178,601

Supplemental disclosures:
Interest paid in cash	$94,125	$21,525
Income taxes paid in cash	$-	$-
Deposit on preferred shares in lieu of deferred salary	$914,011	$-
Issuance of common stock in lieu of payment of deferred salary	$1,172,823	$-

See report of independent registered public accounting firm and notes to consolidated financial statements.

F-6

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The principal business activity of the Company is providing unsecured consumer loans ranging from $2,000 - $10,000 under the consumer brand “Mr. Amazing Loans”. The Company is headquartered in Las Vegas, Nevada and originates direct consumer loans in the states of Nevada, Florida, Illinois and Arizona via its online platform and distribution network. The Company is a fully licensed consumer installment loan provider in the four states in which it operates and offers all loans within the prevailing statutory rates.

Organization and Basis of Accounting

Investment Evolution Global Corporation (“IEGC”) was incorporated in the state of Delaware on February 20, 2008. On March 14, 2013, IEGC consummated a reverse merger transaction with IEG Holdings Corporation (“IEG Holdings”) (f/k/a Ideal Accents, Inc.). As a result of the reverse merger, the shareholders of IEGC received 90,815.71 shares of common stock in IEG Holdings for each share of IEGC, so that they own approximately 99.1% of the issued and outstanding common shares of IEG Holdings immediately after the transaction. For accounting purposes, the reverse merger has been treated as an acquisition of IEG Holdings by IEGC (the accounting acquirer) and a recapitalization of IEGC. Immediately prior to the reverse merger, IEG Holdings effected a 1-for-6 reverse stock split.

The financial statements have been restated to retroactively reflect the number of shares of IEGC, using the capital structure of IEG Holdings and to present the accumulated deficit of IEGC as of the date of the merger.

These consolidated financial statements include the operations of IEG Holdings Corporation and its wholly-owned subsidiaries Investment Evolution Global Corporation, Investment Evolution Corporation, IEC SPV, LLC, and Investment Evolution Australia Corporation (collectively the “Company”). All inter-company transactions and balances have been eliminated in consolidation.

The Company’s accounting and reporting policies are in accordance with U.S. generally accepted accounting principles and conform to general practices within the consumer finance industry.

Going Concern

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has reported recurring losses and has not generated positive net cash flows from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management intends to raise capital funding sufficient to continue operations through January 2015 via a public offering of equity and unsecured notes. This additional working capital will enable the Company to increase loan volume utilizing its existing $10 million credit facility. If the Company is not successful in raising sufficient capital, it may have to delay or reduce expenses, or curtail operations. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that could result should the Company not continue as a going concern.

F-7

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Management uses its historical records and knowledge of its business in making these estimates. Accordingly, actual results may differ from these estimates.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers cash equivalents to include short-term, highly liquid investments with an original maturity of three months or less.

Loans Receivable and Interest Income

The Company is licensed to originate consumer loans in the states of Nevada, Florida, Illinois and Arizona. During fiscal 2013 and 2012, the Company originated $2,000, $3,000, $5,000 and $10,000 loans with terms ranging from three to five years. The Company offers its loans at or below the prevailing statutory rates. Loans are carried at the unpaid principal amount outstanding, net of an allowance for credit losses.

The Company calculates interest revenue using the interest yield method. Charges for late payments are credited to income when collected. Application fees are insignificant.

Accrual of interest income on loans receivable is suspended when no payment has been received on account for 60 days or more on a contractual basis, at which time a loan is considered delinquent. Payments received on nonaccrual financing loans are first applied to the unpaid accrued interest and then principal. Loans are returned to active status and accrual of interest income is resumed when all of the principal and interest amounts contractually due are brought current; at which time management believes future payments are reasonably assured. At December 31, 2013, three loans with a total balance of $11,526 were delinquent.

Allowance for Credit Losses

The Company maintains an allowance for credit losses due to the fact that it is probable that a portion of the loans receivable will not be collected. The allowance is estimated by management based on various factors, including specific circumstances of the individual loans, management’s knowledge of the industry, and the experience and trends of other companies in the same industry.

Our portfolio of loans receivable consists of a large number of relatively small, homogenous accounts. The allowance for credit losses is determined using a systematic methodology, based on a combination of historical bad debt of comparable companies and industry index. Impaired loans are considered separately and 100% charged off.

The allowance for credit losses is primarily based upon models that analyze specific portfolio statistics and also reflect, management's judgment regarding overall accuracy. We take into account several factors, including the customer’s transaction history, specifically the timeliness of customer payments, the remaining contractual term of the loan, and the outstanding balance of the loan.

Impaired Loans

The Company assesses loans for impairment individually when a loan is 90 days past due. The Company defines impaired loans as bankrupt accounts and accounts that are 184 days or more past due. In accordance with the Company’s charge-off policy, once a loan is deemed uncollectible, 100% of the remaining balance is charged-off. Loans can also be charged off when deemed uncollectable due to consumer specific circumstances.

The Company does not accrue interest on impaired loans and any recoveries of impaired loans are recorded to the allowance for credit losses. Changes in the allowance for credit losses are recorded as operating expenses in the accompanying statement of operations.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are being provided using the straight-line method over the estimated useful lives of the assets as follows:

Classification Life
Computer equipment	3-5 years
Furniture and fixtures	8 years

F-8

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment (Continued)

The Company amortizes its leasehold improvements over the shorter of their economic lives, which are generally five years, or the lease term that considers renewal periods that are reasonably assured. Expenses for repairs and maintenance are charged to expense as incurred, while renewals and betterments are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of operations.

Operating Leases

The Company’s office leases typically have a lease term of three to five years and contain lessee renewal options and cancellation clauses in the event of regulatory changes.

Loan Costs

Loan costs consist of the cost of acquiring the $3 million credit facility and the cost of increasing the facility from $3 million to $10 million, including broker success fees and legal fees. These costs are amortized over four years, the period of the credit facility. Accumulated amortization of loan costs amounted to $74,015 and $25,734 at December 31, 2013 and 2012, respectively.

Income Taxes

We account for income taxes using the liability method in accordance with FASB Accounting Standards Codification (“ASC”) 740 “Income Taxes”. To date, no current income tax liability has been recorded due to our accumulated net losses. Deferred income tax assets and liabilities are recognized for temporary differences between the financial statement carrying amounts of assets and liabilities and the amounts that are reported in the income tax returns. Our net deferred income tax assets have been fully reserved by a valuation allowance due to the uncertainty of our ability to realize future taxable income and to recover our net deferred income tax assets.

Advertising Costs

Advertising costs are expensed as incurred and are included in general administrative expenses. Advertising costs amounted to $77,380 and $63,030 at December 31, 2013 and 2012, respectively.

Earnings and loss per Share

The Company computes net earnings (loss) per share in accordance with ASC 260-10. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares, if any, had been issued and if the additional common shares were dilutive. The number of shares have been restated retroactively to reflect the number of shares using the capital structure of IEG Holdings.

Fair Value of Financial Instruments

The Company has adopted guidance issued by the FASB that defines fair value, establishes a framework for measuring fair value in accordance with existing generally accepted accounting principles, and expands disclosures about fair value measurements. Assets and liabilities recorded at fair value in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. The categories are as follows:

F-9

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments (Continued)

Level I Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.

Level II Inputs, other than quoted prices included in Level I, that are observable for the asset or liability through corroboration with market data at the measurement date.

Level III Unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.

At December 31, 2013 and 2012, the only financial instruments that are subject to these classifications are cash and cash equivalents, which are considered Level I assets.

Carrying amounts reported in the consolidated balance sheets for advances to officer, and accounts payable and accrued expenses approximate fair value because of their immediate or short-term nature. The fair value of borrowings is not considered to be significantly different than its carrying amount because the stated rates for such debt reflect current market rates and conditions.

2. LOANS RECEIVABLE

Loans receivable consisted of the following at December 31:

	2013	2012
Loans receivable	$487,432	$148,263
Allowance for credit losses	(61,319)	(17,777)
Loans receivable, net	426,113	130,486
Loan receivables, current	64,719	18,482
Loan receivables, non current	$361,394	$112,004

A reconciliation of the allowance for credit losses consist of the following at December 31:

	2013	2012
Beginning balance	$17,777	$6,840
Provision for credit losses	63,492	20,340
Loans charged off	(19,950)	(9,403)
Ending balance	$61,319	$17,777
Basis of Assessment:
Individually	$0	$0
Collectively	$61,319	$17,777

The following is an age analysis of past due receivables as of December 31, 2013 and 2012:

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Financing Receivables	Recorded Investment > 90 Days and Accruing
2013	$17,760	$7,056	$4,469	$29,285	$458,147	$487,432	$4,469
2012	$2,735	$-	$-	$2,735	$145,528	$148,263	$-

The Company’s primary credit quality indicator is the customer’s credit score as determined by Experian on the date of loan origination. The Company does not update the customer’s credit profile during the contractual term of the loan.

The following is a summary of the loan receivable balance as of December 31, 2013 and 2012 by credit quality indicator:

Credit Score	2013	2012
Below 550	$-	$-
551-600	3,948	4,602
601-650	157,886	37,314
651-700	192,561	79,622
701-750	108,630	23,845
751-800	14,859	-
801-850	9,549	2,881
	$487,432	$148,263

F-10

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

3. PROPERTY AND EQUIPMENT

At December 31, 2013 and 2012, property and equipment consists of the following:

	2013	2012
Computer equipment	$120,513	$120,513
Furniture and fixtures	13,314	13,314
Leasehold improvements	57,980	57,980
	191,807	191,807
Less accumulated depreciation and amortization	148,458	111,572

Total	$43,349	$80,235

Depreciation of property and equipment amounted to $36,885 and $81,664 during the years ended December 31, 2013 and 2012, respectively, are included in the accompanying statements of operations in operating expenses.

4. LONG TERM DEBT

The Company has a credit facility that provides for borrowings of up to $10 million with $500,000 outstanding at December 31, 2013, subject to a borrowing base formula. The Company may borrow, at its option, at the rate of 18% with a minimum advance of $25,000. As of December 31, 2013 the Company’s effective interest rate was 18% and the unused amount available under the credit line was $9.5 million. Proceeds from this credit facility are used to fund loans to consumers. The credit facility features a 24 month revolving period commencing July 1, 2012 during which interest only payments are due. Commencing July 1, 2014, the facility converts to a term loan with monthly interest and principal payments, and a maturity date of June 1, 2016. The payment amounts are equal to 100% of the consumer loan proceeds.

Substantially all of the Company’s assets are pledged as collateral for borrowings under the revolving credit agreement.

Future minimum payments on the credit facility at December 31, 2013 are as follows:

Years ending December 31, 2013
2014	$114,562
2015	245,326
2016	140,112
$500,000

F-11

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

5. WORKING CAPITAL LOANS

On March 19, 2013, the Company secured a $220,000 working capital loan to expand from Clem Tacca. The Company repaid $264,000 to Clem Tacca on June 10, 2013 which comprised full repayment of $220,000 loan principal and a $44,000 facility fee recorded as interest expense.

On September 6, 2013, the Company secured an additional $180,000 working capital loan from Clem Tacca. The Company repaid $90,000 on November 6, 2013 and $50,000 on December 16, 2013. As at December 31, 2013, a balance of $40,000 remains outstanding. This amount is due March 31, 2014, at which time the facility fee of $22,000 is also due.

On October 15, 2013, the Company secured a $100,000 loan from Domenic Tacca Pty Ltd. The balance of $100,000 remains outstanding at year end. This amount is due April 14, 2014. Facility fee totaling $30,000 will also be paid in 2014.

The effective interest rate on these notes is 35.6% for the year ended December 31, 2013.

6. STOCKHOLDERS’ EQUITY

The aggregate number of shares which the Company has the authority to issue is 1,050,000,000 shares, of which 1,000,000,000 shares are common stock, par value $0.001 per share, and 50,000,000 shares are preferred stock, par value $0.001 per share. The Board of Directors is authorized at any time, and from time to time, to provide for the issuance of Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Preferred Stock or any series thereof.

The stockholders’ equity has been restated to retroactively reflect the number of shares of Investment Evolution Global Corporation, using the capital structure of IEG Holdings Corporation and to present the accumulated deficit of Investment Evolution Global Corporation as of the date of the merger.

During the year ended December 31, 2013, the Company issued 12,491,916 shares at a price of $0.02 and $0.03 per share, and 664,299,127 shares at $0.005 per share in accordance with a rights offering to the pre-merger existing stockholders of the Company.

7. INCOME TAXES

The difference between income tax expense attributable to continuing operations and the amount of income tax expense that would result from applying domestic federal statutory rates to pre-tax income (loss) is mainly related to an increase in the valuation allowance. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized. Deferred income tax assets are mainly related to net operating loss carryforwards.

Management has chosen to take a 100% valuation allowance against the deferred income tax asset until such time as management believes that its projections of future profits make the realization of the deferred income tax assets more likely than not. Significant judgment is required in the evaluation of deferred income tax benefits and differences in future results from management’s estimates could result in material differences.

As of December 31, 2013, the Company is in the process of determining the amount of loss carryforwards that may potentially be used to offset future Federal taxable income, which will expire through 2033. In the event of statutory ownership changes, the amount of net operating loss carryforwards that may be utilized in future years is subject to significant limitations.

F-12

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

7. INCOME TAXES (Continued)

The Company has adopted guidance issued by the FASB that clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold of more likely than not and a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities. The Company’s policy is to include interest and penalties related to unrecognized tax benefits in income tax expense. Interest and penalties totaled $0 for the years ended December 31, 2013 and 2012. The Company files income tax returns with the Internal Revenue Service (“IRS”) and the states of Nevada, Florida, Illinois and Arizona. All of the Company’s tax filings are still subject to examination. The Company’s net operating loss carryforwards are subject to IRS examination until they are fully utilized and such tax years are closed.

We utilize FASB ASC 740-10, “Income Taxes” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.

Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

The components of the income tax provision for fiscal year 2013 and 2012 were as follows:

	2013	2012
Current
Federal	$0	$0
State	0	0
	0	0
Deferred
Federal	0	0
State	0	0
	0	0
Total	$0	$0

A reconciliation of the expected income tax (benefit) computed using the federal statutory income tax rate to the Company's effective income tax rate is as follows for fiscal year 2013 and 2012:

	2013	2012
Income tax computed at federal statutory tax rate	(34.0)%	(34.0)%
Non deductible expenses	11.4	0.1
Change in Valuation allowance	22.6	33.9
Total	0%	0%

Significant components of the Company's deferred tax assets and liabilities for income taxes for the fiscal years ended December 31, 2013 and 2012 are as follows:

	2013	2012
Deferred tax assets
Provision for credit losses	$20,000	$6,000
Deferred rent	16,000	16,000
Deferred expenses	600,000	255,000
Net Operating loss carryforwards	1,850,000	1,200,000
Total deferred tax assets	2,486,000	1,477,000
Less: Valuation allowance	(2,486,000)	(1,477,000)
Net deferred tax assets	$0	$0

8. RELATED PARTY TRANSACTIONS

At December 31, 2013 the Company no longer had advances due from its Chief Executive Officer, which aggregated $203,119 at December 31, 2012. At December 31, 2013, the Company also no longer had deferred salary owed to its Chief Executive Officer, which aggregated $1,401,763 at December 31 2012. The deferred salary, net of the advances were treated as consideration for shares of common stock issued, and deposit on preferred stock to be issued.

Rights Sales Agreement

Effective June 30, 2013, the Company entered into a Rights Sales Agreement, under which the Company acquired the Australian rights to conduct business throughout Australia, from IEG Holdings Limited ACN 131 987 838, its parent (until its shares were distributed to the ultimate shareholders of IEG Holdings Limited ACN 131 987 838).

The purchase price for the Rights Sales Agreement was $1,500,000 which was paid as follows:

Paid through advances to (payments to third parties made on behalf of) IEG Holdings Limited ACN 131 987 838	$1,074,937

Offset amounts owed from Company shareholders who are also creditors of IEG Holdings Limited ACN 131 987 838	$425,063

The cost of the Rights Sales Agreement was recorded as start-up costs in the statements of operations in accordance with ASC 720-15-25.

9. CONCENTRATION OF CREDIT RISK

The Company’s portfolio of finance receivables is with consumers living throughout Nevada, Florida, Arizona and Illinois and consequently such consumers’ ability to honor their installment contracts may be affected by economic conditions in these areas.

The Company maintains cash at financial institutions which may, at times, exceed federally insured limits.

F-13

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

10. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its operating facilities under non-cancelable operating leases that expire through August 2016. Total rent expense for the years ended December 31, 2013 and 2012 was $290,985 and $207,856, respectively. The Company is responsible for certain operating expenses in connection with these leases. The following is a schedule, by year, of future minimum rental payments required under non-cancelable operating leases in excess of one year as of December 31, 2013:

Years ending December 31,
2014	$180,556
2015	$169,067
2016	$83,755

The Chicago, Phoenix and West Palm Beach offices were vacated in 2013 after obtaining special approval from the Illinois, Arizona and Florida Commissioners to operate the state licenses without having a physical office location in each state. The Company is currently looking to sublease these properties which would reduce future required rental payments. The Company is now able to fully service all four states using its online platform and distribution network and operates solely out of its centralized Las Vegas operational headquarters.

Legal Matters

From time to time, the Company may get involved in legal proceedings in the normal course of its business. The Company is not involved in any legal proceedings at the present time.

Regulatory Requirements

State statutes authorizing the Company’s products and services typically provide state agencies that regulate banks and financial institutions with significant regulatory powers to administer and enforce the law. Under statutory authority, state regulators have broad discretionary power and may impose new licensing requirements, interpret or enforce existing regulatory requirements in different ways, or issue new administrative rules. In addition, when the staff of state regulatory bodies change, it is possible that the interpretations of applicable laws and regulations may also change.

11. REVERSE MERGER

On January 28, 2013, Investment Evolution Global Corporation (“IEGC”) entered into a stock exchange agreement (the “Stock Exchange Agreement”) among IEGC, its sole shareholder IEG Holdings Limited, an Australian company (“IEG”) and IEG Holdings Corporation (f/k/a Ideal Accents, Inc.), a Florida corporation (“IEG Holdings”). Under the terms of the Stock Exchange Agreement, IEG Holdings agreed to acquire a 100% interest in the Company for 272,447,137 shares of IEG Holdings’ common stock after giving effect to a 1 for 6 reverse stock split. On February 14, 2013 IEG Holdings filed the Amended Articles with the Secretary of State of Florida changing its name from Ideal Accents, Inc. to IEG Holdings Corporation, increasing the number of shares of its authorized common stock to 1,000,000,000, $.001 par value, creation of 50,000,000 shares of “blank-check” preferred stock and effectuating a 1 for 6 reverse stock split of its issued and outstanding common stock (the “Reverse Stock Split”) pursuant to the terms of the Stock Exchange Agreement. FINRA approved the IEG Holdings Amended Articles on March 11, 2013.

F-14

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

11. REVERSE MERGER (Continued)

On March 13, 2013 IEG Holdings completed the acquisition of IEGC under the terms of the Stock Exchange Agreement and issued to IEG 272,447,137 shares of IEG Holdings common stock after giving effect to the Reverse Stock Split whereby IEG Holdings acquired a 100% interest in the Company. As a result of the ownership interests of IEG in IEG Holdings and its former ownership interest in the Company, for financial statement reporting purposes, the acquisition of the Company by IEG Holdings has been treated as a reverse merger with a public shell, with IEGC being the accounting acquirer.

12. SUBSEQUENT EVENTS

On March 31, 2014 the Company issued 1,983,025 of preferred shares at a price of $1 per share with an annual dividend payable of 12%.

The Company has evaluated events occurring after the date of the accompanying balance sheet through April 11, 2014, the date the consolidated financial statements were available to be issued.

13. REVISIONS TO PREVIOUSLY ISSUED FINANCIAL STATEMENTS

A few revisions have been made to the disclosures to the financial statements. These revisions were made to provide more details about certain accounting policies, more detailed information about loans receivable and related provisions, and information about income taxes. These revisions had no impact on the financial position of the company and on the results of operations for the periods presented.

F-15

IEG HOLDINGS CORPORATION

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2014 AND DECEMBER 31, 2013

	September 30, 2014	December 31, 2013
	(UNAUDITED)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,367,308	$281,879
Loans receivable - current, net, note 2	373,604	64,719
Prepaid consulting fees	70,570	-

TOTAL CURRENT ASSETS	2,811,482	346,598

PROPERTY AND EQUIPMENT, net, note 3	34,465	43,349

LOANS RECEIVABLE - LONG TERM, net, note 2	2,117,091	361,394

OTHER ASSETS
Security deposits	39,329	39,329
Loan costs, net	91,203	131,470

TOTAL OTHER ASSETS	130,532	170,799

TOTAL ASSETS	$5,093,570	$922,140

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$152,323	$323,978
Deferred rent	41,712	48,844
Dividend payable	20,764	-
Current portion of senior debt, note 4	-	114,562
Due to officer	99,109	-
Working capital loans, note 5	-	140,000

TOTAL CURRENT LIABILITIES	313,908	627,384

LONG-TERM LIABILITIES
Senior debt, note 4	2,230,000	385,438
Deposit on preferred stock	1,311,073	1,910,774
Deposit on stock to be issued	288,029	-

TOTAL LIABILITIES	4,143,010	2,923,596

COMMITMENTS AND CONTINGENCIES, note 9

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.001 par value; 50,000,000 shares authorized, 1,983,025 shares issued and outstanding, note 6	1,983	-
Common stock, $0.001 par value; 2,500,000,000 shares authorized, 1,795,462,964 shares issued and outstanding, note 6	1,795,463	956,723
Additional paid-in capital	12,743,574	6,323,319
Accumulated deficit	(13,590,460)	(9,281,498)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	950,560	(2,001,456)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$5,093,570	$922,140

See the accompanying notes to consolidated financial statements.

F-16

IEG HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013 (UNAUDITED)

	Three Months		Nine Months
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
REVENUES
Interest revenue	$144,059	$13,313	$237,519	$35,024
Other revenue	$1,100	354	2,313	3,429

TOTAL REVENUES	145,160	13,667	239,832	38,453

OPERATING EXPENSES
Salaries and wages	914,610	347,562	1,655,392	1,038,267
Rent	69,404	67,530	192,189	208,412
Consulting	118,955	83,158	708,023	159,428
General and administrative	152,803	31,426	322,638	98,744
Professional fees	26,465	5,243	128,942	65,674
Telephone and utilities	27,493	27,317	81,082	70,890
Marketing and travel	165,941	59,973	574,469	92,855
Depreciation and amortization	54,914	3,694	68,803	32,719
Provision for credit losses	142,182	15,839	344,558	31,786
Insurance	3,968	6,895	10,188	21,255
Licenses and taxes	13,557	1,925	43,631	10,679
Office and miscellaneous	7,135	5,273	15,700	10,281
Repairs	3,672	1,574	6,317	5,174
Startup costs, note 10	-	-	-	1,500,000

TOTAL OPERATING EXPENSES	1,701,098	657,409	4,151,932	3,346,164

LOSS FROM OPERATIONS	(1,555,939)	(643,742)	(3,912,100)	(3,307,711)

OTHER INCOME (EXPENSE)
Interest expense	(100,971)	(53,196)	(334,666)	(143,726)
Other expenses	(14,248)	-	(62,196)	-

TOTAL OTHER INCOME (EXPENSE)	(115,219)	(53,196)	(396,862)	(143,726)
NET LOSS	$(1,671,158)	$(696,938)	$(4,308,962)	$(3,451,437)

Net loss per share, basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.01)
Weighted average number of shares, basic and diluted	1,571,178,873	804,937,297	1,166,803,519	578,728,669

See the accompanying notes to consolidated financial statements.

F-17

IEG HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) FOR THE PERIOD
FROM JANUARY 1, 2013 THROUGH SEPTEMBER 30, 2014

(UNAUDITED)

			Preferred Stock								Additional
	Common Stock		Series A		Series B		Series C		Series D		Paid-in	Subscription	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Total
Balance, January 1, 2013	272,447,137	$272,447	-	$-	-	$-	-	$-	-	$-	$3,464,161	$-	$(4,803,523)	$(1,066,915)

Shares issued for pre-merger shares of shell	7,484,650	7,485	-	-	-	-	-	-	-	-	(7,485)	-	-	-

Issuance of shares at $0.02 and $0.03	12,491,916	12,492	-	-	-	-	-	-	-	-	287,265	-	-	299,757

Issuance of shares at $0.005	664,299,127	664,299	-	-	-	-	-	-	-	-	2,579,378	-		3,243,677

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(4,477,975)	(4,477,975)

Balance, December 31, 2013	956,722,830	956,723	-	-	-	-	-	-	-	-	6,323,319	-	(9,281,498)	(2,001,456)

Issuance of shares at $0.005	611,991,383	611,991									2,447,966	-	-	3,059,957

Issuance of shares at $0.01, $0.015 and $0.02	226,748,751	226,749									2,092,779	-	-	2,319,528

Issuance of Preferred Shares	-	-	1,000,000	1,000	-	-	-	-	-	-	999,000	-	-	1,000,000

Issuance of Preferred Shares	-	-	-	-	410,000	410	-	-	-	-	409,590	-	-	410,000

Issuance of Preferred Shares	-	-	-	-	-	-	400,025	400	-	-	399,625	-	-	400,025

Issuance of Preferred Shares	-	-	-	-	-	-	-	-	173,000	173	172,827	-	-	173,000

Preferred Dividends	-	-	-	-	-	-	-	-	-	-	(101,532)	-	-	(101,532)

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(4,308,962)	(4,308,962)

Balance, September 30, 2014	1,795,462,964	$1,795,463	1,000,000	$1,000	410,000	$410	400,025	$400	173,000	$173	$12,743,574	$-	$(13,590,460)	$950,560

See the accompanying notes to consolidated financial statements.

F-18

IEG HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013 (UNAUDITED)

	September 30, 2014	September 30, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,308,962)	$(3,451,438)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for credit losses	344,558	31,786
Depreciation	11,531	32,720
Amortization of loan costs	40,267	35,631
Changes in assets - (increase) decrease:
Prepaid expenses	(70,570)	-
Deposits	-	(4,875)
Changes in liabilities - increase (decrease):
Accounts payable and accrued expenses	74,898	5,652
Dividends payable	51,011	-
Deferred salary	1,225,000	716,543
Deferred rent	(7,132)	-
Payable for Rights Sales Agreement	-	1,500,000

NET CASH USED IN OPERATING ACTIVITIES	(2,639,399)	(1,145,285)

CASH FLOWS FROM INVESTING ACTIVITIES:
Loans receivable originated	(2,587,016)	(155,008)
Loans receivable repaid	177,864	29,659
Purchases of property and equipment	(2,646)	-
Advances to IEG Holdings Limited ACN 131 987 838	-	(621,279)
Advances to officer	(427,196)	(64,713)

NET CASH USED IN INVESTING ACTIVITIES	(2,838,994)	(811,341)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	1,730,000	100,000
Proceeds from short-term loan	640,000	400,000
Payments on short-term loan	(690,000)	(220,000)
Deposits on stock to be issued	288,029	425,853
Proceeds from issuance of common stock	4,455,650	1,206,751
Deposits on preferred stock	1,170,061	-
Preferred dividends paid	(29,918)	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	7,563,822	1,912,604

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,085,429	(44,022)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	281,879	178,601

CASH AND CASH EQUIVALENTS, END OF YEAR	$2,367,308	$134,579

Supplemental disclosures:
Interest paid in cash	$320,379	$108,095
Income taxes paid in cash	$-	$-
Issuance of stock in lieu of payment of accrued compensation	$975,484	$1,586,942
Advance to IEG Holdings limited ACN 131 987 838 offset against payable for Rights Sales Agreement	$-	$621,279
Issuance of common stock in lieu of repayment of short term loan	$90,000	$-
Advance officer offset against accrued wages and accrued expenses	$526,305	$-

See the accompanying notes to consolidated financial statements.

F-19

IEG HOLDINGS CORPORATION

NOTES TO unaudited CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The principal business activity of the Company is providing unsecured consumer loans ranging from $2,000 - $10,000 over a five year term. The loans are offered under the consumer brand “Mr. Amazing Loans”. The Company is headquartered in Las Vegas, Nevada and originates direct consumer loans in the states of Nevada, Florida, Illinois, Arizona, Missouri, Georgia, Virginia and New Jersey via its online platform and distribution network. The Company is a fully licensed consumer installment loan provider in these 8 states and offers all loans within the prevailing statutory rates.

Organization and Basis of Accounting

Investment Evolution Global Corporation (“IEGC”) was incorporated in the state of Delaware on February 20, 2008. On March 14, 2013, IEGC consummated a reverse merger transaction with IEG Holdings Corporation (“IEG Holdings”) (f/k/a Ideal Accents, Inc.). As a result of the reverse merger, the shareholders of IEGC received 90,815.71 shares of common stock in IEG Holdings for each share of IEGC, so that they own approximately 99.1% of the issued and outstanding common shares of IEG Holdings immediately after the transaction. For accounting purposes, the reverse merger has been treated as an acquisition of IEG Holdings by IEGC (the accounting acquirer) and a recapitalization of IEGC. Immediately prior to the reverse merger, IEG Holdings effected a 1-for-6 reverse stock split. The stockholders’ equity has been restated to retroactively reflect the number of shares of IEGC, using the capital structure of IEG Holdings and to present the accumulated deficit of IEGC as of the date of the merger.

These consolidated financial statements include the operations of IEG Holdings Corporation and its wholly-owned subsidiaries Investment Evolution Global Corporation, Investment Evolution Corporation, and IEC SPV, LLC (collectively the “Company”). All inter-company transactions and balances have been eliminated in consolidation.

We have prepared the Company’s accompanying consolidated unaudited financial statements in accordance with accounting principles generally accepted in the United States of America, or GAAP, for interim financial statements and with instructions to annual statements pursuant to the rules and regulations of Securities and Exchange Act of 1934, as amended, or the Exchange Act and Article 8-03 of Regulation S-X promulgated under the Exchange Act. Accordingly, these financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of our management, we have included all adjustments considered necessary (consisting of normal recurring adjustments) for a fair presentation. Operating results for the nine months ended September 30, 2014 and 2013 are not indicative of the results that may be expected for the fiscal year ending December 31, 2014. You should read these unaudited consolidated financial statements in conjunction with the audited financial statements for the year ended December 31, 2013 and the notes thereto. The Company’s accounting and reporting policies are in accordance with U.S. generally accepted accounting principles and conform to general practices within the consumer finance industry.

Going Concern

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has reported recurring losses and has generated negative net cash flows from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management intends to raise capital funding sufficient to continue operations through January 2016 via a private or public offering of equity. This additional working capital will enable the Company to increase loan volume utilizing its existing $10 million credit facility. If the Company is not successful in raising sufficient capital, it may have to delay or reduce expenses, or curtail operations. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that could result should the Company not continue as a going concern.

F-20

IEG HOLDINGS CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Management uses its historical records and knowledge of its business in making these estimates. Accordingly, actual results may differ from these estimates.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers cash equivalents to include short-term, highly liquid investments with an original maturity of three months or less.

Loans Receivable and Interest Income

The Company is licensed to originate consumer loans in the states of Nevada, Florida, Illinois, Arizona, Missouri, Georgia, Virginia and New Jersey. During the nine months ended September 30, 2014 and 2013, the Company originated $2,000, $3,000, $5,000 and $10,000 loans with terms ranging from three to five years. The Company offers its loans at or below the prevailing statutory rates. Loans are carried at the unpaid principal amount outstanding, net of an allowance for credit losses.

The Company calculates interest revenue using the interest yield method. Charges for late payments are credited to income when collected. Application fees are insignificant.

Accrual of interest income on loans receivable is suspended when no payment has been received on account for 60 days or more on a contractual basis, at which time a loan is considered delinquent. Payments received on nonaccrual financing loans are first applied to the unpaid accrued interest and then principal. Loans are returned to active status and accrual of interest income is resumed when all of the principal and interest amounts contractually due are brought current; at which time management believes future payments are reasonably assured. At September 30, 2014, 21 loans with a balance of $75,254 were delinquent.

Allowance for Credit Losses

The Company maintains an allowance for credit losses due to the fact that it is probable that a portion of the loans receivable will not be collected. The allowance is estimated by management based on various factors, including specific circumstances of the individual loans, management’s knowledge of the industry, and the experience and trends of other companies in the same industry.

Our portfolio of loans receivable consists of a large number of relatively small, homogenous accounts. The allowance for credit losses is determined using a systematic methodology, based on a combination of historical bad debt of comparable companies and industry index. Impaired loans are considered separately and 100% charged off.

The allowance for credit losses is primarily based upon models that analyze specific portfolio statistics and also reflect, management's judgment regarding overall accuracy. We take into account several factors, including the customer’s transaction history, specifically the timeliness of customer payments, the remaining contractual term of the loan, and the outstanding balance of the loan.

Impaired Loans

The Company assesses loans for impairment individually when a loan is 90 days past due. The Company defines impaired loans as bankrupt accounts and accounts that are 184 days or more past due. In accordance with the Company’s charge-off policy, once a loan is deemed uncollectible, 100% of the remaining balance is charged-off. Loans can also be charged off when deemed uncollectable due to consumer specific circumstances.

The Company does not accrue interest on impaired loans and any recoveries of impaired loans are recorded to the allowance for credit losses. Changes in the allowance for credit losses are recorded as operating expenses in the accompanying statement of operations.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are being provided using the straight-line method over the estimated useful lives of the assets as follows:

Classification Life
Computer equipment	3-5 years
Furniture and fixtures	8 years

F-21

IEG HOLDINGS CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment (Continued)

The Company amortizes its leasehold improvements over the shorter of their economic lives, which are generally five years, or the lease term that considers renewal periods that are reasonably assured. Expenses for repairs and maintenance are charged to expense as incurred, while renewals and betterments are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statement of operations.

Operating Leases

The Company’s office leases typically have a lease term of three to five years and contain lessee renewal options and cancellation clauses in the event of regulatory changes.

Loan Costs

Loan costs relate to the $10 million credit facility, and include broker success fees and legal fees. These costs are amortized over four years, the period of the credit facility. Accumulated amortization of loan costs amounted to $114,281 and $74,015 at September, 2014 and December 31, 2013, respectively.

Income Taxes

We account for income taxes using the liability method in accordance with FASB Accounting Standards Codification (“ASC”) 740 “Income Taxes”. To date, no current income tax liability has been recorded due to our accumulated net losses. Deferred income tax assets and liabilities are recognized for temporary differences between the financial statement carrying amounts of assets and liabilities and the amounts that are reported in the income tax returns. Our net deferred income tax assets have been fully reserved by a valuation allowance due to the uncertainty of our ability to realize future taxable income and to recover our net deferred income tax assets.

Advertising Costs

Advertising costs are expensed as incurred and are included in general administrative expenses. Advertising costs amounted to $207,814 and $56,264 for the nine months ended September 30, 2014 and 2013, respectively.

Earnings and loss per Share

The Company computes net earnings (loss) per share in accordance with ASC 260-10 that establishes standards for computing and presenting net earnings (loss) per shares. Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares, if any, had been issued and if the additional common shares were dilutive.

Fair Value of Financial Instruments

The Company has adopted guidance issued by the FASB that defines fair value, establishes a framework for measuring fair value in accordance with existing generally accepted accounting principles, and expands disclosures about fair value measurements. Assets and liabilities recorded at fair value in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. The categories are as follows:

F-22

IEG HOLDINGS CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments (Continued)

Level I Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.

Level II Inputs, other than quoted prices included in Level I, that are observable for the asset or liability through corroboration with market data at the measurement date.

Level III Unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.

At September 30, 2014 and December 31, 2013, the only financial instruments that are subject to these classifications are cash and cash equivalents, which are considered Level I assets.

Carrying amounts reported in the consolidated balance sheets for accounts payable and accrued expenses approximate fair value because of their immediate or short-term nature. The fair value of borrowings is not considered to be significantly different than its carrying amount because the stated rates for such debt reflect current market rates and conditions.

Recently Issued or Newly Adopted Accounting Standards

In July 2013, the FASB issued ASU 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists, which eliminates diversity in practice for the presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss or a tax credit carryforward is available to reduce the taxable income or tax payable that would result from disallowance of a tax position. ASU 2013-11 affects only the presentation of such amounts in an entity’s balance sheet and is effective for fiscal years beginning after December 15, 2013 and interim periods within those years. Early adoption is permitted. We are evaluating the impact, if any, of the adoption of ASU 2013-11 on our balance sheet.

In May 2014, FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. The standard will eliminate the transaction- and industry-specific revenue recognition guidance under current U.S. GAAP and replace it with a principle-based approach for determining revenue recognition. ASU 2014-09 is effective for annual and interim periods beginning after December 15, 2016. Early adoption is not permitted. The revenue recognition standard is required to be applied retrospectively, including any combination of practical expedients as allowed in the standard. We are evaluating the impact, if any, of the adoption of ASU 2014-09 to our financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

F-23

IEG HOLDINGS CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In August 2014, the FASB issued FASB ASU2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. FASB ASU 2014-15 changes to the disclosure of uncertainties about an entity’s ability to continue as a going concern. Under GAAP, continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity’s liquidation becomes imminent. Even if an entity’s liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern. Because there is no guidance in GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related note disclosures, there is diversity in practice whether, when, and how an entity discloses the relevant conditions and events in its financial statements. As a result, these changes require an entity’s management to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that financial statements are issued. Substantial doubt is defined as an indication that it is probable that an entity will be unable to meet its obligations as they become due within one year after the date that financial statements are issued. If management has concluded that substantial doubt exists, then the following disclosures should be made in the financial statements:

(i) principal conditions or events that raised the substantial doubt, (ii) management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations, (iii) management’s plans that alleviated the initial substantial doubt or, if substantial doubt was not alleviated, management’s plans that are intended to at least mitigate the conditions or events that raise substantial doubt, and (iv) if the latter in (iii) is disclosed, an explicit statement that there is substantial doubt about the entity’s ability to continue as a going concern. These changes become effective for the Company for the 2016 annual period. Management has determined that the adoption of these changes will not have an impact on the Consolidated Financial Statements. Subsequent to adoption, this guidance will need to be applied by management at the end of each annual period and interim period therein to determine what, if any, impact there will be on the Consolidated Financial Statements in a given reporting period.

2. LOANS RECEIVABLE

Loans receivable consisted of the following at September 30, 2014 and December 31, 2013:

	September 30, 2014	December 31, 2013
Loans receivable	$2,849,114	$487,432
Allowance for credit losses	(358,419)	(61,319)
Loans receivable, net	2,490,695	426,113
Loan receivables, current, net	373,604	64,719
Loan receivables, non current, net	$2,117,091	$361,394

A reconciliation of the allowance for credit losses consist of the following at September 30, 2014 and December 31, 2013:

	September 30, 2014	December 31, 2013
Beginning balance	$61,319	$17,777
Provision for credit losses	344,558	63,492
Loans charged off	(47,458)	(19,950)
Ending balance	$358,419	$61,319
Basis of Assessment:
Individually	$—	$—
Collectively	$358,419	$61,319

The following is an age analysis of past due receivables as of September 30, 2014 and December 31, 2013:

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Financing Receivables	Recorded Investment > 90 Days and Accruing
September 30, 2014	$48,662	$39,234	$36,020	$123,916	$2,725,198	$2,849,114	$36,020
December 31, 2013	$17,760	$7,056	$4,469	$29,285	$458,147	$487,432	$4,469

The Company’s primary credit quality indicator is the customer’s credit score as determined by Experian on the date of loan origination. The Company does not update the customer’s credit profile during the contractual term of the loan.

The following is a summary of the loan receivable balance as of September 30, 2014 and December 31, 2013 by credit quality indicator:

Credit Score	September 30, 2014	December 31, 2013
Below 550	$-	$-
551-600	156,601	3,948
601-650	1,145,176	157,886
651-700	1,045,664	192,561
701-750	407,859	108,630
751-800	82,159	14,859
801-850	11,655	9,549
	$2,849,114	$487,432

3. PROPERTY AND EQUIPMENT

At September 30, 2014 and December 31, 2013, property and equipment consists of the following:

	September 30, 2014	December 31, 2013
Computer equipment	$120,513	$120,513
Furniture and fixtures	15,961	13,314
Leasehold improvements	57,980	57,980
	194,454	191,807
Less accumulated depreciation and amortization	159,989	148,458
Total	$34,465	$43,349

F-24

IEG HOLDINGS CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

3. PROPERTY AND EQUIPMENT (Continued)

Depreciation of property and equipment amounted to $11,531 and $32,720 during the nine months ended September 30, 2014 and 2013, respectively, are included in the accompanying statements of operations in operating expenses.

4. LONG TERM DEBT

The Company has a credit facility that provides for borrowings of up to $10 million with $2,230,000 and $500,000 outstanding at September 30, 2014 and December 31, 2013, respectively, subject to a borrowing base formula. The Company may borrow, at its option, at the rate of 18% with a minimum advance of $25,000. As of September 30, 2014 the Company’s effective interest rate was 18% and the unused amount available under the credit line was $7.77 million. Proceeds from this credit facility are used to fund loans to consumers. The credit facility revolving period, during which interest only payments are due, was extended on June 30, 2014 under an amendment to the loan agreement. Upon conversion to a term loan, monthly principal and interest payments equal to 100% of the consumer loan proceeds will be due. This note matures on June 1, 2016.

Substantially all of the Company’s assets are pledged as collateral for borrowings under the revolving credit agreement.

Future minimum payments on the credit facility at September 30, 2014 are as follows:

Twelve months ending
September 30,
2015	$-
2016	2,230,000
$2,230,000

5. WORKING CAPITAL LOANS

On April 28, 2014, the Company secured a loan up to $245,000 from Dr. L. Prasad, an investor in the Company. The Company repaid $109,500 on May 1, 2014 which comprised full repayment of $85,000 loan principal advanced and a $24,500 facility fee recorded as interest expense.

On April 28, 2014, the Company secured a $265,000 loan from Willoughby Family Trust, an investor in the Company. The Company repaid $310,000 on June 30, 2014 which comprised full repayment of $265,000 loan principal and a $45,000 facility fee recorded as interest expense.

On July 13, 2014, the Company secured a $100,000 working capital loan to expand from Dr. L Prasad, an investor in the Company. The Company repaid $115,000 on September 30, 2014 which comprised full repayment of $100,000 loan principal and a $15,000 facility fee recorded as interest expense.

On July 14, 2014, the Company secured a $90,000 working capital loan to expand from Willoughby Family Trust, an investor in the Company. The Company repaid $99,000 ($90,000 in stock and $9,000 in cash) by September 8, 2014 which comprised full repayment of $90,000 loan principal and a $9,000 facility fee recorded as interest expense.

On July 28, 2014, the Company secured a $100,000 working capital loan to expand from Domenic Tacca, an investor in the Company. The Company repaid $115,000 on September 30, 2014 which comprised full repayment of $100,000 loan principal and a $15,000 facility fee recorded as interest expense.

F-25

IEG HOLDINGS CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

6. STOCKHOLDERS’ EQUITY

The aggregate number of shares which the Company has the authority to issue is 2,550,000,000 shares, of which 2,500,000,000 shares are common stock, par value $0.001 per share, and 50,000,000 shares are preferred stock, par value $0.001 per share. The Board of Directors is authorized at any time, and from time to time, to provide for the issuance of Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Preferred Stock or any series thereof.

The stockholders’ equity has been restated to retroactively reflect the number of shares of Investment Evolution Global Corporation, using the capital structure of IEG Holdings Corporation and to present the accumulated deficit of Investment Evolution Global Corporation as of the date of the merger.

During the nine months ended September 30, 2014 and 2013, the Company issued 838,740,134 shares of common stock at a price of $0.005, $0.01, $0.015 and $0.02 per share and 12,491,916 shares at a price of $0.02 and $0.03 per share, respectively, in accordance with rights offerings to existing stockholders of the Company.

On March 31, 2014 the Board of Directors resolved to increase the authorized number of common stock from 1,000,000,000 to 2,500,000,000. In addition, the Board of Directors authorized to issue Series A, B, C and D of Preferred Stock, par value $0.001 per share.

On March 31, 2014 the Company issued 1,983,025 shares of convertible preferred stock (“Preferred Stock”), which is allocated as follows: Series A: 1,000,000 shares, Series B: 410,000 shares, Series C: 400,025 shares and Series D: 173,000 shares.

On March 31, 2014 the Company authorized the issuance of 1,000,000 unregistered shares of its Series A Preferred Stock to the Company’s President and Chief Executive Officer, Mr. Paul Mathieson, in consideration for $1,000,000.

The Preferred Stock accrues dividends at the rate of 12% per annum paid monthly. Each series of preferred stock ranks pari-passu with each other series of preferred stock, and senior to the common stock of the Company, as to dividends, and upon liquidation, dissolution or a winding up of the Company. In the event of a liquidation or winding up of the Corporation, holders of the Preferred Stock shall be entitled to receive the Stated Value of $1 per share.

Series A Preferred Stock

During the nine months ended September 30, 2014 and 2013, the Company issued 1,000,000 and 0 shares of Series A convertible preferred stock, respectively, with a par value of $0.001 per share. Each share is convertible into 400 shares of common stock at the option of the holder any time after December 31, 2014. The holder of the shares is also entitled to vote at a ratio of 1001 votes for each share of preferred stock.

Series B Preferred Stock

During the nine months ended September 30, 2014 and 2013, the Company issued 410,000 and 0 shares of Series B convertible preferred stock, respectively, with a par value of $0.001 per share. Each share is convertible into 400 shares of common stock at the option of the holder on December 31, 2014; or if the holder elects to convert on December 31, 2015, each share is convertible into 66 2/3 shares of common stock. The holder of the shares is also entitled to vote at a ratio of 200 votes for each shares of preferred stock. Any time after December 31, 2015, the Company also has the right to redeem the shares at a redemption value of $1 per share.

Series C Preferred Stock

During the nine months ended September 30, 2014 and 2013, the Company issued 400,025 and 0 shares of Series C convertible preferred stock, respectively, with a par value of $0.001 per share. Each share is convertible into 200 shares of common stock at the option of the holder on December 31, 2014; or if the holder elects to convert on December 31, 2015, each share is convertible into 57.1428 shares of common stock. The holder of the shares is also entitled to vote at a ratio of 100 votes for each shares of preferred stock. Any time after December 31, 2015, the Company also has the right to redeem the shares at a redemption value of $1 per share.

F-26

IEG HOLDINGS CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

6. STOCKHOLDERS’ EQUITY (Continued)

Series D Preferred Stock

During the nine months ended September 30, 2014 and 2013, the Company issued 173,000 and 0 shares of Series D convertible preferred stock, respectively, with a par value of $0.001 per share. Each share is convertible into 133.3333 shares of common stock at the option of the holder on December 31, 2014; or if the holder elects to convert on December 31, 2015, each share is convertible into 50 shares of common stock. The holder of the shares is also entitled to vote at a ratio of 67 votes for each shares of preferred stock. Any time after December 31, 2015, the Company also has the right to redeem the shares at a redemption value of $1 per share.

On September 25, 2014 the Board of Directors resolved to issue Series E and F of Preferred Stock, par value $0.001 per share.

7. INCOME TAXES

The difference between income tax expense attributable to continuing operations and the amount of income tax expense that would result from applying domestic federal statutory rates to pre-tax income (loss) is mainly related to an increase in the valuation allowance. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized. Deferred income tax assets are mainly related to net operating loss carryforwards. Management has chosen to take a 100% valuation allowance against the deferred income tax asset until such time as management believes that its projections of future profits make the realization of the deferred income tax assets more likely than not. Significant judgment is required in the evaluation of deferred income tax benefits and differences in future results from management’s estimates could result in material differences.

As of September 30, 2014, the Company is in the process of determining the amount of loss carryforwards that may potentially be used to offset future Federal taxable income, which will expire through 2033. In the event of statutory ownership changes, the amount of net operating loss carryforwards that may be utilized in future years is subject to significant limitations.

The Company has adopted guidance issued by the FASB that clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold of more likely than not and a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities. The Company’s policy is to include interest and penalties related to unrecognized tax benefits in income tax expense. Interest and penalties totaled $0 for the nine months ended September 30, 2014 and 2013. The Company files income tax returns with the Internal Revenue Service (“IRS”) and the states of Nevada, Florida, Illinois and Arizona. All of the Company’s tax filings are still subject to examination. The Company’s net operating loss carryforwards are subject to IRS examination until they are fully utilized and such tax years are closed.

8. CONCENTRATION OF CREDIT RISK

The Company’s portfolio of finance receivables is with consumers living throughout Nevada, Florida, Illinois, Arizona, Missouri, Georgia, Virginia and New Jersey and consequently such consumers’ ability to honor their installment contracts may be affected by economic conditions in these areas.

The Company maintains cash at financial institutions which may, at times, exceed federally insured limits.

F-27

IEG HOLDINGS CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

9. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its operating facilities under non-cancelable operating leases that expire through August 2016. Total rent expense for the nine months ended September 30, 2014 and 2013 was $192,189 and $208,412 respectively. The Company is responsible for certain operating expenses in connection with these leases. The following is a schedule, by year, of future minimum rental payments required under non-cancelable operating leases in excess of one year as of September 30, 2014:

Twelve months ending September 30,
2015	$192,163
2016	$118,717

The Chicago, Phoenix and West Palm Beach offices were vacated in 2013 after obtaining special approval from the Illinois, Arizona and Florida Commissioners to operate the state licenses without having a physical office location in each state. The Company subleased the Chicago office in September 2014 and is currently looking to sublease the remaining two unused offices which could reduce future required rental payments.

Legal Matters

From time to time, the Company may get involved in legal proceedings in the normal course of its business. The Company is not involved in any legal proceedings at the present time.

Professional Employment Contract

The Company has a professional employment contract with its Chief Executive Officer (“CEO”), according to which, the Company paid $225,000 salary plus health insurance and $1,000,000 bonus ($975,484 of $1,000,000 bonus was issued in common stock) for the nine months ended September 30, 2014. Commencing October 1, 2014 the Company is obligated to pay its CEO $1,000,000 salary annually plus health insurance, with a discretionary bonus to be determined by the IEG Holdings Corporation Board on December 31, 2015.

Regulatory Requirements

State statutes authorizing the Company’s products and services typically provide state agencies that regulate banks and financial institutions with significant regulatory powers to administer and enforce the law. Under statutory authority, state regulators have broad discretionary power and may impose new licensing requirements, interpret or enforce existing regulatory requirements in different ways, or issue new administrative rules. In addition, when the staff of state regulatory bodies change, it is possible that the interpretations of applicable laws and regulations may also change.

10. RELATED PARTIES TRANSACTIONS

Deferred salary and bonus to our Chief Executive Officer totaling $975,484 was offset against issuance of shares of common stock during the nine months ended September 30, 2014. Advance to officer was also offset against wages and accrued expenses paid on behalf of the company for a total of $526,305.

Effective June 30, 2013, the Company entered into a Rights Sales Agreement, under which the Company acquired the Australian rights to conduct business throughout Australia, from IEG Holdings Limited ACN 131 987 838, its parent (until its shares were distributed to the ultimate shareholders of IEG Holdings Limited ACN 131 987 838).

The purchase price for the Rights Sales Agreement was $1,500,000 which was paid as follows:

Paid through advances to (payments to third parties made on behalf of) IEG Holdings Limited ACN 131 987 838	$1,074,937
Offset amounts owed from Company shareholders who are also creditors of IEG Holdings Limited ACN 131 987 838	$425,063

The cost of the Rights Sales Agreement was recorded as start-up costs in the statements of operations in accordance with ASC 720-15-25.

F-28

IEG HOLDINGS CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

11. REVERSE MERGER

On January 28, 2013 the Investment Evolution Global Corporation (“IEGC”) entered into a stock exchange agreement (the “Stock Exchange Agreement”) among IEGC, its sole shareholder IEG Holdings Limited, an Australian company (“IEG”) and IEG Holdings Corporation (f/k/a Ideal Accents, Inc.), a Florida corporation (“IEG Holdings”). Under the terms of the Stock Exchange Agreement, IEG Holdings agreed to acquire a 100% interest in the Company for 272,447,137 shares of IEG Holdings’ common stock after giving effect to a 1 for 6 reverse stock split. On February 14, 2013 IEG Holdings filed the Amended Articles with the Secretary of State of Florida changing its name from Ideal Accents, Inc. to IEG Holdings Corporation, increasing the number of shares of its authorized common stock to 1,000,000,000, $.001 par value, creation of 50,000,000 shares of “blank-check” preferred stock and effectuating a 1 for 6 reverse stock split of its issued and outstanding common stock (the “Reverse Stock Split”) pursuant to the terms of the Stock Exchange Agreement. FINRA approved the IEG Holdings Amended Articles on March 11, 2013.

On March 13, 2013 IEG Holdings completed the acquisition of IEGC under the terms of the Stock Exchange Agreement and issued to IEG 272,447,137 shares of IEG Holdings common stock after giving effect to the Reverse Stock Split whereby IEG Holdings acquired a 100% interest in the Company. As a result of the ownership interests of IEG in IEG Holdings and its former ownership interest in the Company, for financial statement reporting purposes, the acquisition of the Company by IEG Holdings has been treated as a reverse acquisition with IEGC being the accounting acquirer.

12. SUBSEQUENT EVENTS

Common Stock Issuance

On November 19, 2014 the Company issued 75,316,666 shares of common stock at a price of $0.01, $0.015 and $0.02 per share in accordance with an entitlement offering to existing stockholders of the Company.

On November 27, 2014 the Company issued 1,819,032 shares of common stock at a price of $0.01 per share in accordance with an entitlement offering to existing stockholders of the Company.

Preferred Stock Issuance

On November 19, 2014 the Company issued 1,861,000 shares of convertible preferred stock (“Preferred Stock”) which is allocated as follows: Series E: 461,000 shares, Series F: 1,400,000 shares.

Series E Preferred Stock

On November 19, 2014 the Company issued 461,000 shares of Series E convertible preferred stock, with a par value of $0.001 per share. Each share is convertible into 40 shares of common stock at the option of the holder on December 31, 2014; or if the holder elects to convert on December 31, 2015, each share is convertible into 25 shares of common stock. The holder of the shares is also entitled to vote at a ratio of 40 votes for each shares of preferred stock. Any time after December 31, 2015, the Company also has the right to redeem the shares at a redemption value of $1 per share.

Series F Preferred Stock

On November 19, 2014 the Company issued 1,400,000 shares of Series F convertible preferred stock, with a par value of $0.001 per share. Each share is convertible into 33.3333 shares of common stock at the option of the holder on December 31, 2015. The holder of the shares is also entitled to vote at a ratio of 34 votes for each shares of preferred stock. Any time after December 31, 2015, the Company also has the right to redeem the shares at a redemption value of $1 per share.

Texas Lending License

On November 14, 2014 the Company was issued a lending license for the state of Texas and plans to commence lending to residents of Texas in November 2014.

F-29

IEG HOLDINGS CORPORATION

183,175,591 Shares of

Common Stock

PROSPECTUS

____________, 2015

Until ____________, 2015 , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

83

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The table below lists various expenses payable in connection with the sale and distribution of the securities being registered hereby. All the expenses are estimates, except the Securities and Exchange Commission (“SEC”) registration fee. All such expenses will be borne by the Company; none of the expenses will be borne by the selling stockholders.

Type	Amount
SEC Registration Fee	$10,643
Legal Fees and Expenses	25,000
Accounting Fees and Expenses	5,000
Total Expenses	$40,643

Item 14. Indemnification of Directors and Officers

The Florida Business Corporation Act allows us to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Company, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Our Amended and Restated Articles of Incorporation provide that our directors and officers shall be indemnified and the Company shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law either now or hereafter.

Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

The following is a summary of transactions by us within the past three years involving sales or our securities that were not registered under the Securities Act. All numbers of shares and exercise prices have been adjusted to reflect the 1-for-6 reverse split of the C ompany effected on February 22, 2013 .

Pursuant to the terms of the January 28, 2013 stock exchange agreement (the “Stock Exchange Agreement”) among Investment Evolution Global Corporation (“IEGC”), its sole shareholder IEG Holdings Limited, an Australian company (“IEG”) and our Company, we issued 272,447,137 shares of our common stock in exchange for a 100% interest in IEGC in March 2013. The securities were issued in reliance upon the exemptions provided by Section 4(a)(2), Regulation S and Section 2(a)(3), as applicable under the Securities Act of 1933, as amended (the “Securities Act”). Such securities are restricted as to their transferability as set forth in Rule 144 under the Securities Act.

On June 30, 2013, the Company issued 208,494,108 shares of common stock to the Company’s Chief Executive Officer, Mr. Paul Mathieson, for an aggregate purchase price of $1,042,471. These securities were issued in reliance upon the exemptions provided by Section 4(a)(2) and Section 2(a)(3) of the Securities Act.

During the nine months ended September 30, 2013, we issued 12,491,916 shares of our common stock at a price of $0.02 and $0.03 per share, and 512,513,594 shares at $0.005 per share in a private placement to pre-merger existing stockholders of the Company. The securities were issued in reliance upon the exemptions provided by Section 4(a)(2), Regulation S and Section 2(a)(3), as applicable under the Securities Act. Such securities are restricted as to their transferability as set forth in Rule 144 under the Securities Act.

During the quarter ended December 31, 2013, the Company issued 151,785,533 shares at a price of $0.005 per share in a private placement to pre-merger existing stockholders of the Company. The securities were issued in reliance upon the exemptions provided by Section 4(a)(2) and Section 2(a)(3), as applicable under the Securities Act.

On March 31, 2014, the Company issued 1,000,000 shares of Series A convertible preferred stock to the Company’s President and Chief Executive Officer, Mr. Paul Mathieson, in consideration for $1,000,000. Also on March 31, 2014, the Company issued an aggregate of 410,000 shares of Series B convertible preferred stock to four accredited investors, for an aggregate purchase price of $410,000. In addition, on March 31, 2014, the Company issued an aggregate of 400,025 shares of Series C convertible preferred stock to five accredited investors, for an aggregate purchase price of $400,025. The Company also issued an aggregate of 173,000 shares of Series D convertible preferred stock to 14 accredited investors on March 31, 2014, for an aggregate purchase price of $173,000. All of these securities were issued in reliance upon the exemptions provided by Section 4(a)(2) and Section 2(a)(3), as applicable, and Regulation S under the Securities Act.

During the quarter ended June 30, 2014, the Company issued 611,991,383 shares of its common stock at a price of $0.005 per share in a private placement to existing stockholders of the Company who were accredited investors or who were not “u.s. Persons” as defined in the Securities Act . The securities were issued in reliance upon the exemptions provided by Section 4(a)(2) and Section 2(a)(3) or Regulation s, as applicable under the Securities Act.

II-1

During the nine months ended September 30, 2014, the Company issued 838,740,134 shares of common stock at a price of $0.005, $0.01, $0.015 and $0.02 per share in private placements to existing stockholders of the Company who were accredited investors or who were not “u.s. Persons” as defined in the Securities Act .. The securities were issued in reliance upon the exemptions from registration provided by Regulation D, Rule 506 and Rule 506(b) and Regulation S as promulgated by the SEC under the Securities Act.

On November 19, 2014, the Company issued 75,316,666 shares of common stock at a price of $0.01, $0.015 and $0.02 per share in private placements to existing stockholders of the Company. These securities were issued in reliance upon the exemptions provided by Section 4(a)(2) and Section 2(a)(3), as applicable under the Securities Act.

On November 19, 2014 , the Company issued an aggregate of 461,000 shares of Series E preferred stock to nine accredited investors. Also on November 19, 2014, the Company issued an aggregate of 1,400,000 shares of Series F preferred stock 24 accredited investors. All of these securities were issued in reliance upon the exemptions provided by Section 4(a)(2) and Section 2(a)(3), as applicable under the Securities Act.

On November 27, 2014 , the Company issued 1,819,032 shares of common stock at a price of $0.01 per share in a private placement to existing stockholders of the Company. All of these securities were issued in reliance upon the exemptions provided by S ection 4(a)(2), as applicable under the Securities Act.

Effective December 31, 2014, all holders of the then-outstanding Series B preferred stock provided notice to us of their intent to convert, pursuant to the terms of the Series B preferred stock, all of their Series B preferred shares into shares of our common stock on the basis of 400 shares of common stock for each share of Series B preferred stock so converted. Accordingly, on December 31, 2014, we issued an aggregate of 164,000,000 shares of common stock to the holders of our Series B preferred stock in exchange for all shares of their Series B preferred stock. The shares of common stock were issued in reliance upon the exemptions provided by Section 3(a)(9) of the Securities Act.

Effective December 31, 2014, all holders of the then-outstanding Series C preferred stock provided notice to us of their intent to convert, pursuant to the terms of the Series C preferred stock, all of their Series C preferred shares into shares of our common stock on the basis of 200 shares of common stock for each share of Series C preferred stock so converted. Accordingly, on December 31, 2014, we issued an aggregate of 80,005,000 shares of common stock to the holders of our Series C preferred stock in exchange for all shares of their Series C preferred stock. The shares of common stock were issued in reliance upon the exemptions provided by Section 3(a)(9) of the Securities Act.

Effective December 31, 2014, all holders of the then-outstanding Series D preferred stock provided notice to us of their intent to convert, pursuant to the terms of the Series D preferred stock, all of their Series D preferred shares into shares of our common stock on the basis of 133.3333 shares of common stock for each share of Series D preferred stock so converted. Accordingly, on December 31, 2014, we issued an aggregate of 23,066,661 shares of common stock to the holders of our Series D preferred stock in exchange for all shares of their Series D preferred stock. The shares of common stock were issued in reliance upon the exemptions provided by Section 3(a)(9) of the Securities Act.

Effective December 31, 2014, all holders of the then-outstanding Series E preferred stock provided notice to us of their intent to convert, pursuant to the terms of the Series E preferred stock, all of their Series E preferred shares into shares of our common stock on the basis of 40 shares of common stock for each share of Series E preferred stock so converted. Accordingly, on December 31, 2014, we issued an aggregate of 18,440,000 shares of common stock to the holders of our Series E preferred stock in exchange for all shares of their Series E preferred stock. The shares of common stock were issued in reliance upon the exemptions provided by Section 3(a)(9) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules.

None.

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act ““may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a) Rule 415 Offering. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

	(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on February 13, 2015 .

IEG Holdings Corporation

By:	/s/ Paul Mathieson
Paul Mathieson,
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Mathieson as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 has been signed by the following persons in the capacities indicated on February 13, 2015 .

Name	Title

/s/ Paul Mathieson	President, Chief Executive Officer, Chief Financial Officer
Paul Mathieson	(Principal Executive Officer and Principal Financial and Accounting Officer) and Director

/s/ Matthew I. Banks	Director
Matthew I. Banks

/s/ Ian M. Gilmour	Director
Ian M. Gilmour

/s/ Harold A. Hansen	Director
Harold A. Hansen

/s/ Damien Mathieson	Director
Damien Mathieson

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1*	Stock Exchange Agreement among Investment Evolution Global Corporation, IEG Holdings Limited and Ideal Accents, Inc. dated as of January 28, 2013.

3.1*	Amended and Restated Articles of Incorporation of IEG Holdings Corporation, effective February 22, 2013.

3.2*	Articles of Amendment to Amended and Restated Articles of Incorporation of IEG Holdings Corporation, effective March 20, 2014.

3.3*	Articles of Amendment to Amended and Restated Articles of Incorporation of IEG Holdings Corporation, effective October 27, 2014.

3.4*	Amended and Restated Bylaws adopted on August 16, 2013.

4.1*	Form of Stock Certificate.

5.1 *	Form of Opinion of the Law Office of Legal & Compliance, LLC.

10.1*	Loan and Security Agreement between IEC SPV, LLC and BFG Loan Holdings, LLC dated June 11, 2012.

10.2*	Promissory Note by IEC SPV, LLC in favor of BFG Loan Holdings, LLC dated June 11, 2012.

10.3*	Amended and Restated Promissory Note by IEC SPV, LLC in favor of BFG Loan Holdings, LLC dated as of November 12, 2013.

10.4*	First Amendment to Loan and Security Agreement between IEC SPV, LLC and BFG Loan Holdings, LLC dated November 12, 2013.

10.5*	Second Amendment to Loan and Security Agreement by and between BFG Investment Holdings, LLC, IEC SPV, LLC, Investment Evolution Global Corporation, Investment Evolution Corporation and Paul J. Mathieson dated as of June 30, 2014.

10.6	Australian Rights Sales Agreement by and between IEG Holdings Limited and Investment Evolution Global Corporation, dated as of June 30, 2013.

21.1*	List of Subsidiaries.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2 *	Consent of the Law Office of Legal & Compliance, LLC (included in Exhibit 5.1).

* Previously filed.